As filed with the Securities Exchange Commission on January 31, 2014

Registration No. 333-187191
Registration No. 333-191662

U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

NATIONAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6200	36-4128138

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

410 Park Avenue, 14th Floor, New York, New York 10022

(212) 417-8000

(Address and telephone number of principal executive offices and principal place of business)

Mark D. Klein
Chief Executive Officer and Executive Co-Chairman
National Holdings Corporation
410 Park Avenue, 14th Floor
New York, New York 10022
(212) 417-8000

(Name, address and telephone number of agent for service)

Copies to:
James Kaplan, Esq.

Joseph Walsh, Esq.

Troutman Sanders, LLP
The Chrysler Building
405 Lexington Avenue

New York, New York 10174
(212) 704-6000

Approximate date of proposed sale to the public: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained herein is a combined prospectus relating to the Registrant’s Registration Statement on Form S-1 (No. 333-187191) as initially filed with the Securities and Exchange Commission on March 11, 2013, as amended on March 20, 2013, and its Registration Statement on Form S-1 (No. 333-191662) as initially filed with the Securities and Exchange Commission on October 10, 2013, as amended on October 29, 2013.

The Registrant hereby files this post-effective amendment number one to its Registration Statement on Form S-1 (No. 333-87191) as filed with the Securities and Exchange Commission on March 11, 2013, as amended on March 20, 2013, and its Registration Statement on Form S-1 (No. 333-191662) as filed with the Securities and Exchange Commission on October 10, 2013, as amended on October 29, 2013, to include the audited financial statements for the Registrant’s fiscal year ended September 30, 2013, and to reflect information disclosed in the Registrant’s annual report on Form 10-K for the year ended September 30, 2013, as filed with the Securities and Exchange Commission on December 27, 2013.

The Registrant previously paid a registration fee of $1,105 in connection with the filing of its Registration Statement on Form S-1 (No. 333-87191) as filed with the Securities and Exchange Commission on March 11, 2013, as amended on March 20, 2013, to register the proposed maximum aggregate offering price of $8,099,189 and a registration fee of $563 in connection with the filing of its Registration Statement on Form S-1 (No. 333-191662) filed with the Securities and Exchange Commission on October 10, 2013, as amended on October 29, 2013, to register the proposed maximum aggregate offering price of $4,127,499.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders holders will not sell these securities until after the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 31, 2014

36,608,592 Shares

NATIONAL HOLDINGS CORPORATION

Common Stock

This prospectus relates to the resale at various times by the selling stockholders identified in this prospectus of up to 36,608,592 shares of our common stock. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. See “Selling Stockholders” beginning on page 59 of this prospectus for a complete description of the selling stockholders.

The selling stockholders may sell the shares of our common stock being offered by them from time to time on the OTCQB Marketplace operated by the OTC Market Group, Inc., or OTCQB, in market transactions, in negotiated transactions or otherwise, and at prices and at terms that will be determined by the then prevailing market price for the shares of our common stock or at negotiated prices directly or through brokers or dealers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution” beginning on page 70 of this prospectus for a complete description on the methods of sale. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, commissions or agent’s commissions related to the sale of their shares of our common stock.

Our common stock is traded on the OTCQB under the symbol “NHLD”. On January 29, 2014, the closing sale price of our common stock was $0.53 per share.

Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the “Risk Factors” section beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2014.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information contained herein under the “Risk Factors” and “Special Note Regarding Forward-Looking Statements” sections and our consolidated financial statements and the notes to those financial statements.

As used in this prospectus, unless the context otherwise requires, the “Company,” "National" “we,” “us” and “our” refer to National Holdings Corporation, a Delaware corporation, as well as its subsidiaries.

Our Company

Overview

National Holdings Corporation (“National” "we," "us", "our" or the “Company”), a Delaware corporation organized in 1996, is a financial services organization, operating primarily through its wholly owned subsidiaries, National Securities Corporation (“National Securities” or “NSC”) and vFinance Investments, Inc. (“vFinance Investments”) (collectively, the “Broker-Dealer Subsidiaries”). In conjunction with the Merger with Gilman, the Company added Prime Capital Services, Inc. (“Prime”) to its portfolio of Broker Dealer subsidiaries, however, in November, National Securities and Prime received approval from FINRA allowing for a mass transfer of its brokers and customer accounts to National Securities. This transfer was completed in November. This transfer was done to reduce overhead and consolidate the administrative and regulatory structures of the two entities. The Company intends to file a Broker Dealer withdrawal for Prime in December 2013. The Broker-Dealer Subsidiaries conduct a national securities brokerage business through their main offices in New York, New York, Boca Raton, Florida, and Seattle, Washington.

Through our Broker-Dealer Subsidiaries, we (1) offer full service retail brokerage to approximately 100,000 retail, high net worth and institutional clients, (2) provide investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies, and (3) engage in trading securities, including making markets in approximately 6,000 micro and small-cap, NASDAQ and other exchange listed stocks and (4) providing liquidity in the United States Treasury marketplace. Our Broker-Dealer Subsidiaries are introducing brokers and clear all transactions through clearing organizations on a fully disclosed basis. They are registered with the Securities and Exchange Commission ("SEC"), are members of the FINRA, the Securities Investor Protection Corporation ("SIPC") and the National Futures Association ("NFA").

Our brokers operate both as independent contractors and employees. An independent contractor registered representative who becomes an affiliate of a Broker-Dealer Subsidiary typically establishes his own office and is responsible for the payment of expenses associated with the operation of such office, including rent, utilities, furniture, computer and other equipment, market data, software and general office supplies. The independent contractor registered representative is entitled to retain a higher percentage of the commissions generated by his sales than an employee registered representative at a traditional employee-based brokerage firm. This arrangement allows us to operate with a reduced amount of fixed costs and lowers the risk of operational losses for lower or non-production. An employee registered representative is provided with office space, technology and administrative support in exchange for a lower retention percentage of his production.

Our wholly owned subsidiary, National Asset Management, Inc., a Washington corporation ("NAM"), is a federally-registered investment adviser providing asset management advisory services to high net worth clients for a fee based upon a percentage of assets managed.

Our wholly owned subsidiary, National Insurance Corporation, a Washington corporation ("National Insurance"), provides fixed insurance products to its clients, including life insurance, disability insurance, long term care insurance and fixed annuities.

Our wholly-owned subsidiary Gilman Ciocia, Inc, a Delaware corporation provides federal, state and local tax preparation services to individuals, predominantly in the middle and upper income tax brackets and accounting services to small and midsize companies.

Our wholly owned subsidiary, Prime Financial Services, a Delaware corporation ("National Insurance"), provides fixed insurance products to its clients, including life insurance, disability insurance, long term care insurance and fixed annuities.

Our wholly owned subsidiary, Asset and Financial Planning LTD, a New York corporation ("AFP"), is a federally-registered investment adviser providing asset management advisory services to high net worth clients for a fee based upon a percentage of assets managed.

Our wholly owned subsidiary, GC Capital Corporation, a Washington corporation ("GC"), provides fixed insurance products to its clients, including life insurance, disability insurance, long term care insurance and fixed annuities.

In April 2012, we relinquished our interest in an unconsolidated joint venture, Opus, resulting in a loss of disposition of such investment of $1,051,000 which was recorded at June 30, 2012.

In September 2012,our majority owned subsidiary, EquityStation, Inc., a Florida corporation, filed pursuant to NASD Rule 1017, a request to transfer its business assets, primarily its customer accounts and brokers, to its affiliate, vFinance Investments. On December 10, 2012, FINRA advised the Company that the request had been approved and the transfer of assets was made accordingly. In June 2013, due to declining business conditions in this product line, these de minimus operations were discontinued by vFinance Investments. In December 2012, The Company filed for withdrawal from registration with the SEC as a Broker Dealer, and in February 2013, the withdrawal was completed.

In September 2012, vFinance Investments filed pursuant to NASD Rule 1017, a request to transfer its retail business assets, primarily its customer accounts and retail brokers, to its affiliate, National Securities. On December 13, 2012, FINRA advised the Company that the request had been approved and the transfer of assets was made accordingly on December 14, 2012.

The effect of these changes is not expected to have a material impact on the revenue or profitability of the Company in future reporting.

Corporate Information

Our principal executive offices are located at 410 Park Avenue, 14th Floor, New York, New York 10022. Our telephone number is (212) 417-8000 and our Internet website is www.nhldcorp.com. The content of our Internet website does not constitute a part of this prospectus.

Private Placements

On January 24, 2013, we entered into a Securities Purchase Agreement (the "January Purchase Agreement") with certain accredited investors (the "January Purchasers") providing for the issuance and sale of approximately 29,450,000 shares (the “Private Placement Shares”) of our common stock for an aggregate purchase price of approximately $8.8 million (the “Purchase Price”). The closing of the sale of the Private Placement Shares occurred on January 25, 2013 (the “Closing”).

In connection with the January Purchase Agreement, on January 24, 2013, the Company and the January Purchasers entered into a Registration Rights Agreement (the "January Registration Rights Agreement"). Pursuant to the January Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to (i) file with the Securities and Exchange Commission (the “SEC”) as soon as practicable but in no event later than 45 days of the date of the Closing, a registration statement covering the resale of all Private Placement Shares and (ii) have the registration statement be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but in no event later than the 90 days or if there is a review of the registration statement by the SEC, 120 days after the date of the Closing.

On August 28, 2013, we entered into a Securities Purchase Agreement (the "August Purchase Agreement") with the selling stockholders providing for the issuance and sale of 10,583,350 shares (the “August Shares”) of the Company’s common stock, par value $0.02 per share, for an aggregate purchase price of approximately $3.0 million. The closing of the sale of the August Shares occurred on August 30, 2013 (the “August Closing”).

In connection with the August Purchase Agreement, on August 28, 2013, the Company and the selling stockholders entered into a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to (i) file with the SEC as soon as practicable but in no event later than 45 days of the date of the August Closing, a registration statement covering the resale of all August Shares and (ii) have the registration statement be declared effective under the Securities Act, as soon as practicable but in no event later than the 90 days or if there is a review of the registration statement by the SEC, 120 days after the date of the August Closing.

Recapitalization

On January 24, 2013, the holders of a majority of the outstanding shares of our Series C Preferred Stock, par value $0.02 per share, approved the Amended and Restated Series C Certificate of Designation. The Amended and Restated Series C Certificate of Designation provided that, immediately following the closing of the private placement of our common stock in January 2013, all outstanding shares of Series C Preferred Stock automatically converted into shares of our common stock. As of January 2014, no shares of Series C Preferred Stock were outstanding.

On January 24, 2013, the Company entered into a Conversion and Exchange Agreement with the holders (the "Series D Holders") of its Series D Preferred Stock, par value $0.02 per share, the Series D Holders pursuant to which, among other things, each Series D Holder converted all of such Series D Holder's shares of Series D Preferred Stock into 6,000,000 shares of our common stock (the "Series D Conversion"). The closing of the Series D Conversion occurred on January 25 2013. As of January 2014, no shares of Series D Preferred Stock were outstanding.

On January 24, 2013, the Company entered into a Conversion and Exchange Agreement with the holder (the "Series E Holder") of convertible notes in the aggregate initial principal amount of $5,000,000 (the "Notes") pursuant to which, among other things, (i) the Series E Holder converted all of the Notes (and all accrued and unpaid interest thereon) into shares of Series E Preferred Stock, par value $0.02 per share, in accordance with the terms and conditions of the Notes (the "Note Conversion"); and (ii) then the Series E Holder converted all of its Series E Preferred Stock into 10,000,000 shares of our common stock (the "Series E Conversion"). The closing of the Note Conversion and the Series E Conversion occurred on January 25, 2013. As of January 2014, no Notes or shares of Series E Preferred Stock were outstanding.

On January 24, 2013, the Company entered into a Warrant Exchange Agreement with certain holders of warrants to purchase our common stock (the "Warrantholders") pursuant to which, among other things, the Warrantholders exchanged certain of the warrants for 12,951,195 shares of our common stock (the "Warrant Exchange"). The closing of the Warrant Exchange occurred on January 25, 2013. As of January 15, 2014, there were warrants to purchase 896,755 shares of Common Stock issued and outstanding.

Merger with Gilman

On October 15, 2013, we completed a merger with Gilman Pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2013, by and among us, National Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), and Gilman, Merger Sub was merged with and into Gilman, with Gilman surviving the merger and becoming a wholly-owned subsidiary of us.

Pursuant to the Merger Agreement, the Company issued to the Gilman stockholders 22,667,667 shares of its common stock and satisfied certain liabilities of Gilman, aggregating $5.4 million on October 15, 2013. The merger of National and Gilman is expected to result in combined annualized revenues in excess of approximately $165 million, up 30% from the Company’s $127 million in 2013; The Company estimates approximately $9.0 billion in total client assets, an increase of 57% from $5.7 billion. Additionally, the Company estimates total RIA assets of $1.3 billion, an increase of 31% from $1.0 billion and the number of National’s registered representatives of over 825, from 651.

Because the closing of the merger occurred on October 15, 2013, our results for our fiscal year ended September 30, 2013, do not include the operating results of Gilman.

The Offering

Common stock outstanding	123,247,870 (1)

Common stock offered by the selling stockholders	36,608,592

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of our common stock being offered under this prospectus. See “Use of Proceeds” beginning on page 18.

Risk Factors

There are many risks related to our business, this offering and ownership of our common stock that you should consider before you decide to buy our common stock in this offering. You should read the “Risk Factors” section beginning on page 8, as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.

_____________

(1)	Unless otherwise indicated, the number of shares in this prospectus does not give effect to:

●	1,500,000 shares of our common stock reserved for issuance under our 2008 Stock Option Plan of which options to purchase 1,300,000 shares were outstanding as of the date of this prospectus;

●

14,878,183 shares of our common stock reserved for issuance for awards under our 2013 Omnibus Stock Incentive Plan, of which options and restricted stock units or receive to purchase 12,193,632 shares were outstanding as of the date of this prospectus;

●	896,755 shares of our common stock reserved for issuance under warrants to purchase our common stock.

RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. The following discussion addresses those risks that management believes are the most significant, although there may be other risks that could arise, or may prove to be more significant than expected, that may affect our operations or financial results. Prospective investors should carefully consider the following risk factors in evaluating an investment in our common stock

Risks Related to Our Business

Our operating results have resulted in reporting losses.

We reported net income of approximately $1.6 million in fiscal year 2013 as compared to a loss of approximately $1.9 million in fiscal year 2012. There is no assurance that we will be profitable in the future. If we are unable to achieve or sustain profitability, we may need to curtail, suspend or terminate certain operations.

We may require additional financing.

In order for us to have the opportunity for future success and profitability, we periodically may need to obtain additional financing, either through borrowings, public offerings, private offerings, or some type of business combination (e.g., merger, buyout, etc.). We have actively pursued a variety of funding sources, and have consummated certain transactions in order to address our subsidiaries’ capital requirements. We may need to seek to raise additional capital through other available sources, including borrowing additional funds from third parties and there can be no assurance that we will be successful in such pursuits. Additionally, the issuance of new securities to raise capital will cause the dilution of shares held by current stockholders. Accordingly, if we are unable to generate adequate cash from our operations, and if we are unable to find sources of funding, such an event would have an adverse impact on our liquidity.

We are exposed to risks due to investment banking activities.

Participation in an underwriting syndicate or a selling group involves both economic and regulatory risks. An underwriter may incur losses if it is unable to resell the securities it is committed to purchase, or if it is forced to liquidate its commitment at less than the purchase price. In addition, under federal securities laws, other laws and court decisions with respect to underwriters' liabilities and limitations on the indemnification of underwriters by issuers, an underwriter is subject to substantial potential liability for misstatements or omissions of material facts in prospectuses and other communications with respect to such offerings. Acting as a managing underwriter increases these risks. Underwriting commitments constitute a charge against net capital and our ability to make underwriting commitments may be limited by the requirement that it must at all times be in compliance with the SEC Rule 15c3-1 (the “Net Capital Rule”).

Our risk management policies and procedures may leave us exposed to unidentified risks or an unanticipated level of risk.

The policies and procedures we employ to identify, monitor and manage risks may not be fully effective. Some methods of risk management are based on the use of observed historical market behavior. As a result, these methods may not accurately predict future risk exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend on evaluation of information regarding markets, clients or other matters that are publicly available or otherwise accessible by us. This information may not be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to properly record and verify a large number of transactions and events. We cannot assure that our policies and procedures will effectively and accurately record and verify this information. We seek to monitor and control our risk exposure through a variety of separate but complementary financial, credit, operational and legal reporting systems. We believe that we are able to evaluate and manage the market, credit and other risks to which it is exposed. Nonetheless, our ability to manage risk exposure can never be completely or accurately predicted or fully assured. For example, unexpectedly large or rapid movements or disruptions in one or more markets or other unforeseen developments could have a material adverse effect on our results of operations and financial condition. The consequences of these developments can include losses due to adverse changes in inventory values, decreases in the liquidity of trading positions, higher volatility in earnings, increases in our credit risk to customers as well as to third parties and increases in general systemic risk.

We depend on senior employees and the loss of their services could harm our business.

We depend on the continued services of our management team, particularly Mark D. Klein, Robert B. Fagenson and Mark H. Goldwasser, as well as our ability to hire additional members of management, and to retain and motivate other officers and key employees. We may not be able to find an appropriate replacement for any or all of the aforementioned or any other executive officer if the need should arise. Due to the regulated nature of some of our businesses, some of our executive officers, or other key personnel could become subject to suspensions or other limitations on the scope of their services to the Company from time to time. If we lose the services of any executive officers or other key personnel, we may not be able to manage and grow our operations effectively, enter new brokerage markets or develop new products.

Failure to comply with the net capital requirements could subject us to sanctions imposed by the SEC or FINRA.

Our Broker-Dealer Subsidiaries are subject to the SEC's net capital rule, which requires the maintenance of minimum net capital. National Securities and vFinance Investments are required to maintain $250,000 and $1,000,000 in minimum net capital, respectively. Due to its market maker status, vFinance Investments is required to maintain a specified amount of capital for each security that it makes a market in, based on the bid price of each stock. This required amount can exceed the minimum net capital requirement, and in the case of vFinance Investments, the minimum net capital requirement is $1,000,000.

The Net Capital Rule is designed to measure the general financial integrity and liquidity of a broker-dealer. Compliance with the Net Capital Rule limits those operations of broker-dealers that require the intensive use of their capital, such as underwriting commitments and principal trading activities. The Rule also limits the ability of securities firms to pay dividends or make payments on certain indebtedness, such as subordinated debt, as it matures. FINRA may enter the offices of a broker-dealer at any time, without notice, and calculate the firm's net capital. If the calculation reveals a deficiency in net capital, FINRA may immediately restrict or suspend certain or all of the activities of a broker-dealer. Our Broker-Dealer Subsidiaries may not be able to maintain adequate net capital, or their net capital may fall below the minimum requirements established by the SEC, and subject us to disciplinary action in the form of fines, censure, suspension, expulsion or the termination of business altogether. In addition, if the Net Capital Rule is changed or expanded, or if there is an unusually large charge against net capital, operations that require the intensive use of capital would be limited. A large operating loss or charge against net capital could adversely affect our ability to expand or even maintain present levels of business, which could have a material adverse effect on our business. In addition, our Broker-Dealer Subsidiaries may become subject to net capital requirements in other foreign jurisdictions in which we currently operate or which we may enter. We cannot predict our future capital needs or our ability to obtain additional financing.

Our business could be adversely affected by a breakdown in the financial markets.

As a securities broker-dealer, the business of each of our Broker-Dealer Subsidiaries is materially affected by conditions in the financial markets and economic conditions generally, both in the United States and elsewhere around the world. Many factors or events could lead to a breakdown in the financial markets including war, terrorism, natural catastrophes and other types of disasters. These types of events could cause people to begin to lose confidence in the financial markets and their ability to function effectively. If the financial markets are unable to effectively prepare for these types of events and ease public concern over their ability to function, our revenues are likely to decline and our operations are likely to be adversely affected.

Our revenues may decline in adverse market or economic conditions.

Unfavorable financial or economic conditions may reduce the number and size of the transactions in which we provide underwriting services, merger and acquisition consulting and other services. Our investment banking revenues, in the form of financial advisory, placement agent and underwriting fees, are directly related to the number and size of the transactions in which we participate and would therefore be adversely affected by a sustained market downturn. Additionally, a downturn in market conditions could lead to a decline in the volume of transactions that we execute for our customers and, therefore, to a decline in the revenues we receive from commissions and spreads. We must review customer relationships for impairment whenever events or circumstances indicate that impairment may be present. A significant decrease in revenues or cash flows derived from acquired customer relationships could result in a material, non-cash write-down of customer relationships. Such impairment may have a material adverse impact on our results of operations and stockholders' equity.

Market fluctuations and volatility may reduce our revenues and profitability.

Financial markets are susceptible to severe events evidenced by rapid depreciation in asset values accompanied by a reduction in asset liquidity, such as the asset price deterioration in the subprime residential mortgage market.

Our revenue and profitability may be adversely affected by declines in the volume of securities transactions and in market liquidity. Additionally, our profitability may be adversely affected by losses from the trading or underwriting of securities or failure of third parties to meet commitments. We act as a market maker in publicly traded common stocks. In market making transactions, we undertake the risk of price changes on the stock we hold in positions, or being unable to resell the common stock we hold, or being unable to purchase the common stock we haves sold but not yet purchased. These risks are heightened by the illiquidity of many of the common stocks we trade and/or make a market. Any losses from our trading activities, including as a result of unauthorized trading by our employees, could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Lower securities price levels may also result in a reduced volume of transactions, as well as losses from declines in the market value of common stock held for trading purposes. During periods of declining volume and revenue, our profitability would be adversely affected. Declines in market values of common stock and the failure of issuers and third parties to perform their obligations can result in illiquid markets.

We generally maintain trading and investment positions in the equity markets. To the extent that we own assets, i.e., have long positions, a downturn in those markets could result in losses from a decline in the value of such long positions. Conversely, to the extent that we have sold assets that we do not own, i.e., have short positions in any of those markets, an upturn could expose us to potentially unlimited losses as we attempt to cover our short positions by acquiring assets in a rising market.

We may, from time to time, have an arbitrage trading strategy consisting of holding a long position in one asset and a short position in another from which we expect to earn revenues based on changes in the relative value of the two assets. If, however, the relative value of the two assets changes in a direction or manner that we did not anticipate or against which we have not hedged, we might realize a loss in those paired positions. In addition, we maintain trading positions that can be adversely affected by the level of volatility in the financial markets, i.e., the degree to which trading prices fluctuate over a particular period, in a particular market, regardless of market levels.

We are a holding company and depend on payments from our subsidiaries.

We depend on dividends, distributions and other payments from our subsidiaries to fund our obligations. Regulatory and other legal restrictions may limit our ability to transfer funds freely, either to or from our subsidiaries. In particular, our Broker-Dealer Subsidiaries are subject to laws and regulations that authorize regulatory bodies to block or reduce the flow of funds to the parent holding company, or that prohibit such transfers altogether in certain circumstances. These laws and regulations may hinder our ability to access funds that we may need to make payments on our obligations. In addition, because our interests in the Company’s subsidiaries consist of equity interests, our rights may be subordinated to the claims of the creditors of these subsidiaries.

Competition with other financial firms may have a negative effect on our business.

We compete directly with national and regional full-service broker-dealers and a broad range of other financial service firms, including banks and insurance companies. Competition has increased as smaller securities firms have been acquired by or merged into other firms. Mergers and acquisitions have increased competition from these firms, many of which have significantly greater financial, technical, marketing and other resources than the Company. Many of these firms offer their customers more products and research than currently offered by us. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements. We also face competition from companies offering discount and/or electronic brokerage services, including brokerage services provided over the Internet, which we are currently not offering and do not intend to offer in the foreseeable future. These competitors may have lower costs or provide more services, and may offer their customers more favorable commissions, fees or other terms than those offered by the Company. To the extent that issuers and purchasers of securities transact business without our assistance, our operating results could be adversely affected.

Government initiatives that simplify tax return preparation could reduce the need for tax preparation services as a third party tax return preparer.

Many taxpayers seek assistance from paid tax return preparers such as us because of the level of complexity involved in the tax return preparation and filing process. From time to time, government officials propose measures seeking to simplify the preparation and filing of tax returns or to provide additional assistance with respect to preparing and filing such tax returns. The passage of any measures that significantly simplify tax return preparation or otherwise reduce the need for a third party tax return preparer could reduce demand for our services which may adversely affect operating results.

Changes in the tax law that result in a decreased number of tax returns filed or a reduced size of tax refunds could harm our business.

From time to time, the United States Treasury Department and the Internal Revenue Service adopt policy and rule changes and other initiatives that result in a decrease in the number of tax returns filed or reduce the size of tax refunds. Such changes in the tax law could reduce demand for our services, causing our operating results to be adversely affected.

If we do not continue to develop and enhance our services in a timely manner, our business may be harmed.

Our future success will depend on our ability to develop and enhance our services and add new services. We operate in a very competitive industry in which the ability to develop and deliver advanced services through the Internet and other channels is a key competitive factor. There are significant risks in the development of new or enhanced services, including the risks that we will be unable to:

●	effectively use new technologies;

●	adapt our services to emerging industry or regulatory standards; or

●	market new or enhanced services.

If we are unable to develop and introduce new or enhanced services quickly enough to respond to market or customer requirements or to comply with emerging industry standards, or if these services do not achieve market acceptance, our business could be seriously harmed.

We are currently subject to extensive securities regulation and the failure to comply with these regulations could subject us to penalties or sanctions.

The securities industry and our business are subject to extensive regulation by the SEC, state securities regulators and other governmental regulatory authorities. We are also regulated by industry self-regulatory organizations, including FINRA, the MSRB and the NFA. Our Broker-Dealer Subsidiaries are registered broker-dealers with the SEC and member firms of FINRA. Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods and supervision, trading practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure of securities firms, record keeping, and the conduct of directors, officers and employees. Changes in laws or regulations or in governmental policies could cause us to change the way we conduct our business, which could adversely affect the Company.

Compliance with many of the regulations applicable to the Company’s subsidiaries involves a number of risks, particularly in areas where applicable regulations may be subject to varying interpretation. These regulations often serve to limit our activities, including through net capital, customer protection and market conduct requirements. If we are found to have violated an applicable regulation, administrative or judicial proceedings may be initiated against us that may result in a censure, fine, civil penalties, issuance of cease-and-desist orders, the deregistration or suspension of our regulated activities, the suspension or disqualification of our officers or employees, or other adverse consequences. The imposition of any of these or other penalties could have a material adverse effect on our operating results and financial condition.

We rely on clearing brokers and unilateral termination of the agreements with these clearing brokers could disrupt our business.

Our Broker-Dealer Subsidiaries are introducing brokerage firms, using third party clearing brokers to process our securities transactions and maintain customer accounts. The clearing brokers also provide billing services, extend credit and provide for control and receipt, custody and delivery of securities. We depend on the operational capacity and ability of the clearing brokers for the orderly processing of transactions. In addition, by engaging the processing services of a clearing firm, we are exempt from some capital reserve requirements and other regulatory requirements imposed by federal and state securities laws. If the clearing agreements are unilaterally terminated for any reason, we would be forced to find alternative clearing firms without adequate time to negotiate the terms of a new clearing agreement and without adequate time to plan for such change. There can be no assurance that if there were a unilateral termination of a clearing agreement that we would be able to find an alternative clearing firm on acceptable terms to it or at all.

We permit our clients to purchase securities on a margin basis or sell securities short, which means that the clearing firm extends credit to the client secured by cash and securities in the client's account. During periods of volatile markets, the value of the collateral held by the clearing brokers could fall below the amount borrowed by the client. If margin requirements are not sufficient to cover losses, the clearing brokers sell or buy securities at prevailing market prices, and may incur losses to satisfy client obligations. We have agreed to indemnify the clearing brokers for losses they incur while extending credit to our clients.

Credit risk exposes us to losses caused by financial or other problems experienced by third parties.

We are exposed to the risk that third parties that owe us money, securities or other assets will not perform their obligations. These parties include trading counterparts, customers, clearing agents, exchanges, clearing houses, and other financial intermediaries as well as issuers whose securities we hold. These parties may default on their obligations owed to us due to bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from holding securities of third parties, executing securities trades that fail to settle at the required time due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries, and extending credit to clients through bridge or margin loans or other arrangements. Significant failures by third parties to perform their obligations owed to us could adversely affect our revenues and perhaps our ability to borrow in the credit markets.

Adverse results of current litigation and potential securities law liability would result in financial losses and divert management's attention from our business.

Many aspects of our business involve substantial risks of liability. There is a risk of litigation and arbitration within the securities industry, including class action suits seeking substantial damages. We are subject to actual and potential claims by dissatisfied customers, including claims alleging they were damaged by improper sales practices such as unauthorized trading, sale of unsuitable securities, use of false or misleading statements in the sale of securities, mismanagement and breach of fiduciary duty. We may be liable for the unauthorized acts of our retail brokers if we fail to adequately supervise their conduct. As an underwriter, we may be subject to substantial potential liability under federal and state laws and court decisions, including liability for material misstatements and omissions in securities offerings. We may be required to contribute to a settlement, defense costs or a final judgment in legal proceedings or arbitrations involving a past underwriting and in actions that may arise in the future. We carry "Errors and Omissions" insurance to protect against such legal actions, however, the policy is limited in items and amounts covered and there can be no assurance that it will cover a particular complaint. The adverse resolution of any legal proceeding involving us and/or our subsidiaries could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We face significant competition for registered representatives.

We are dependent upon the a large number of both independent contractor and employee registered representatives for our retail brokerage business. We are exposed to the risk that a large group of registered representatives could decide to affiliate with another firm and that we will be unable to recruit suitable replacements. A loss of a large group of our registered representatives could have a material adverse impact on our ability to generate revenue in the retail brokerage business.

The precautions we take to prevent and detect employee misconduct may not be effective, and we could be exposed to unknown and unmanaged risks or losses.

We run the risk that employee misconduct could occur. Misconduct by employees could include:

●	employees binding us to transactions that exceed authorized limits or present unacceptable risks to us;

●	employees hiding unauthorized or unsuccessful activities from us; or

●	the improper use of confidential information.

These types of misconduct could result in unknown and unmanaged risks or losses to us including regulatory sanctions and serious harm to our reputation. The precautions we take to prevent and detect these activities may not be effective. If employee misconduct does occur, our business operations could be materially adversely affected.

Internet and internal computer system failures or compromises of our systems or security could damage our reputation and harm our business.

Although a significant portion of our business is conducted using traditional methods of contact and communications such as face-to-face meetings, a portion of our business is conducted through the Internet. We could experience system failures and degradations in the future.

We cannot assure you that we will be able to prevent an extended and/or material system failure if any of the following events occur:

●	human error;

●	subsystem, component, or software failure;

●	power or telecommunications failure;

●	an earthquake, fire, or other natural disaster or act of God;

●	hacker attacks or other intentional acts of vandalism; or

●	terrorist acts or war.

Failure to adequately protect the integrity of our computer systems and safeguard the transmission of confidential information could harm our business.

The secure transmission of confidential information over public networks is a critical element of our operations. We rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. We do not believe that we have experienced any security breaches in the transmission of confidential information, however we cannot assure you that advancements in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise of the technology or other algorithms used by our vendors and us to protect client transaction and other data. Any compromise of our systems or security could harm our business.

Risks Related to our Common Stock

Our common stock has low trading volume and any sale of a significant number of shares is likely to depress the trading price.

Our common stock is quoted on the OTCQB. Traditionally, the trading volume of the common stock has been limited. For example, for the 30 trading days ending on September 30, 2013, the average daily trading volume was approximately 230,342 shares per day and on certain days there was no trading activity. During such 30-day period the closing price of our common stock ranged from a high of $0.40 to a low of $0.28. Because of this limited trading volume, holders of our securities may not be able to sell quickly any significant number of such shares, and any attempted sale of a large number of our shares will likely have a material adverse impact on the price of our common stock. Because of the limited number of shares being traded, the price per share is subject to volatility and may continue to be subject to rapid price swings in the future.

The price of our common stock is volatile.

The price of our common stock has fluctuated substantially. The market price of our common stock may be highly volatile as a result of factors specific to us and the securities markets in general. Factors affecting volatility may include: variations in our annual or quarterly financial results or those of our competitors; economic conditions in general; and changes in applicable laws or regulations, or their judicial or administrative interpretations affecting us or our subsidiaries or the securities industry. In addition, volatility of the market price of our common stock is further affected by its thinly-traded nature.

Our principal stockholders, including our directors and officers, control a large percentage of shares of our common stock and can significantly influence our corporate actions.

As of September 30, 2013, our executive officers, directors and/or entities that these individuals are affiliated with, owned approximately 27.5% of our outstanding common stock, or approximately 37.4% on a fully-diluted basis. Accordingly, these individuals and entities will be able to significantly influence most, if not all, of our corporate actions, including the election of directors, the appointment of officers, and potential merger or acquisition transactions.

Because our common stock may be subject to "penny stock" rules, the market for our common stock may be limited.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected. If at any time the common stock has a market price per share of less than $5.00, and we do not have net tangible assets of at least $2,000,000 or average revenue of at least $6,000,000 for the preceding three years, transactions in the common stock may be subject to the "penny stock" rules promulgated under the Exchange Act. Under these rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

●	must make a special written suitability determination for the purchaser;

●	receive the purchaser's written agreement to a transaction prior to sale;

●

provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

●

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and stockholders may find it more difficult to sell our securities.

There are risks associated with our common stock trading on the OTCQB rather than on a national exchange.

There may be significant consequences associated with our common stock trading on the OTCQB rather than a national exchange. The effects of not being able to list our common stock securities on a national exchange include:

●	limited release of the market price of our securities;
●	limited news coverage;
●	limited interest by investors in our securities;
●	volatility of our common stock price due to low trading volume;
●	increased difficulty in selling our securities in certain states due to "blue sky" restrictions; and
●	limited ability to issue additional securities or to secure additional financing.

Our board of directors can issue shares of "blank check" preferred stock without further action by our stockholders.

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions in each series of the preferred stock, including:

●	dividend rights;

●	conversion rights;

●	voting rights, which may be greater or lesser than the voting rights of our common stock;

●	rights and terms of redemption;

●	liquidation preferences; and

●	sinking fund terms.

At September 30, 2013, there are no shares of our preferred stock outstanding. The issuance of shares of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that these holders will receive dividends and payments upon our liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. We have no current plans to issue any preferred stock in the next 12 months, although the issuance of preferred stock may be necessary in order to raise additional capital.

We do not expect to pay any dividends on our common stock in the foreseeable future.

We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. We expect to retain all future earnings, if any, for investment in our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes forward-looking statements. These forward looking statements are often identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," “estimate," "continue," "plan" and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

●	general economic conditions;

●	our ability to obtain future financing or funds when needed;

●	our ability to maintain sufficient regulatory net capital;

●	the inability of our broker-dealer operations to operate profitably in the face of intense competition from larger full-service and discount brokers;

●	a general decrease in financing and merger and acquisition activities and our potential inability to receive success fees as a result of transactions not being completed;

●	increased competition from on line and business development portals;

●	technological changes;

●	our potential inability to implement our growth strategy through recruiting, acquisitions or joint ventures;

●	acquisitions, business combinations, strategic partnerships, divestures, and other significant transactions may involve additional uncertainties; and

●	our ability to maintain and execute a successful business strategy.

You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, or factors we are unaware of, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus by the selling stockholders. Rather, the selling stockholders will receive those proceeds directly. We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of our common stock being offered hereby by the selling stockholders.

DIVIDEND POLICY

Delaware law authorizes the Company’s Board of Directors to declare and pay dividends with respect to our common stock either out of its surplus (as defined in the Delaware Corporation Law) or, in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year; provided, however, that no dividend may be paid out of net profits unless the Company’s capital exceeds the aggregate amount represented by the issued and outstanding stock of all classes having a preference in the distribution of assets. The Company’s ability to pay dividends in the future also may be restricted by its operating subsidiaries’ obligations to comply with the net capital requirements imposed on broker-dealers by the SEC and FINRA. We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. No cash dividends have been declared or paid by us with respect to our common stock during the past two fiscal years.

PRICE RANGE OF COMMON STOCK

Our common stock trades under the symbol “NHLD” on the OTCQB. Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

The following table sets forth the high and low closing sales prices for the common stock as reported on the OTCQB for the period from October 1, 2011 to December 31, 2013.

Period	High	Low

October 1, 2011/December 31, 2011	$0.40	$0.17
January 1, 2012/March 31, 2012	$0.39	$0.15
April 1, 2012/June 30, 2012	$0.42	$0.18
July 1, 2012/September 30, 2012	$0.37	$0.12

Period	High	Low

October 1, 2012/December 31, 2012	$0.36	$0.13
January 1, 2013/March 31, 2013	$0.36	$0.16
April 1, 2013/June 30, 2013	$0.30	$0.18
July 1, 2013/September 30, 2013	$0.40	$0.25

Period	High	Low

October 1, 2013/December 31, 2013	$0.57	$0.25

The closing price of the common stock on January 29, 2014, as quoted on the OTCQB, was $0.53 per share.

Stockholders

As of January 15, 2014, the Company had approximately 1,088 stockholders of record.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This prospectus may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company’s estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company’s current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in Item 1 above. Any forward-looking statements contained in or incorporated into this prospectus speak only as of the date of this Report. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This Report may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to the Company’s estimated or anticipated future results or other non-historical facts are forward-looking and reflect the Company’s current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in Item 1 above. Any forward-looking statements contained in or incorporated into this Annual Report on Form 10-Kspeak only as of the date of this Report. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

OVERVIEW

We are engaged in independent brokerage and advisory services and asset management services, investment banking, equity research and institutional sales and trading, through our principal subsidiaries, National Securities Corporation (“National Securities or “NSC”)and vFinance Investments, Inc. (“vFinance Investments”) (and collectively with National Securities and vFinance Investments, the “Broker-Dealer Subsidiaries”). We are committed to establishing a significant presence in the financial services industry by meeting the varying investment needs of our retail, corporate and institutional clients. Following the Company's merger with Gilman Ciocia, Inc., a Delaware corporation ("Gilman") in October 2013, we provide tax preparation services through Gilman, which is now our wholly-owned subsidiary. In November 2013, following approval from the Financial Industry Regulatory Authority ("FINRA"), National Securities received a transfer of Gilman's Prime Capital Services retail brokers and customer accounts.

Each of the Broker-Dealer Subsidiaries is subject to regulation by, among others, the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), the Municipal Securities Rulemaking Board (“MSRB”) and are members of the Securities Investor Protection Corporation (“SIPC”) and the National Futures Association (“NFA”). In addition, each of the Broker-Dealer Subsidiaries is licensed to conduct its brokerage activities in all 50 states, plus the District of Columbia and Puerto Rico and the U.S. Virgin Islands. Gilman is also subject to regulation by, among others, the Internal Revenue Service.

Our wholly owned subsidiary, National Asset Management, Inc., a Washington corporation ("NAM") is a federally-registered investment adviser providing asset management advisory services to high net worth clients for a fee based upon a percentage of assets managed.

Gilman provides federal, state and local tax preparation services to individuals, predominantly in the middle and upper income tax brackets and accounting services to small and midsize companies.

As of September 30, 2013, we had approximately 900 associated personnel serving retail and institutional customers, trading and investment banking clients. After the addition of all Gilman personnel, the Company has an estimated 1,150 associated personnel. In addition to our New York, New Jersey, Florida, Washington and Illinois branches, The Company has added approximately 27 Gilman corporate offices and with our approximately 80 other registered offices, owned and operated by independent owners who maintain all appropriate licenses and are responsible for all office overhead and expenses, our combined location count is approximately 113.

Our registered representatives offer a broad range of investment products and services. These products and services allow us to generate both commissions (from transactions in securities and other investment products) and fee income (for providing investment advisory services, namely managing clients’ accounts). The investment products and services offered include but are not limited to stocks, bonds, mutual funds, annuities, insurance, and managed money accounts.

2013 Highlights

Recapitalization

On January 24, 2013, as part of a comprehensive plan to redesign the capital structure of the Company, the Company raised cash to pay off liabilities and convert much of the convertible debt and other ownership instruments such as warrants in a Recapitalization (“Recapitalization”). The holders of a majority of the outstanding shares of our Series C Preferred Stock, par value $0.02 per share, approved the Amended and Restated Series C Certificate of Designation. The Amended and Restated Series C Certificate of Designation provided that, immediately following the closing of the private placement of our common stock in January 2013, all outstanding shares of Series C Preferred Stock automatically converted into shares of our common stock. As of January 2014, no shares of Series C Preferred Stock were outstanding.

On January 24, 2013, the Company entered into a Conversion and Exchange Agreement with the holder (the "Series D Holders") of its Series D Preferred Stock, par value $0.02 per share, the Series D Holders pursuant to which, among other things, each Series D Holder converted all of such Series D Holder's shares of Series D Preferred Stock into 6,000,000 shares of our common stock (the "Series D Conversion"). The closing of the Series D Conversion occurred on January 25, 2013. As of January 2014, no shares of Series D Preferred Stock were outstanding.

On January 24, 2013, the Company entered into a Conversion and Exchange Agreement with the holder (the "Series E Holder") of convertible notes in the aggregate initial principal amount of $5,000,000 (the "Notes") pursuant to which, among other things, (i) the Series E Holder converted all of the Notes (and all accrued and unpaid interest thereon) into shares of Series E Preferred Stock, par value $0.02 per share, in accordance with the terms and conditions of the Notes (the "Note Conversion"); and (ii) then the Series E Holder converted all of its Series E Preferred Stock into 10,000,000 shares of our common stock (the "Series E Conversion"). The closing of the Note Conversion and the Series E Conversion occurred on January 25, 2013. As of January 2014, no Notes or shares of Series E Preferred Stock were outstanding.

On January 24, 2013, the Company entered into a Warrant Exchange Agreement with certain holders of warrants to purchase our common stock (the "Warrantholders") pursuant to which, among other things, the Warrantholders exchanged certain of the warrants for 12,951,195 shares of our common stock (the "Warrant Exchange"). The closing of the Warrant Exchange occurred on January 25, 2013. As of January 2014, there were warrants to purchase 896,755 shares of Common Stock issued and outstanding.

Merger with Gilman

On October 15, 2013, we completed a merger with Gilman . Pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2013, by and among us, National Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), and Gilman, Merger Sub was merged with and into Gilman, with Gilman surviving the merger and becoming a wholly-owned subsidiary of us.

Pursuant to the Merger Agreement, the Company issued to the Gilman stockholders 22,667,667 shares of its common stock and satisfied certain liabilities of Gilman aggregating $5.4 million on October 15, 2013.

Growth Strategy

We continue to evaluate opportunities to grow our businesses, including potential acquisitions or mergers with other securities, investment banking and investment advisory firms, and by adding to our base of independent representatives organically. These acquisitions may involve payments of material amounts of cash, the incurrence of a significant amount of debt or the issuance of significant amounts of our equity securities, which may be dilutive to our existing stockholders and/or may increase our leverage. We cannot assure you that we will be able to consummate any such potential acquisitions at all or on terms acceptable to us or, if we do, that any acquired business will be profitable. There is also a risk that we will not be able to successfully integrate acquired businesses into our existing business and operations.

Key Indicators of Financial Performance for Management

Management periodically reviews and analyzes our financial performance across a number of measurable factors considered to be particularly useful in understanding and managing our business. Key metrics in this process include productivity and practice diversification of representatives, top line commission and advisory services revenues, gross margins, operating expenses, legal costs, taxes and earnings per share.

Critical Accounting Policies and Estimates

The SEC recently issued proposed guidance for disclosure of critical accounting policies and estimates. The Company’s most critical accounting policies relate to income recognition, income taxes, and stock-based compensation. The SEC defines “critical accounting estimates” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain and may change in subsequent periods.

The Company’s critical accounting policies are as follows:

Revenue Recognition - Customer security transactions and the related commission income and expense are recorded as of the trade date. Investment banking revenues include gains, losses, and fees, net of syndicate expenses, arising from securities offerings in which the Company acts as an underwriter or agent. Investment banking revenues also include fees earned from providing financial advisory services. Investment banking management fees and sales concessions are recorded on the offering date and underwriting fees at the time the underwriting is completed and the income is reasonably determinable. Customers who are financing their transaction on margin are charged interest. The Company’s margin requirements are in accordance with the terms and conditions mandated by its clearing firms, NFS, COR, ICBC, Rosenthal, RJO and Southwest. The interest is billed based on the customer’s average daily balance of the margin account.

Principal transactions result from securities transactions entered into for the account and risk of the Company. Net dealer inventory gains are recorded on a trade date basis. Transfer fees are charged for each customer’s security transaction, and are recognized as of the trade date. Investment advisory fees are account management fees for high net worth clients based on the amount of the assets under management. These fees are billed quarterly and recognized at such time that the service is performed and collection is probable.

The Company generally acts as an agent in executing customer orders to buy or sell listed and over-the-counter securities in which it does not make a market, and charges commissions based on the services the Company provides to its customers. In executing customer orders to buy or sell a security in which the Company makes a market, the Company may sell to, or purchase from, customers at a price that is substantially equal to the current inter-dealer market price plus or minus a mark-up or mark-down. The Company may also act as agent and execute a customer's purchase or sale order with another broker-dealer market-maker at the best inter-dealer market price available and charge a commission. Mark-ups, mark-downs and commissions are generally priced competitively based on the services it provides to its customers. In each instance the commission charges, mark-ups or mark-downs, are in compliance with guidelines established by FINRA.

Common Stock Purchase Warrants - The Company accounts for the issuance of common stock purchase warrants issued in connection with capital financing transactions in accordance with the provisions of Accounting Standard Codification 815- Derivatives and Hedging (“ASC 815”). Based on such provisions, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assessed the classification of its derivative financial instruments as of September 30, 2013, which consist of common stock purchase warrants, and determined that such derivatives meet the criteria for equity classification under ASC 815.

Convertible Instruments - The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments in accordance with Emerging Issues Task Force (“EITF”) 00-19. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional (as that term is described).

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with the provisions of Accounting Standard Codification 470 20 Debt with Conversion Options. Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

However, the Company believes that certain conversion features embedded in its Series C and Series D Preferred Stock and the related warrants issued in connection with such instruments were not clearly and closely related to the economic characteristics of the Company’s stock price prior to March 31, 2011. Accordingly, the Company recognized derivative liabilities in connection with such instruments. The Company uses judgment in determining the fair value of derivative liabilities at the date of issuance at every Statement of Financial Condition thereafter. The Company uses judgment in determining which valuation is most appropriate for the instrument (e.g., Black Scholes), the expected volatility, the implied risk free interest rate, as well as the expected dividend rate. As of March 31, 2011, the Series C and Series D Preferred Stock and the warrants associated with such Preferred Stock have been accounted for as equity contracts. As of September 30, 2013, the Company no longer had any shares for convertible preferred stock issued and outstanding.

Other Receivables - The Company extends unsecured credit in the normal course of business to its registered representatives. The determination of the amount of uncollectible accounts is based on the amount of credit extended and the length of time each receivable has been outstanding, as it relates to each individual registered representative. The allowance for doubtful accounts reflects the amount of loss that can be reasonably estimated by management, and is included in other expenses in the accompanying consolidated statements of operations.

The Company has historically used the Black-Scholes option valuation model to estimate the fair value of any options granted. The model includes subjective input assumptions that can materially affect the fair value estimates. The model was developed for use in estimating the fair value of traded options that have no vesting restrictions and that are fully transferable. For example, the expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the options granted. Options issued under the Company's option plans have characteristics that differ from traded options. In the Company's opinion, this valuation model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

Results of Operations

Fiscal Year 2013 Compared with Fiscal Year 2012

The Company’s fiscal year 2013 resulted in an increase in revenues, and a decrease in total expenses, with variable costs increasing due to higher revenues, but substantial cost savings as implemented by management in compensation, occupancy and equipment costs and interest expense compared with fiscal year 2012. As a result, the Company reported a net income of $1,568,000 compared with a net loss of $1,937,000 for the fiscal years 2013 and 2012, respectively.

Revenues

	Fiscal Year		Increase ( Decrease)
	2013	2012	Amount	Percent
Commissions	$78,168,000	$70,301,000	$7,867,000	11%
Principal transactions	13,426,000	14,427,000	(1,001,000)	-7%
Investment banking	14,002,000	15,390,000	(1,388,000)	-9%
Interest and dividends	3,935,000	2,996,000	939,000	31%
Transfer fees and clearing services	7,740,000	7,196,000	544,000	8%
Investment advisory fees	9,508,000	8,092,000	1,416,000	17%
Other	804,000	246,000	558,000	227%
	$127,583,000	$118,648,000	$8,935,000	8%

Total revenues increased $8,935,000, or 8%, in fiscal year 2013 to $127,583,000 from $118,648,000 in fiscal year 2012. The increase in revenues is primarily due to very favorable general market conditions allowing for an increase in retail brokerage transactions offset by decreases in net dealer inventory gains and investment banking.

●

Commissions revenues increased by $7,867,000, or 11%, to $78,168,000 from $70,301,000 during fiscal 2013 when compared to the prior year, primarily due to better market conditions resulting in higher volumes of transactions made on behalf of our clients;

●

Principal transactions, which includes profits on proprietary trading, market making activities, and customer mark-ups and mark-downs decreased by $1,001,000, or 7%, to $13,426,000 from $14,427,000 during fiscal 2013 when compared to fiscal 2012, primarily due to less favorable trading conditions affecting our market making and municipal and treasury fixed income trading activities in the year ended September 30, 2013, as compared to the prior year period;

●

Investment banking fees decreased by $1,388,000, or 9%, to $14,002,000 from $15,390,000, during fiscal 2013 when compared to the prior year. The Company closed a larger number of transactions in 2013 as compared to 2012, but the average size of the transactions and thus the average revenue earned per transaction was less than in 2012;

●

Interest and dividend revenue primarily consists of interest on customer margin account balances. Interest and dividends increased by $939,000, or 31% to $3,935,000 from $2,996,000 during fiscal 2013 when compared to the prior year. The increase is primarily due to higher customer margin account balances and higher customer free cash balances along with slightly higher interest rates;

●

Transfer fees and clearing service revenue, which primarily consists of fees charged to our registered representatives to execute on their behalf, increased by $544,000, or 8%, to $7,740,000 from $7,196,000 during fiscal 2013 when compared to the prior year. The increase is consistent with the higher number of transactions made on behalf of our clients during the most recent year as evidenced by higher commission revenue;

●

Investment advisory fees, which primarily consists of fees charged to our clients in our asset based money management group, increased by $1,416,000, or 17%, to $9,508,000 from $8,092,000 during fiscal 2013 when compared to the prior year. The increase is primarily due to an increase in assets under management during the most recent year;

●

Other revenue which consists of transaction fees charged to our customers and other investment income increased by $558,000, or 227% to $804,000 from $246,000 during fiscal 2013 when compared to the prior year. The increase is consistent with the higher number of transactions made on behalf of our clients during the most recent year as evidenced by higher commission revenue.

Operating expenses

	Fiscal Year		Increase ( Decrease)
	2013	2012	Amount	Percent
Commissions, compensation, and fees	$110,656,000	$103,800,000	$6,856,000	7%
Clearing fees	2,134,000	1,662,000	472,000	28%
Communication Expenses	4,494,000	4,731,000	(237,000)	-5%
Occupancy and equipment costs	3,300,000	4,189,000	(889,000)	-21%
Professional fees	3,382,000	2,714,000	668,000	25%
Interest	248,000	916,000	(668,000)	-73%
Taxes, licenses and registration	1,582,000	1,536,000	46,000	3%
	$125,796,000	$119,548,000	$6,248,000	5%

In comparison with the 8% increase in total revenues, total expenses increased 5%, or $6,248,000, to $125,796,000 for fiscal year 2013 compared to $119,548,000 in fiscal year 2012. The increase in total expenses is primarily a result of increased commission expense and clearing fees which is consistent with the increase in transaction volumes and commission revenues, offset by decreases in communications costs and occupancy and equipment costs resulting from management’s cost cutting efforts. Interest expense also decreased significantly due to the Recapitalization which allowed us to repay all of our debt in 2013.

Commission, compensation, and fees, which includes expenses based on commission revenue, net dealer inventory gains and investment banking, as well as base compensation to our employees, brokers, and support staff, increased by $6,856,000, or 7%, to $110,656,000 from $103,800,000 during fiscal year 2013 when compared to the prior year. The increase is primarily attributable to an increase in commission expense related to retail commission revenues. Commission expense also includes the amortization of forgivable loans to registered representatives aggregating $349,000 and $265,000 for fiscal 2013 and 2012, respectively. These amounts fluctuate based upon the amounts of forgivable loans outstanding and the time period for which the registered representatives have agreed to be affiliated with National Securities. Employee non commission based compensation decreased by approximately $975,000 to approximately $7,701,000 in 2013 from $8,676,000 in 2012. Employee compensation includes the amortization of the fair value associated with stock based compensation of $379,000 and $10,000 in fiscal 2013 and 2012, respectively.

Clearing fees increased by $472,000 or 28% to $2,134,000 from $1,662,000 during fiscal 2013 when compared to the prior year. The increase is commensurate with an increase in transaction volumes and clearance service revenues in fiscal 2013.

Communication expenses decreased by $237,000 or 5%, to $4,494,000 from $4,731,000 during fiscal 2013 when compared to the prior year. This decrease is primarily due to the reduction of duplicative costs necessitated by the replacement of our primary phone system in our headquarters in New York due to fire damage, as well as the renegotiation of telecommunication contracts to a lower costs structure.

Occupancy, equipment and other administrative expenses decreased by $889,000, or 21%, to $3,300,000 from $4,189,000 during fiscal 2013 when compared to the prior year. This year we moved our principal executive office in New York City from Downtown to Midtown in order to take advantage of a more efficient design by reducing our footprint from 22,000 square feet to just under 12,000 square feet. We also redesigned our Boca Raton, Florida office to create efficiencies sufficient to reduce our footprint by over 5,000 square feet eliminating a sublet agreement. As both of these changes occurred in the third and fourth quarter of fiscal year 2013, the Company anticipates additional savings in fiscal year 2014.

Professional fees increased by $668,000, or 25% to $3,382,000 from $2,714,000 during fiscal 2013 when compared to the prior year. The increase in professional fees is primarily a result of legal and consulting costs incurred in connection with the Recapitalization in January and the merger with Gilman which was completed in October 2013.

Interest expense decreased by $668,000, or 73%, to $248,000 from $916,000 during fiscal 2013 when compared to the prior year. The decrease is primarily due to the Company’s Recapitalization which allowed for the repayment of all outstanding debt in 2013.

Taxes, licenses and registration increased by $46,000, or 3%, to $1,582,000 from $1,536,000 during fiscal 2013 compared to 2012.

Loss on investment of unaffiliated entity

In December 2012, we fully reserved against our interest in an unaffiliated entity, an investment made by vFinance, Inc. in 2006. This resulted in a loss of investment in unaffiliated entity of $162,000. We did not incur such losses during fiscal 2012.

The Company reported a net profit of $1,568,000 in fiscal year 2013 compared to a net loss of $1,937,000 in fiscal year 2012. The profit attributable to common stockholders in fiscal year 2013 was $1,568,000 or $0.02 per common share, as compared to a net loss attributable to common stockholders of $2,030,000, or $0.08 per common share in fiscal year 2012. The net income attributable to common stockholders for fiscal years 2013 reflects no cumulative preferred stock dividends and 2012 reflects $93,000 of cumulative preferred stock dividends on the Company’s previously issued but no longer outstanding Series A convertible preferred stock.

NON-G.A.A.P. INFORMATION

Management considers earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating our business on a consistent basis across various periods. Due to the significance of non-recurring items, EBITDA, as adjusted, enables our board of directors and management to monitor and evaluate our business on a consistent basis. We use EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. We believe that EBITDA, as adjusted, eliminates items that are not part of our core operations, such as interest expense and amortization expense associated with intangible assets, or items that do not involve a cash outlay, such as stock-related compensation. EBITDA, as adjusted should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities. For fiscal year 2013 and 2012, EBITDA, as adjusted, was $4,103,000 and $1,529,000, respectively. This improvement of $2,574,000 during fiscal 2013 when compared to 2012 resulted primarily from an increase in operating profitability.

The following table presents a reconciliation of EBITDA, as adjusted, to net loss as reported in accordance with generally accepted accounting principles, or GAAP.

	Fiscal Year Ended
	2013	2012

Net income (loss), as reported	$1,568,000	$(1,937,000)
Interest expense	248,000	916,000
Income taxes	158,000	153,000
Depreciation	460,000	533,000
Amortization	466,000	538,000
EBITDA	2,900,000	203,000
Non-cash compensation expense	379,000	10,000
Forgivable loan amortization	349,000	265,000
Loss on investment in unaffiliated entity	162,000	-
Non-cash settlement costs	313,000	-
Loss on disposition of unconsolidated joint venture	-	1,051,000
EBITDA, as adjusted	$4,103,000	$1,529,000

EBITDA, as adjusted for non-cash compensation expense, forgivable loan amortization, loss on investment in unaffiliated entity and loss on disposition of joint venture and non-cash settlement costs, is a key metric we use in evaluating our business. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC.

Liquidity and Capital Resources

	Ending Balance		Average Balance
	September 30,		during fiscal
	2013	2012	2013	2012
Cash	$19,985,000	$7,934,000	$13,959,000	$7,316,000
Receivables from broker-dealers and clearing organizations	4,296,000	3,650,000	3,973,000	3,182,000
Marketable securities	428,000	696,000	562,000	575,000

Accounts payable, accrued expenses and other liabilities	13,686,000	11,560,000	12,623,000	11,696,000
Convertible notes payable excluding debt discount	-	6,800,000	3,400,000	6,400,000
Subordinated borrowings	-	1,000,000	500,000	550,000

At September 30, 2013 and 2012, 84% and 74%, respectively, of our total assets consisted of cash and cash equivalents, marketable securities owned and receivables from clearing brokers and other broker-dealers. The level of cash used in each asset class is subject to fluctuation based on market volatility, revenue production and trading activity in the marketplace.

Our Broker-Dealer Subsidiaries are subject to the SEC's Uniform Net Capital Rule 15c3-1, which is designed to measure the general financial integrity and liquidity of a broker-dealer and requires the maintenance of minimum net capital. Net capital is defined as the net worth of a broker-dealer subject to certain adjustments. In computing net capital, various adjustments are made to net worth that exclude assets not readily convertible into cash. Additionally, the regulations require that certain assets, such as a broker-dealer's position in securities, be valued in a conservative manner so as to avoid over-inflation of the broker-dealer's net capital.

National Securities has elected to use the alternative standard method permitted by the Rule. This requires that National Securities maintain minimum net capital equal to the greater of $250,000 or a specified amount per security based on the bid price of each security for which National Securities is a market maker. The alternative method precludes National Securities from having to calculate a ratio of aggregate indebtedness to net capital. At September 30, 2013, National Securities had net capital of approximately $4,586,000 which was approximately $4,336,000 in excess of its required net capital of $250,000.

Due to its market maker status, vFinance Investments is required to maintain a minimum net capital of $1,000,000. In addition to the net capital requirements, vFinance Investments is required to maintain a ratio of aggregate indebtedness to net capital, as defined, of not more than 15 to 1 (and the rule of the “applicable” exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1). At September 30, 2013, vFinance Investments had net capital of approximately $2,289,000, which was approximately $1,289,000 in excess of its required net capital of $1,000,000, and its percentage of aggregate indebtedness to net capital was 52.9%. The Broker-Dealer Subsidiaries qualify under the exemptive provisions of Rule 15c3-3 which relates to the custody of securities for the account of customers pursuant to Section (k)(2)(ii) of the Rule as none of them carry security accounts of customers or perform custodial functions related to customer securities.

Advances, dividend payments and other equity withdrawals from the Broker-Dealer Subsidiaries are restricted by the regulations of the SEC and other regulatory agencies. These regulatory restrictions may limit the amounts that a subsidiary may dividend or advance to the Company. During 2013 and 2012, the Broker-Dealer Subsidiaries were in compliance with the rules governing dividend payments and other equity withdrawals.

The Company extends unsecured credit in the normal course of business to its brokers. The determination of the appropriate amount of the reserve for uncollectible accounts is based upon a review of the amount of credit extended, the length of time each receivable has been outstanding, and the specific individual brokers from whom the receivables are due.

The objective of liquidity management is to ensure that the Company has ready access to sufficient funds to meet commitments, fund deposit withdrawals and efficiently provide for the credit needs of customers.

Our primary sources of liquidity include the sale of our securities and other financing activities and our cash flow from operations. We believe that we have sufficient funds from operations to fund our ongoing operating requirements through at least 2014. However, we may need to raise funds to enhance our working capital and for strategic purposes.

At September 30, 2013, National Holdings Corporation had no interest-bearing debt.

At September 30, 2013, pursuant to our Merger Agreement with Gilman, we committed to satisfy between $5.0 and $5.4 million of their liabilities at the date of closing. On October 15, 2013, we satisfied $5.4 million of certain of Gilman’s outstanding liabilities from cash on hand.

We do not have any material commitments for capital expenditures. We routinely purchase computer equipment and technology to maintain or enhance the productivity of our employees and such capital expenditures have amounted to $241,000 and $221,000 during fiscal 2013 and 2012, respectively.

	Year ended September 30,
	2013	2012
Cash flows from operating activities
Net Income (Loss)	$1,565,000	$(1,951,000)
Non-cash adjustments
Depreciation and amortization	922,000	1,154,000
Loss on disposition of unconsolidated joint venture	-	1,051,000
Amortization of advances to registered representatives	349,000	265,000
Loss on investment in unaffiliated entity	162,000	-
Fair value of options	379,000	10,000
Net realized and unrealized gains on securities	(1,202,000)	23,000
Other	(96,000)	46,000

Changes in operating assets and liabilities
Receivables from clearing organizations, broker-dealers and others	(1,722,000)	(786,000)
Marketable securities	1,487,000	(307,000)
Accounts payable and accrued expenses and other liabilities	2,024,000	773,000
Other	(354,000)	29,000
Net cash provided by operating activities	3,514,000	307,000

Cash flows from investing activities
Capital contributions to unconsolidated joint venture	-	(550,000)
Purchase of fixed assets	(241,000)	(221,000)
Net cash used in investing activities	(241,000)	(771,000)

Cash flows from financing activities
Proceeds from (Repayment) of subordinated borrowings, net	(1,000,000)	900,000
Proceeds from convertible notes payable	-	5,000,000
Repayment of notes and convertible notes payable	(1,800,000)	(4,200,000)
Proceeds from issuance of common stock	11,578,000	-
Net cash provided by financing activities	8,778,000	1,700,000

Net increase in cash and cash equivalents	$12,051,000	$1,236,000

Year ended September 30, 2013

The increase in receivables from clearing organizations, broker-dealers and others at September 30, 2013 as compared to September 30, 2012 is primarily due to the higher revenues in September 2013 as compared to September 2012 revenues. These receivables are typically received within 30 days of the close of the month. Changes in securities owned (which are received as compensation from investment banking deals) are primarily due to a general decrease in marketable securities resulting from higher disposition activity in such securities during fiscal 2013, which resulted in net proceeds of approximately $1.5 million. The increase in accounts payable, accrued expenses and other liabilities at September 30, 2013 as compared to September 30, 2012 is primarily due to the higher commissions payable consistent with the revenues in September 2013 as compared to September 2012 revenues.

Cash used in investing activities during fiscal 2013 amounted to $241,000 and primarily consisted of recurring purchases of computer equipment.

Cash provided by financing activities during fiscal 2013 consists of net proceeds from issuance of shares of our common stock in two placements which generated net proceeds of $11,578,000 which were partly used to satisfy our remaining obligations under certain convertible notes payable and subordinated borrowings amounting to $1,800,000 and $1,000,000, respectively.

Year ended September 30, 2012

The increase in receivables during fiscal 2012 of $786,000 is primarily due to an increase in receivables from clearing firms resulting from higher revenues during the month of September year over year, and the increase in payables during fiscal 2012 of $773,000 is primarily due to an increase in commissions payable corresponding to the higher sales during the month of September year over year.

Cash used in investing activities during fiscal 2012 amounted to $771,000 and primarily consisted of funds used to complete an investment in an unconsolidated joint venture of $550,000, resulting from prior obligations and by recurring purchases of computer equipment of $221,000.

Cash provided by financing activities during fiscal 2012 amounted to $1,700,000 and was comprised  of an issuance of convertible notes payable and subordinated debt of $6,000,000 which partly satisfied our obligations under outstanding convertible notes payable of $4,200,000. Additionally, we made net repayments of $100,000 of our subordinated borrowings during the same period.

Operating cash flows from period to period

Our cash flows from operating activities increased to $3,514,000 from $307,000 for fiscal years 2013 and 2012, respectively. Such increase is primarily attributable to the following:

●	Greater revenues offset by related expenses, such as brokers commissions during the respective periods;

●	Aforementioned changes in assets and liabilities during the respective periods.

Inflation

The Company believes that the effect of inflation on its assets, consisting of cash, securities, office equipment, leasehold improvements and computers has not been significant.

Off-Balance Sheet Arrangements

The Company does not have any off-balance-sheet arrangements (as defined in Regulation S-K 303(a)(4)(ii)) that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Recently Adopted Accounting Guidance

In July 2012, the FASB issued ASU No. 2012-02, Testing indefinite-lived intangible assets for impairment. The update aims to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by simplifying how an entity tests those assets for impairment and to improve consistency in impairment testing guidance among long-lived asset categories. This guidance was effective for the Company beginning on October 1, 2012. The adoption of this accounting guidance did not have a material impact on the Company’s financial statements.

In December 2011, the FASB issued ASU No. 2011-11, Disclosures about offsetting assets and liabilities, an accounting update that creates new disclosure requirements requiring entities to disclose both gross and net information for derivatives and other financial instruments that are either offset in the statement of financial condition or subject to an enforceable master netting arrangement or similar arrangement. The disclosure requirements are effective for the Company beginning on or after January 1, 2013. Since these amended principles require only additional disclosures concerning offsetting and related arrangements, adoption will not affect the Company’s consolidated statements of income or financial condition.

In September 2011, the FASB issued Accounting Standard Update (“ASU”) No. 2011-08, Testing Goodwill for Impairment. The new guidance provides an entity the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines that this is the case, it is required to perform the currently prescribed two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized for that reporting unit (if any). If an entity determines that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. The new guidance was effective for the Company beginning October 1, 2012 and did not have material impact on the Company’s financial statements upon adoption.

Recent Accounting Guidance Not Yet Adopted

In July 2013, the FASB Issued ASU 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The Update provides guidance for the presentation of an unrecognized tax benefit when, among other things, a net operating loss carryforward exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date.

The new guidance will be effective for the Company beginning January 1, 2014. Earlier adoption is permitted. The Company believes that the new guidance will not have any material impact on the Company’s financial statements upon adoption.

In February 2013, the FASB issued Accounting Standard Update (“ASU”) No. 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The Update provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. generally accepted accounting principles (GAAP). The guidance in this Update requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, as the sum of the following:

a. The amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors

b. Any additional amount the reporting entity expects to pay on behalf of its co-obligors.

The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The new guidance will be effective for the Company beginning January 1, 2014. Earlier adoption is permitted. The Company believes that the new guidance will not have any material impact on the Company’s financial statements upon adoption.

Quantitative and Qualitative Disclosure About Mark Risk

The Company's primary market risk arises from the fact that it engages in proprietary trading and makes dealer markets in equity securities. Accordingly, the Company may be required to maintain certain amounts of inventories in order to facilitate customer order flow. The Company may incur losses as a result of price movements in these inventories due to changes in interest rates, foreign exchange rates, equity prices and other political factors. The Company is not subject to direct market risk due to changes in foreign exchange rates. However, the Company is subject to market risk as a result of changes in interest rates and equity prices, which are affected by global economic conditions. The Company manages its exposure to market risk by limiting its net long or short positions. Trading and inventory accounts are monitored daily by management and the Company has instituted position limits.

Credit risk represents the amount of accounting loss the Company could incur if counterparties to its proprietary transactions fail to perform and the value of any collateral proves inadequate. Although credit risk relating to various financing activities is reduced by the industry practice of obtaining and maintaining collateral, the Company maintains more stringent requirements to further reduce its exposure. The Company monitors its exposure to counterparty risk on a daily basis by using credit exposure information and monitoring collateral values. The Company maintains a credit committee, which reviews margin requirements for large or concentrated accounts and sets higher requirements or requires a reduction of either the level of margin debt or investment in high-risk securities or, in some cases, requiring the transfer of the account to another broker-dealer.

The Company monitors its market and credit risks daily through internal control procedures designed to identify and evaluate the various risks to which the Company is exposed. There can be no assurance, however, that the Company's risk management procedures and internal controls will prevent losses from occurring as a result of such risks.

The following table shows the market values of the Company's marketable and non-marketable securities owned and securities sold, but not yet purchased as of September 30, 2013:

	Securities owned	Securities sold, but not yet purchased
Corporate stocks –marketable	$428,000	$15,000
Corporate stocks –non-marketable	22,000	-
Restricted stock and warrants – non-marketable	17,000	-
Total	$467,000	$15,000

BUSINESS

General

National Holdings Corporation (“National” "we," "us", "our" or the “Company”), a Delaware corporation organized in 1996, is a financial services organization, operating primarily through its wholly owned subsidiaries, National Securities Corporation (“National Securities” or “NSC”) and vFinance Investments, Inc. (“vFinance Investments”) (collectively, the “Broker-Dealer Subsidiaries”). In conjunction with the Merger with Gilman, the Company added Prime Capital Services, Inc. (“Prime”) to its portfolio of Broker Dealer subsidiaries, however, in November, National Securities and Prime received approval from FINRA allowing for a mass transfer of its brokers and customer accounts to National Securities. This transfer was completed in November. This transfer was done to reduce overhead and consolidate the administrative and regulatory structures of the two entities. The Company intends to file a Broker Dealer withdrawal for Prime in December 2013. The Broker-Dealer Subsidiaries conduct a national securities brokerage business through their main offices in New York, New York, Boca Raton, Florida, and Seattle, Washington.

Through our Broker-Dealer Subsidiaries, we (1) offer full service retail brokerage to approximately 100,000 retail, high net worth and institutional clients, (2) provide investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies, and (3) engage in trading securities, including making markets in approximately 6,000 micro and small-cap, NASDAQ and other exchange listed stocks and (4) providing liquidity in the United States Treasury marketplace. Our Broker-Dealer Subsidiaries are introducing brokers and clear all transactions through clearing organizations on a fully disclosed basis. They are registered with the Securities and Exchange Commission ("SEC"), are members of the FINRA, the Securities Investor Protection Corporation ("SIPC") and the National Futures Association ("NFA").

Our brokers operate both as independent contractors and employees. An independent contractor registered representative who becomes an affiliate of a Broker-Dealer Subsidiary typically establishes his own office and is responsible for the payment of expenses associated with the operation of such office, including rent, utilities, furniture, computer and other equipment, market data, software and general office supplies. The independent contractor registered representative is entitled to retain a higher percentage of the commissions generated by his sales than an employee registered representative at a traditional employee-based brokerage firm. This arrangement allows us to operate with a reduced amount of fixed costs and lowers the risk of operational losses for lower or non-production. An employee registered representative is provided with office space, technology and administrative support in exchange for a lower retention percentage of his production.

Our wholly owned subsidiary, National Asset Management, Inc., a Washington corporation ("NAM"), is a federally-registered investment adviser providing asset management advisory services to high net worth clients for a fee based upon a percentage of assets managed.

Our wholly owned subsidiary, National Insurance Corporation, a Washington corporation ("National Insurance"), provides fixed insurance products to its clients, including life insurance, disability insurance, long term care insurance and fixed annuities.

Our wholly-owned subsidiary Gilman Ciocia, Inc, a Delaware corporation provides federal, state and local tax preparation services to individuals, predominantly in the middle and upper income tax brackets and accounting services to small and midsize companies.

Our wholly owned subsidiary, Prime Financial Services, a Delaware corporation ("National Insurance"), provides fixed insurance products to its clients, including life insurance, disability insurance, long term care insurance and fixed annuities.

Our wholly owned subsidiary, Asset and Financial Planning LTD, a New York corporation ("AFP"), is a federally-registered investment adviser providing asset management advisory services to high net worth clients for a fee based upon a percentage of assets managed.

Our wholly owned subsidiary, GC Capital Corporation, a Washington corporation ("GC"), provides fixed insurance products to its clients, including life insurance, disability insurance, long term care insurance and fixed annuities.

In April 2012, we relinquished our interest in an unconsolidated joint venture, Opus, resulting in a loss of disposition of such investment of $1,051,000 which was recorded at June 30, 2012.

In September 2012, our majority owned subsidiary, EquityStation, Inc., a Florida corporation, filed pursuant to NASD Rule 1017, a request to transfer its business assets, primarily its customer accounts and brokers, to its affiliate, vFinance Investments. On December 10, 2012, FINRA advised the Company that the request had been approved and the transfer of assets was made accordingly. In June 2013, due to declining business conditions in this product line, these de minimus operations were discontinued by vFinance Investments. In December 2013, The Company filed for withdrawal from registration with the SEC as a Broker Dealer, and in February c2013, the withdrawal was completed.

In September 2012, vFinance Investments filed pursuant to NASD Rule 1017, a request to transfer its retail business assets, primarily its customer accounts and retail brokers, to its affiliate, National Securities. On December 13, 2012, FINRA advised the Company that the request had been approved and the transfer of assets was made accordingly on December 14, 2012.

The effect of these changes is not expected to have a material impact on the revenue or profitability of the Company in future reporting.

2013 Highlights

Recapitalization

On January 24, 2013, the holders of a majority of the outstanding shares of our Series C Preferred Stock, par value $0.02 per share, approved the Amended and Restated Series C Certificate of Designation. The Amended and Restated Series C Certificate of Designation provided that, immediately following the closing of the private placement of our common stock in January 2013, all outstanding shares of Series C Preferred Stock automatically converted into shares of our common stock. As of January 2014, no shares of Series C Preferred Stock were outstanding.

On January 24, 2013, the Company entered into a Conversion and Exchange Agreement with the holders (the "Series D Holders") of its Series D Preferred Stock, par value $0.02 per share, the Series D Holders pursuant to which, among other things, each Series D Holder converted all of such Series D Holder's shares of Series D Preferred Stock into 6,000,000 shares of our common stock (the "Series D Conversion"). The closing of the Series D Conversion occurred on January 25 2013. As January 2014, no shares of Series D Preferred Stock were outstanding.

On January 24, 2013, the Company entered into a Conversion and Exchange Agreement with the holder (the "Series E Holder") of convertible notes in the aggregate initial principal amount of $5,000,000 (the "Notes") pursuant to which, among other things, (i) the Series E Holder converted all of the Notes (and all accrued and unpaid interest thereon) into shares of Series E Preferred Stock, par value $0.02 per share, in accordance with the terms and conditions of the Notes (the "Note Conversion"); and (ii) then the Series E Holder converted all of its Series E Preferred Stock into 10,000,000 shares of our common stock (the "Series E Conversion"). The closing of the Note Conversion and the Series E Conversion occurred on January 25, 2013. As of January 2014, no Notes or shares of Series E Preferred Stock were outstanding.

On January 24, 2013, the Company entered into a Warrant Exchange Agreement with certain holders of warrants to purchase our common stock (the "Warrantholders") pursuant to which, among other things, the Warrantholders exchanged certain of the warrants for 12,951,195 shares of our common stock (the "Warrant Exchange"). The closing of the Warrant Exchange occurred on January 25, 2013. As of January 15, 2014, there were warrants to purchase 896,755 shares of Common Stock issued and outstanding.

Merger with Gilman

On October 15, 2013, we completed a merger with Gilman Pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2013, by and among us, National Acquisition Corp., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), and Gilman, Merger Sub was merged with and into Gilman, with Gilman surviving the merger and becoming a wholly-owned subsidiary of us.

Pursuant to the Merger Agreement, the Company issued to the Gilman stockholders 22,667,667 shares of its common stock and satisfied certain liabilities of Gilman aggregating $5.4 million on October 15, 2013. The merger of National and Gilman is expected to result in combined annualized revenues in excess of approximately $165 million, up 30% from the Company’s $127 million in 2013; The Company estimates approximately $9.0 billion in total client assets, an increase of 57% from $5.7 billion. Additionally, the Company estimates total RIA assets of $1.3 billion, an increase of 31% from $1.0 billion and the number of National’s registered representatives of over 825, from 651.

Becuase the closing of the merger occurred on October 15, 2013, our results for our fiscal year ended September 30, 2013, do not include the operating results of Gilman.

Business Environment in Fiscal 2013

In the quarter ending September 30, 2013, the U.S. domestic equity markets and the S&P 500 continued to rise from the levels in 2012. While corporate profits of US companies have consistently met or exceeded expectations for multiple quarters, the US domestic equity markets are still sensitive to lingering concerns over slowing economic growth and the elevated unemployment rate. Uncertainty over U.S. monetary and fiscal policy, specifically how the Federal Reserve handles its purchase of mortgage-backed securities, how the US Congress will handle the debt ceiling and continued sovereign debt concerns in Europe are expected to have an effect on the financial markets, but it is difficult to predict whether it will have an impact on the volatility in the US domestic equity markets. If the market participants believe that the volatility of such markets is too high, it might lead to a reduction in the volume of transactions of US equity securities. Additionally, if the market participants believe that the US equity securities market is not synchronized with the underlying corporate profits, it may create a sharp adjustment to such markets, with significantly higher volume of transactions, followed by a longer period in which the volume of transactions is lower than average. While the longer-term outlook of the European debt crisis is uncertain, we continue to maintain nominal direct exposure to sovereign debt securities.

In response to the concerns noted above and the overall economic environment, the central banks, including the Federal Reserve, have continued to maintain historically low interest rates.In the September 2012 meeting of the Board of Governors of the Federal Reserve System, it was announced that interest rates are expected to remain low into 2015 with a relatively low yield-curve for mid-term debt securities. The long-term outlook of low interest rates provides opportunities for the US equity securities market while not hampering the US debt securities.

It is not practical to determine to what extent such market conditions will continue, or whether they will improve or worsen. It is also difficult to predict which future events will impact the market conditions in the future, other than anticipated increase in revenues and related expenses resulting from acquisition of Gilman. Accordingly, we are unable to determine any particular trend in our revenues and certain expenses, such as commission expenses, to the extent that they are correlated to revenues.

Clearing Relationships

Our Broker-Dealer Subsidiaries have clearing arrangements with National Financial Services LLC (“NFS”), COR Clearing LLC, (Formerly known as Legent Clearing (“COR”), ICBC (formerly known as Fortis Securities, LLC (“ICBC”), Rosenthal Collins Group, LLC. (“Rosenthal”), R.J. O’Brien (“RJO”) and a recently established clearing relationship with South West Clearing.

Financial Information about Industry Segments

The Company realized approximately 83% of its total revenues in fiscal year 2013 from brokerage services, principal and agency transactions, and investment banking. During fiscal year 2013, brokerage services consisting of retail brokerage commissions represented 61% of total revenues, principal and agency transactions consisting of net dealer inventory gains represented 11% of total revenues, and investment banking, consisting of corporate finance commissions and fees, represented 11% of total revenues. For a more detailed analysis of our results by segment, see, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Brokerage Services

Our Broker-Dealer Subsidiaries are each registered as a broker-dealer with the SEC and are licensed in all 50 states, the District of Columbia and Puerto Rico. The Broker-Dealer Subsidiaries are also members of the FINRA, the Municipal Securities Rulemaking Board ("MSRB") and the SIPC, and National Securities and vFinance Investments are also members of the NFA. Brokerage services to retail clients are provided through our sales force of investment executives of the Broker-Dealer Subsidiaries.

Our goal is to meet the needs of our investment executives and their clients. To foster individual service, flexibility and efficiency and to reduce fixed costs, our investment executives primarily serve as independent contractors responsible for providing their own office facilities, sales assistants, telephone, Internet, computer and other equipment, software, market data, supplies and other items of overhead. Investment executives are given broad discretion to structure their own practices and to specialize in different areas of the securities market subject to supervisory procedures and applicable rules and regulations. In addition, investment executives have direct access to research materials, management, traders, and all levels of support personnel.

The brokerage services provided by our investment executives include execution of purchases and sales of stocks, bonds, mutual funds, annuities and various other securities for individual and institutional customers. In fiscal year 2013, stocks and options represented approximately 69% of our business, bonds represented approximately 10% of our business, and mutual funds, annuities and insurance made up approximately 21% of our business. The percentage of each type of business varies over time as the investment preferences of our customers change based on market conditions.

Typically, our Broker-Dealer Subsidiaries do not recommend particular securities to customers. Rather, recommendations to customers are determined by individual investment executives based upon their own research and analysis, subject to applicable FINRA customer suitability standards. Most investment executives perform fundamental (as opposed to technical) analysis. Solicitations may be by telephone, email, seminars or newsletters.

We generally act as an agent in executing customer orders to buy or sell listed and over-the-counter securities in which we do not make a market, and charge commissions based on the services we provide to our customers. In executing customer orders to buy or sell a security in which we make a market, we may sell to, or purchase from, customers at a price that is substantially equal to the current inter-dealer market price plus or minus a mark-up or mark-down. We may also act as agent and execute a customer's purchase or sale order with another broker-dealer market-maker at the best inter-dealer market price available and charge a commission. We believe our mark-ups, mark-downs and commissions are competitive based on the services we provide to our customers. In each instance the commission charges, mark-ups or mark-downs, are to be in compliance with guidelines established by FINRA. In order to increase revenues generated from these activities, we continuously seek to hire additional registered representatives and work with our current registered representatives to increase their productivity.

Our registered representatives historically were primarily independent contractors, but with the merger, approximately one third of our total registered representative base is now an employee. Payments to both our independent and employee registered representative are based on commissions generated and represent a variable cost rather than a fixed cost of operating our business. Commission expense represents a significant majority of our total expenses. We work to control our fixed costs in order to achieve profitability based upon our expectation of market conditions and the related level of revenues. Where we historically required most of our registered representatives to absorb their own overhead and expenses, the Company now absorbs some of those expenses in exchange for the rep taking a smaller retention on their commissions revenue.

Investment executives in the brokerage industry are traditionally compensated on the basis of set percentages of total commissions and mark-ups generated. Most brokerage firms bear substantially all of the costs of maintaining their sales forces, including providing office space, sales assistants, telephone and Internet service, computers and other equipment and supplies. The average commission paid to investment executives in the brokerage industry generally ranges from 30% to 50% of total commissions generated.

Since we require most of our investment executives to absorb their own overhead and expenses, we pay a higher percentage of the net commissions and mark-ups generated by our investment executives, as compared to traditional investment executives in the brokerage industry. This arrangement also reduces fixed costs and lowers the risk of operational losses for lower or non-production. Our operations include execution of orders, processing of transactions, internal financial controls, supervision and compliance with regulatory and legal requirements.

As of September 30, 2013, we had a total of approximately 900 associates of which 150 were employees and 750 were independent contractors. Of these, approximately 651 were registered representatives. Persons who have entered into independent contractor agreements are not considered employees for purposes of determining our obligations for federal and state withholding, unemployment and social security taxes. Our independent contractor arrangements conform to accepted industry practice, and therefore, we do not believe there is a material risk of an adverse determination from the tax authorities that would have a significant effect on our ability to recruit and retain investment executives or on our current operations and financial results of operations. There is no assurance that the tax status of our independent contractors will not change as a result of regulatory or legislative actions. No employees are covered by collective bargaining agreements and we believe our relations are good with both our employees and independent contractors.

Our business plan includes the growth of our retail and institutional brokerage business, while recognizing the volatility of the financial markets. In response to historical market fluctuations, we have periodically adjusted certain business activities, including proprietary trading and market-making trading. We believe that consolidation within the industry may occur and we may consider strategic acquisitions in the future, but we are focused on generating positive cash flow and maintaining profitability of our current operations.

Periodic reviews of controls are conducted and supervision, administrative and operations personnel meet frequently with management to review operating conditions. Compliance, supervision and operations personnel monitor compliance with applicable laws, rules and regulations.

Principal and Agency Transactions

We buy and maintain inventories in equity securities as a "market-maker" for sale of those securities to other dealers and to our customers. We may also maintain inventories in corporate, government and municipal debt securities for sale to customers. The level of our market-making trading activities will increase or decrease depending on the relative strength or weakness of the broader markets. As of September 30, 2013, we made markets in approximately 6,000 micro and small-cap, NASDAQ and other exchange-listed stocks. We anticipate that we will continue market-making trading activity in the future, which may include securities of companies for which we managed or co-managed a public offering.

Our trading departments require a commitment of capital. Most principal transactions place our capital at risk. Profits and losses are dependent upon the skill of the traders, price movements, trading activity and the size of inventories. Since our trading activities occasionally may involve speculative and thinly capitalized stocks, including stabilizing the market for securities which we have underwritten, we impose position limits to reduce our potential for loss.

In executing customer orders to buy or sell a security in which we make a market, we may sell to, or purchase from, customers at a price that is substantially equal to the current inter-dealer market price plus or minus a mark-up or mark-down. We may also act as agent and execute a customer's purchase or sale order with another broker-dealer market-maker at the best inter-dealer market price available and charge a commission. We believe our mark-ups, mark-downs and commissions are competitive based on various factors including the services we provide to our customers.

Investment Banking

We provide corporate finance and investment banking services, including underwriting the sale of securities to the public and arranging for the private placement of securities with investors. Our corporate finance operations provide a broad range of financial and corporate advisory services, including mergers and acquisitions, project financing, capital structure and specific financing opportunities. We also act as an underwriter of equity securities in both initial and secondary public offerings. Corporate finance revenues are generated from capital raising transactions of equity and debt securities and fees for strategic advisory services, and will vary depending on the number and size of private and public offerings completed by us during a particular fiscal year.

Institutional Services

A critical element of our business strategy is to identify institutional quality investments that offer above market returns. We support that mission by providing institutional investment managers, primarily hedge fund managers, a complete array of services designed to enhance portfolio performance. Hedge funds represent the fastest growing segment of the money management market and by definition are focused on achieving positive returns for their investors while controlling risk. We offer fund managers access to investment opportunities and independent research products. Additionally, we offer fund managers the ability to reduce their transaction costs by offering them access to our trading desk for illiquid securities and automated trading systems for their liquid transactions as well as special execution services using volume weighted averages and average pricing for micro and small-cap stocks. We believe we have a mutually beneficial relationship with our Investment Banking Division ("IBD") as fund managers looking for investment opportunities fund IBD's corporate clients and our relationships with fund managers may create opportunities to increase the number and quality of IBD clients.

Administration, Operations, Securities Transactions Processing and Customer Accounts

Our Broker-Dealer Subsidiaries do not hold any funds or securities for customers. Instead, they use the services of clearing agents on a fully-disclosed basis. These clearing agents process all securities transactions and maintain customer accounts. Customer accounts are protected through the SIPC for up to $500,000, of which coverage for cash balances is limited to $250,000. In addition to SIPC protection, National Financial Services, our premier clearing agent, provides brokerage accounts additional “excess of SIPC” coverage from Lloyd’s of London, together with other insurers. The “excess of SIPC” coverage would only be used when SIPC coverage is exhausted. Like SIPC protection, “excess of SIPC” protection does not cover investment losses in customer accounts due to market fluctuation. It also does not cover other claims for losses incurred while broker-dealers remain in business. Total aggregate “excess of SIPC” coverage available through our clearing agent “excess of SIPC” policy is $1 billion. Within the “excess of SIPC” coverage, there is no per account dollar limit on coverage of securities, but there is a per account limit of $1.9 million on coverage of cash. This is the maximum “excess of SIPC” protection currently available in the brokerage industry.

Tax Preparation and Accounting Services

We provide tax preparation services through our wholly-owned subsidiary, Gilman. Tax preparation business is conducted predominantly in February, March and April. During the 2012 tax year season, Gilman prepared approximately 22,000 United States income tax returns in addition to state and local returns.

We believe that we offer clients a cost effective and proactive tax preparation and tax planning service. Gilman's volume allows it to provide uniform services at competitive prices. In addition, as compared to certain of its competitors that are open only during tax season, all of Gilman's offices are open year round to provide financial planning and other services to our clients. Gilman's tax preparers are generally not certified public accountants, attorneys or enrolled agents. Therefore, they are limited in the representation that they can provide to clients in the event of an audit by the IRS.

Competition

The Company is engaged in a highly competitive business. With respect to one or more aspects of our business, our competitors include member organizations of the New York Stock Exchange and other registered securities exchanges in the United States and Canada, the U.K., Europe and members of FINRA. Many of these organizations have substantially greater personnel and financial resources and more sales offices than the Company. Discount brokerage firms affiliated with commercial banks provide additional competition, as well as companies that provide electronic on-line trading. In many instances, the Company is also competing directly for customer funds with investment opportunities offered by real estate, insurance, banking, and savings and loans industries.

The securities industry has become considerably more concentrated and more competitive since we were founded, as numerous securities firms have either ceased operations or have been acquired by or merged into other firms. In addition, companies not engaged primarily in the securities business, but with substantial financial resources, have acquired leading securities firms. These developments have increased competition from firms with greater capital resources than ours.

Since the adoption of the Gramm-Leach-Bliley Act of 1999, commercial banks and thrift institutions have been able to engage in traditional brokerage and investment banking services, thus increasing competition in the securities industry and potentially increasing the rate of consolidation in the securities industry.

We also compete with other securities firms for successful sales representatives, securities traders and investment bankers. Competition for qualified employees in the financial services industry is intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees. For a further discussion of risks facing the Company, please see “Risk Factors”.

In addition, our tax preparation business is also subject to extensive competition. We compete with national tax return preparers such as H&R Block, Jackson Hewitt, and Liberty Tax. The remainder of the tax preparation industry is highly fragmented and includes regional tax preparation services, accountants, attorneys, small independently owned companies, and financial service institutions that prepare tax returns as ancillary parts of their business. To a much lesser extent, we compete with the on-line and software self preparer market.

Government Regulation and Supervision

The securities industry, our Broker-Dealer Subsidiaries, and our investment adviser businesses are subject to extensive regulation by the SEC, FINRA, NFA, state securities regulators and other governmental regulatory authorities. The principal purpose of these regulations is the protection of customers and the securities markets. The SEC is the federal agency charged with the administration of the federal securities laws. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations, such as the FINRA, that adopt rules, subject to approval by the SEC, which govern their members and conduct periodic examinations of member firms' operations. Securities firms are also subject to regulation by state securities commissions in the states in which they are registered. All of our Broker-Dealer Subsidiaries are registered broker-dealers with the SEC and members of FINRA. They are licensed to conduct activities as a broker-dealer in all 50 states, the District of Columbia and Puerto Rico.

In addition, as registered broker-dealers and members of FINRA, our Broker-Dealer Subsidiaries are subject to the SEC's Uniform Net Capital Rule 15c3-1 (the “Rule”), which is designed to measure the general financial integrity and liquidity of a broker-dealer and requires the maintenance of minimum net capital. Net capital is defined as the net worth of a broker-dealer subject to certain adjustments. In computing net capital, various adjustments are made to net worth that exclude assets not readily convertible into cash. Additionally, the regulations require that certain assets, such as a broker-dealer's position in securities, be valued in a conservative manner so as to avoid overstating of the broker-dealer's net capital.

National Securities has elected to use the alternative standard method permitted by the Rule. This requires that National Securities maintain minimum net capital equal to the greater of $250,000 or a specified amount per security based on the bid price of each security for which National Securities is a market maker. The alternative method precludes National Securities from having to calculate a ratio of aggregate indebtedness to net capital. At September 30, 2013, National Securities had net capital of approximately $4,586,000 which was approximately $4,336,000 in excess of its required net capital of $250,000.

Due to its market maker status, vFinance Investments is required to maintain a minimum net capital of $1,000,000. In addition to the net capital requirements, vFinance Investments is required to maintain a ratio of aggregate indebtedness to net capital, as defined, of not more than 15 to 1 (and the rule of the “applicable” exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1). At September 30, 2013, vFinance Investments had net capital of approximately $2,289,000, which was approximately $1,289,000 in excess of its required net capital of $1,000,000, and its percentage of aggregate indebtedness to net capital was 52.9%. The Broker-Dealer Subsidiaries qualify under the exemptive provisions of Rule 15c3-3 which relates to the custody of securities for the account of customers pursuant to Section (k)(2)(ii) of the Rule because they do not carry security accounts of customers or perform custodial functions related to customer securities.

The Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the FINRA Conduct Rules require our Broker-Dealer Subsidiaries to supervise the activities of its investment executives. As part of providing such supervision, these subsidiaries maintain written supervisory procedures. Compliance personnel and independent auditors conduct inspections of branch offices periodically to review compliance with the Company's procedures. A registered principal provides onsite supervision at each of the Broker-Dealer Subsidiaries’ larger offices. The other offices (averaging two investment executives per office) are not required by FINRA rules to have a registered principal on site and are therefore supervised by registered principals off site. Designated principals review customer trades to ensure compliance with FINRA Conduct Rules including mark-up guidelines.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) establishes new and enhanced compensation and corporate governance oversight for the financial services industry, provides a specific framework for payment, clearing and settlement regulation, and empowers the SEC to adopt regulations requiring new fiduciary duties and other more stringent regulation of broker-dealers, investment companies and investment advisers. Our existing policies and procedures already provided for much of the Dodd-Frank Act new requirements.

Our tax preparation business is also subject to extensive regulation. Federal legislation requires income tax return preparers to, among other things, register as a tax preparer, set forth their signatures and identification numbers on all tax returns prepared by them, and retain all tax returns prepared by them for three years. Federal laws also subject income tax preparers to accuracy-related penalties in connection with the preparation of income tax returns. Preparers may be prohibited from further acting as income tax return preparers if they continuously and repeatedly engage in specified misconduct. In addition, authorized IRS e-filer providers are required to comply with certain rules and regulations, as per IRS Publication 1345 and other notices of the IRS applicable to e-filing.

In September 2010, the IRS published final regulations that required among other things, that all tax return preparers use a Preparer Tax Identification Number (“PTIN”) as their identifying number on federal tax returns filed after December 31, 2010; require all tax return preparers to be authorized to practice before the IRS as a prerequisite to obtaining or renewing a PTIN; causing all previous issued PTIN’s to expire on December 31, 2010 unless properly renewed; allowing the IRS to conduct tax compliance checks on tax return preparers; and defining the individuals who are considered “tax return preparers” for the PTIN applicants. The IRS also conducts background checks on PTIN applicants.

The Gramm-Leach-Bliley Act and related Federal Trade Commission (“FTC”) regulations require us to adopt and disclose customer privacy policies and provide customers the opportunity to opt-out of having their information shared with certain third parties.

Application of Laws and Rules to Internet Business and Other Online Services

Due to the increasing popularity and use of the Internet and other online services, various regulatory authorities are considering laws and/or regulations with respect to the Internet or other online services covering issues such as user privacy, pricing, content copyrights and quality of services. In addition, the growth and development of the market for online commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. When the Securities Act of 1933, as amended (the “Securities Act”) which governs the offer and sale of securities, and the Exchange Act, which governs, among other things, the operation of the securities markets and broker-dealers, were enacted, such Acts did not contemplate the conduct of a securities business through the Internet and other online services. The recent increase in the number of complaints by online traders could lead to more stringent regulations of online trading firms and their practices by the SEC, FINRA and other regulatory agencies.

Although the SEC, in releases and no-action letters, has provided guidance on various issues related to the offer and sale of securities and the conduct of a securities business through the Internet, the application of the laws to the conduct of a securities business through the Internet continues to evolve. Furthermore, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes and personal privacy is uncertain and may take years to resolve. Uncertainty regarding these issues may adversely affect the viability and profitability of our business.

As our services through our subsidiaries are available over the Internet in multiple jurisdictions, and as we have numerous clients residing in these jurisdictions, these jurisdictions may claim that our subsidiaries are required to qualify to do business as a foreign corporation in each such jurisdiction. While our Broker-Dealer Subsidiaries are currently registered as broker-dealers in the jurisdictions described in this Annual Report, all of our subsidiaries are qualified to do business as corporations in only a few international jurisdictions. Failure to qualify as an out-of-state or foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify.

Intellectual Property

We own the following federally registered marks: vFinance, Inc.(R), vFinance.com, Inc.(R) and AngelSearch(R).

Employees

As of September 30, 2013, The Company employed the following personnel:

	Salaried	Independent
Position	Employees	Contractors	Total
Officers	9	0	9
Administration	83	157	240
Brokers	18	585	603
Traders	30	0	30
Investment Bankers	6	0	6
Advisors	4	8	12
Totals	150	750	900

None of our personnel are covered by a collective bargaining agreement. We consider our relationships with our employees to be good. Any future increase in the number of employees will depend upon the growth of our business. Our registered representatives are required to take examinations administered by FINRA and state authorities in order to qualify to transact business and are required to enter into agreements with us obligating them, among other things, to adhere to industry rules and regulations, our subsidiaries’ supervisory procedures and not to solicit other employees or brokers in the event of termination.

Seasonality and Backlog

Other than our tax preparation business, we are not subject to significant seasonal fluctuations, and there are no material backlogs in our business. Because most tax returns are filed during the period from February through April of each year, substantially all of revenues from our tax preparation and related services and products will be earned during this period.

Research and Development and Environmental Matters

We did not incur any research and development expenses during the last two fiscal years. We do not incur any significant costs or experience any significant effects as a result of compliance with federal, state and local environmental laws.

Property.

The Company owns no real property. Its corporate headquarters are in space leased by the Company in New York, New York and Boca Raton, Florida. The Company also leases office space through its subsidiaries in Seattle, Washington, Tinton Falls, New Jersey and Orlando, Florida. Independent contractors individually lease the branch offices that are operated by those independent contractors.

Leases expire at various times through August 2021. The Company believes the rent at each of its locations is reasonable based on current market rates and conditions. We consider the facilities of our company and those of our subsidiaries to be reasonably insured and adequate for the foreseeable needs of the Company and its subsidiaries.

The Company leases office space in the following locations. The following chart provides information related to these lease obligations as of September 30, 2013:

Address	Approximate Square Footage	Approximate Annual Base Lease Rental	Lease Termination Date

410 Park Ave, 14th Floor New York, NY	11,885	$582,365	October 30, 2018
1001 Fourth Ave, Suite 3750 Seattle, WA	9,739	$338,436	June 30, 2017
4000 Rt. 66, Suite 331 Tinton Falls, NJ	4,258	$107,450	November 30, 2015
111 South Wacker Drive Chicago, IL	4,544	$136,320	April 30, 2017
1200 N. Federal Highway, Suite 400 Boca Raton, FL	11,510	$305,475	August 31, 2021
3010 North Military Trail Boca Raton, FL	2,634	$64,460	February 28, 2014
2170 W. St. Rd. 434 Longwood, FL	940	$13,632	September 30, 2014
131 Gaither Drive Mount Laurel, NJ	1,400	$19,600	Month to Month

Legal Proceedings

The Company and its subsidiaries are defendants in arbitrations and administrative proceedings, lawsuits and claims, which are routine and incidental to our business, alleging specified damages of approximately $10,125,000 in aggregate. These matters arise in the normal course of business. The Company intends to vigorously defend itself in these actions, and based on discussions with counsel believes that the eventual outcome of these matters will not have a material adverse effect on the Company. However, the ultimate outcome of these matters cannot be determined at this time. The amounts related to such matters that are reasonably estimable and which have been accrued at September 30, 2013 and 2012, are approximately $250,000 and approximately $325,000 (inclusive of legal fees and estimated claims), respectively, and have been included in "Accounts Payable, Accrued Expenses and Other Liabilities" in the accompanying consolidated statements of financial condition. The Company has included in "Professional fees" litigation and FINRA related expenses of $1,022,000 and $1,158,000 for fiscal years 2013 and 2012, respectively.

MANAGEMENT

Directors and Executive Officers

The names of our current directors and executive officers and their ages, positions, the class and year in which our each of our director's term expires, biographies and outside directorships are set forth below. Also included for our directors is information regarding their specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve on our Board. Our executive officers are appointed by, and serve at the discretion of, our Board. This information is as of January 15, 2014:

Name	Age	Positions Held	Class and Year in Which Term Expires
Mark D. Klein (4)	51	Executive Co-Chairman and Chief Executive Officer	Class II, 2015
Robert B. Fagenson	65	Executive Co-Chairman	Class I, 2014
Mark Goldwasser	55	President and Director	Class III, 2016
Leonard J. Sokolow	57	Director	Class III, 2016
Frank S. Plimpton (1)(4)	59	Director	Class II, 2015
Salvatore Giardina (1)(2)(3)	51	Director	Class III, 2016
Peter Zurkow (1)(2)	60	Director	Class I, 2014
William Lerner (2)(3)(4)	73	Director	Class I, 2014
Frederic B. Powers III (3)	47	Director	Class II, 2015
James Ciocia	57	Director	Class I, 2014
Frederick Wasserman	59	Director	Class II, 2015
Alan B. Levin	50	Chief Financial Officer

(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Corporate Governance Committee
(4) Member of Nominating Committee

Mark D. Klein has been a member of our Board of Directors since March 2012. Mr. Klein has served as Executive Co-Chairman since July 2012 and as Chief Executive Officer since January 2013. Mr. Klein has served as a member of the board of directors of GSV Capital Corp. since 2011. Mr. Klein also served as a director of New University Holdings Corp., a capital pool company listed on the TSX Venture Exchange, since its inception in 2010 through August 2011, when of New University Holdings merged with ePals, Inc., the world’s largest K-12 learning network provider. In addition, from April 2010 until May 2011, Mr. Klein served as the Chief Executive Officer, President and a Director of 57th Street General Acquisition Corp, a special purpose acquisition company, until it completed a merger with Crumbs Bake Shop. Mr. Klein continues to serve as a Director of Crumbs. Between 2007 and 2009, Mr. Klein served as the Chief Executive Officer, President and a Director of Alternative Asset Management Acquisition Corporation, a special purpose acquisition company he helped form in 2007, and which completed a merger with Great American Group LLC. Mr. Klein continues to serve on the Board of Directors of Great American Group. From 2007 until 2008, Mr. Klein served as the Chief Executive Officer of Hanover Group US LLC, an indirect US subsidiary of the Hanover Group. Prior to joining Hanover in 2007, Mr. Klein served as Chairman of Ladenburg Thalmann & Co. Inc. From March 2005 to September 2006, he was Chief Executive Officer and President of Ladenburg Thalmann Financial Services, Inc., the parent of Ladenburg Thalmann & Co. Inc., and Chief Executive Officer of Ladenburg Thalmann Asset Management Inc., a subsidiary of Ladenburg Financial Services, Inc. Prior to joining Ladenburg Thalmann, from June 2000 to March 2005, Mr. Klein served as the Chief Executive Officer and President of NBGI Asset Management, Inc. and NBGI Securities, which were the US subsidiaries of the National Bank of Greece. Mr. Klein has been a portfolio manager of the LTAM Titan Fund, a fund of funds hedge fund, since 2004. Mr. Klein is also a Managing Member and Majority Partner of M. Klein & Company, LLC, which owns the Klein Group, LLC, a registered broker dealer. Mr. Klein also maintains registration with the Klein Group, LLC as a registered representative and Principal. Mr. Klein is a graduate of the J.L. Kellogg Graduate School of Management at Northwestern University, with a Masters of Management Degree, and also received a Bachelor’s of Business Administration Degree with high distinction from Emory University. Our Board of Directors has concluded that Mr. Klein’s extensive familiarity with the financial and investment banking industries and experience as a director of other publicly-traded companies provides our Board of Directors with valuable insight and perspective, and that therefore he is qualified to serve as a member of our Board of Directors.

Robert Fagenson has been a member of our Board since March 2012 and has served as Executive Co-Chairman since July 2012. Mr. Fagenson has spent the majority of his career at the New York Stock Exchange, where he was Managing Partner of one of largest specialist firms operating on the exchange trading floor. Having sold his firm and subsequently retired from that business in 2007, he has been CEO of Fagenson. & Co., Inc., a 50 year old broker dealer that engaged in institutional brokerage as well as investment banking and money management. On March 1, 2012, Fagenson transferred its brokerage operation, accounts and personnel to National Securities and operates as a branch office of that firm. During his career as a member of the New York Stock Exchange beginning in 1973, he has served as a Governor on the trading floor and was elected to the NYSE Board of Directors in 1993, where he served for six years, eventually becoming Vice Chairman of the Board in 1998 and 1999. He returned to the Board in 2003 and served until the Board was reconstituted with only non-industry directors in 2004. Mr. Fagenson has served on the boards of a number of public companies and presently is the Non-Executive Chairman of Document Security Systems, Inc. (NYSE MKT - DMC) and a member of the Board of Cash Technologies Corp. He is also a Director of the National Organization of Investment Professionals (NOIP). In addition to his business related activities, Mr. Fagenson, serves as Vice President and a Director of New York Services for the Handicapped, Treasurer and Director of the Centurion Foundation, Director of the Federal Law Enforcement Officers Association Foundation, Treasurer and Director of the New York City Police Museum and as a Member of the Board of the Sports and Arts in Schools Foundation. He is a Member of the alumni boards of both the Whitman School of Business and the Athletic Department at Syracuse University. He also serves in a voluntary capacity on the boards and committees of many civic, social and community organizations. Mr. Fagenson received his B.S. degree in Transportation Sciences & Finance from Syracuse University in 1970. Our Board of Directors believes that Mr. Fagenson's extensive experience in serving on boards of directors and his leadership experience he gained by serving as Chief Executive Officer of Fagenson & Co., Inc., as well as his extensive knowledge of public company governance derived from his many years of service on the board of and as vice chairman of The New York Stock Exchange, qualifies him to serve on our Board of Directors.

Mark Goldwasser has served as a member of our Board since December 2001. Mr. Goldwasser joined National in June 2000. Mr. Goldwasser has served as our President since January 2013. From August 2000 to July 2008 Mr. Goldwasser also served as our President. From December 2001 to January 2013 he served as our Chief Executive Officer and from April 2005 to March 2012 he served as our Chairman. Prior to joining National, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000. From 1995 to 1997, Mr. Goldwasser was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, the Vice President of Institutional High Yield Sales at Lazard Freres & Co. From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc. From 1982 to 1984, Mr. Goldwasser was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX). Mr. Goldwasser received his B.A. with Honors from the University of Capetown in 1979. Our Board of Directors believes that Mr. Goldwasser's extensive experience in the broker dealer industry, as well as his extensive knowledge of all aspects of our business that he gained in previously serving as our Chief Executive Officer, qualifies him to serve on our Board of Directors.

Leonard J. Sokolow served as the chairman of the board of directors of vFinance since January 1, 2007, one of its directors since November 8, 1997 and its Chief Executive Officer since November 8, 1999. Following the merger of vFinacne with National in July 2008, Mr. Sokolow joined National as its Vice Chairman and President and become a member of the board of directors as the nominee of vFinance and served as its President until July 2012 and as Vice Chairman until January 2013. From January 5, 2001 through December 31, 2006, Mr. Sokolow was President of vFinance. From November 8, 1999 through January 4, 2001, Mr. Sokolow was Vice Chairman of vFinance’s board of directors. Since September 1996, Mr. Sokolow has been President of Union Atlantic LC, a merchant banking and strategic consulting firm specializing domestically and internationally in technology industries that is a wholly owned subsidiary of vFinance. Union Atlantic LC has been inactive since September 16, 2005. Since August 1993, Mr. Sokolow has been President of Genesis Partners, Inc., a private financial business-consulting firm. Genesis Partners, Inc. has been inactive since December 31, 2002. From August 1994 through December 1998, Mr. Sokolow was the Chairman and Chief Executive Officer of the Americas Growth Fund, Inc., a public closed-end management investment company. Mr. Sokolow received his B.A. degree in Economics from the University of Florida in 1977, a J.D. degree from the University of Florida Levin College of Law in 1980 and an L.L.M. degree in Taxation from the New York University Graduate School of Law in 1982. Mr. Sokolow is a Certified Public Accountant. He is also a director of Consolidated Water Co. Ltd. (Nasdaq: CWCO) and Chairman of its audit and nominations committees, positions he has held since May 2006 and October 2009 respectively, and a director of Alberta Oilsands Inc. (TSX-V:AOS) and Chairman of its audit committee, positions he has held since April 2010. Our board of directors believes that Mr. Sokolow's business, leadership and management experience he gained by serving as President of vFinance and Genisis Partners and as Chief Executive Officer of American Growth Fund, as well as his extensive knowledge of all aspects of our business that he gained in serving as our President, qualifies him to serve on our board of directors.

Frank S. Plimpton has served as a member of our Board since June 2010. Mr. Plimpton has over 30 years of experience in reorganizations, investment banking and private equity investing. Mr. Plimpton served as a partner of Matlin Patterson Global Advisors LLC from its inception in July 2002 through 2008, and was a member of its predecessor, the Distressed Securities Group at Credit Suisse First Boston from 1998-2002. Mr. Plimpton worked as a distressed investor with Smith Management Company (1991-1995), Pegasus Financial (1995-1996) and Wexford Capital Advisors (1996-1998); as an M&A/restructuring investment banker with PaineWebber Incorporated (now part of UBS, 1984-1989) and Solomon Brothers, Inc. (now part of Citicorp, 1989-1991); and as a Chapter 11 bankruptcy lawyer with Milbank, Tweed, Hadley & McCloy (1981-1984). Mr. Plimpton is a former director of Broadpoint Gleacher Securities, Inc. (now Gleacher & Co.), XLHealth Corporation, Renewable BioFuels, LLC, and NorthernStar Natural Gas, LLC. Mr. Plimpton holds a BA in Applied Mathematics and Economics from Harvard College (cum laude, 1976). Mr. Plimpton received a law degree from the University of Chicago Law School (1981), and an MBA (1980) from the University of Chicago Booth School of Business. Our Board of Directors believes that Mr. Plimpton's extensive experience in private equity, reorganizations, investment banking and investing qualifies him to serve on our Board of Directors.

Salvatore Giardina has served as a member of our Board since October 2012. He has served as Chief Financial Officer of Pragma Securities LLC and its holding company, Pragma Weeden Holdings LLC, since 2009. From 2006 through 2008, Mr. Giardina served as S.V.P. and Chief Financial Officer of G-Trade Services LLC and ConvergEx Global Markets LLC. From 2002 through 2006, Mr. Giardina served as V.P. and Chief Financial Officer of Ladenburg Thalmann Financial Services Inc., the publicly-traded holding company of Ladenburg Thalmann & Co., Inc., where Mr. Giardina served as its E.V.P. and Chief Financial Officer from 1998 through 2006 and as its Controller from 1990 through 1998. From 1983 through 1990, Mr. Giardina was an auditor with the national public accounting firm of Laventhol & Horwath. Mr. Giardina is a certified public accountant and is Series 27 registered. Mr. Giardina earned his Bachelor of Business Administration degree from Pace University in 1983. Our Board of Directors believes that Mr. Giardina's extensive financial expertise and his practical and management experience in public accounting and securities broker-dealers qualifies him to serve on our Board of Directors. Mr. Giardina also serves as our Audit Committee financial expert.

Peter Zurkow has served as a member of our Board since October 2012. He has served as Managing Director and Head of Corporate Finance at Britton Hill Capital since 2011. He is Co-Founder of Gourmetrics, Inc. From 2010 through 2012, Mr. Zurkow served as Acting EVP and Director of Finance and Business Development at Advanced Brain Technologies. From 2007 through 2009, Mr. Zurkow served as Portfolio Manager and Chief Compliance Officer for 12 Meter Management, L.P. / Select 12 Meter Funds. From 2004 through 2007, Mr. Zurkow was a Co-Founder and Managing Member of Fox Hall Investments, LLC. From 2002-2004, Mr. Zurkow was a Managing Director of Investec, Inc. From April 2001 to December 2001, he was a private investor. Prior to joining Investec, from 1992 to April 2001 Mr. Zurkow was a Managing Director in UBS Warburg’s technology investment banking division. He joined UBS in conjunction with its acquisition of Paine Webber Group, where Mr. Zurkow had been a Managing Director in the firm’s investment banking, principal transactions, and fixed income divisions from 1992 to 2000. He was also a Managing Partner of PaineWebber’s alternative asset management arm and a Member of the Investment Committee for the firm’s Employee Pension Fund. Prior to joining PaineWebber, Mr. Zurkow was an Associate Managing Director and a Portfolio Manager in the Risk Arbitrage Department of Wertheim, Schroder. Our Board of Directors believes that Mr. Zurkow's extensive experience in investing and investment banking qualifies him to serve on our Board of Directors.

William Lerner has served as a member of our Board since March 2013. For over the last five years, Mr. Lerner has been engaged in the private practice of corporate and securities law in New York and Pennsylvania. Since 2006, Mr. Lerner has served as a director/trustee of The Daily Income Fund, a diversified, open-end management investment company, and also serves on its Compensation Committee and is the Chairman of the Compliance and Risk Committee. Mr. Lerner also served as Branch Chief of the Enforcement Division at the SEC and a former officer and director of compliance at the American Stock Exchange. Our Board of Directors believes that Mr. Lerner's perspective as a non-management director and his experience as a corporate lawyer with substantial experience and insight into matters relating to the SEC and the securities markets qualifies him to serve on our Board of Directors.

Frederic B. Powers III, has served as a member of our Board since March 2013. Since June 2012, Mr. Powers has served as Managing Director of Powers Private Equity LLC – Family Office, a company that makes direct investments in public and private companies. From 1989 to May 2012, Mr. Powers served in various capacities, including President and Executive Vice President, at Powers Fasteners, Inc., a global manufacturer and distributor of construction products to the professional market. Our Board of Directors believes that Mr. Powers' perspective as a non-management director and as an investors, as well as his 23 years' executive level experience he gained by serving as President and Executive Vice President of a multinational corporation qualifies him to serve on our Board of Directors.

James Ciocia has served as a member of our Board since October 2013. He was a principal founder of Gilman Ciocia, Inc. having opened its first tax preparation office in 1981 and serving as its Chief Executive Officer from 1981 until November 6, 2000. Mr. Ciocia holds a B.S. in Accounting from St. John's University. Mr. Ciocia brings to the board of directors extensive business and operating experience as well as insights into and experiences within the tax preparation and financial planning industry.

Frederick Wasserman has served as a member of our Board since Octboner 2013. He served as a director of Gilman Ciocia, Inc. from September 2007 under October 2013. Since May 2008, Mr. Wasserman has served as the President of FGW Partners, LLC, which provides management and financial consulting services. From January 2007 until April 2008 Mr. Wasserman provided management and financial consulting services as a sole practitioner. From August 2005 until December 31, 2006, Mr. Wasserman served as the Chief Operating and Chief Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to his employment at Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of W. Goebel Porzellanfabrik GmbH & Co., an international manufacturer of collectibles, gifts and home decor. Mr. Wasserman held several positions, including Chief Financial Officer and President with Goebel of North America from 2001 to 2005. Mr. Wasserman is non-executive Chairman of the Board and audit committee member for DHL Holdings Corp. (formerly TeamStaff, Inc.), a provider of government logistics services. Mr. Wasserman is also a director and Chairman of the audit committee of MAM Software Group Inc., a provider of software products for the automobile aftermarket, director, Chairman of the compensation committee and audit committee member of Acme Communications, Inc., an owner and operator of television stations, and director, Chairman of the audit committee and compensation committee member of Breeze-Eastern Corporation, a manufacturer and distributor of cargo and rescue lifting equipment. Mr. Wasserman received a B.S. degree in Economics from The Wharton School of the University of Pennsylvania in 1976. As the President of a management and financial consulting services firm, and former Chief Financial Officer, Chief Operating Officer and President of several public and private companies, Mr. Wasserman brings to our board a great deal of experience as an active member of a number of public company boards as well as a deep understanding of the financial and operational aspects of a business.

Alan B. Levin, has been our Chief Financial Officer since the merger with vFinance, Inc. in July 2008. Prior to that, he served as Chief Financial Officer of vFinance since January 2007. Prior to that date, he served as its Interim Chief Financial Officer since July 2006 and its Controller since June 2005. Prior to joining vFinance, Mr. Levin served as Chief Financial Officer for United Capital Markets, Inc. from September 2000 to January 2005. Mr. Levin has over 14 years of experience in the brokerage industry serving as a Financial and Operations Principal and 24 years of experience serving in accounting management roles in various industries. He received a B.S. degree in Economics with a concentration in Accounting from Southern Connecticut State University in New Haven, Connecticut in 1986.

Arrangements for Nominations to the Board

Mr. Plimpton was elected to the Board of Directors in 2010 pursuant to the terms of a Share Purchase Agreement dated July 21, 2010. Under the terms of the agreement, the Company agreed to take all actions necessary to appoint Mr. Plimpton as a member of the Board of Directors. Furthermore, Mr. Plimpton cannot be removed as a director of the Company by the Board other than as permitted by law.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and the right Board leadership structure may vary as circumstances warrant.

Since July 2012, Mark D. Klein and Robert B. Fagenson have each served as Executive Co-Chairman of the Board of the Company and as of January 25, 2013, Mr. Klein has also served as Chief Executive Officer. Messrs. Klein and Fagenson are involved in the Company's day-to-day operations and the strategic decision making at the Board level. Based on its most recent review of the Company's leadership structure, the Board continues to believe that this leadership structure is optimal for the Company because it provides the Company with strong and consistent leadership. The Board believes that having Messrs. Klein and Fagenson serving in these positions provides the Company with decisive and effective leadership.

In considering its leadership structure, the Board has taken a number of factors into account. A number of Board and committee processes and procedures, including regular executive sessions of non-management Directors and a regular review of the Company's and our executive officers’ performance, provide substantial independent oversight of the Company's management’s performance. The Board has the ability to change its structure, should that be deemed appropriate and in the best interest of the Company and its stockholders.

The Executive Co-Chairmen of the Board preside at all meetings of the stockholders and of the Board as a whole. The Executive Co-Chairmen perform such other duties, and exercise such powers, as from time to time shall be prescribed by the Company's Board of Directors.

Corporate Governance

The Company’s business affairs are conducted under the direction of the Board of Directors in accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws. Members of the Board of Directors are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Certain corporate governance practices that the Company follows are summarized below.

Risk Oversight

Assessing and managing risk is the responsibility of our management. The Board of Directors oversees and reviews certain aspects of the Company’s risk management efforts. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. Among other areas, the Board is directly involved in overseeing risks related to the Company’s overall strategy, including product, go-to-market and sales strategy, executive officer succession, business continuity, crisis preparedness and corporate reputational risks.

The committees of the Board execute their oversight responsibility for risk management as follows:

●

The Audit Committee has responsibility for overseeing the Company’s internal financial and accounting controls, work performed by the Company’s independent registered public accounting firm and the Company’s internal audit function. As part of its oversight function, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, the Company, under the supervision of the Audit Committee, has established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to the Company’s senior management and the Audit Committee.

●	The Compensation Committee is responsible for overseeing risks related to the Company’s cash and equity-based compensation programs and practices.

●

The Corporate Governance Committee is responsible for overseeing risks related the Company’s corporate governance. In this regard, the Corporate Governance Committee reviews transactions between the Company and its officers, directors, affiliates of officers and directors or other related parties for conflicts of interest.

●

The Nominating Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees. In this regard the Nominating Committee conducts an annual evaluation of the Board and its committees, plans for Board member succession and executive officer succession plans

Code of Ethics and Business Conduct

We have adopted the National Holdings Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to our directors, officers and employees. The Code of Conduct was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003, and is publicly available on the SEC’s website at www.sec.gov. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

Independence

We are currently not listed on any national securities exchange, but in evaluating the independence of our directors, we have applied the independence standards of The Nasdaq Stock Market and those found in the Exchange Act. Under those standards, the Board of Directors has determined that all of the members of the current Board of Directors are independent except Messrs. Goldwasser, Sokolow, Klein, Fagenson and Ciocia.

Meetings and Committees of the Board of Directors and Corporate Governance Matters

During the fiscal year ended September 30, 2013, the Company’s Board of Directors met or acted by unanimous written consent a total of 15 times. Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors and committees on which he served during the time he served as a director.

Committees of the Board of Directors

During the fiscal year ended September 30, 2013, the Board of Directors had an Audit Committee, a Compensation Committee and a Corporate Governance Committee and since May 2013, the Board of Directors had a established a Nominating Committee.

Audit Committee

The Audit Committee currently consists of Frank S. Plimpton, Salvatore Giardina and Peter Zurkow.

On January 22, 2003, the Board adopted a charter for the Audit Committee, as amended and restated on January 12, 2004 and January 27, 2009, a copy of which is available on our website, www.NHLDCorp.com. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has the power and authority to engage the independent public accountants, reviews the preparations for and the scope of the audit of the Company’s annual financial statements, reviews drafts of the statements and monitors the functioning of the Company’s accounting and internal control systems through discussions with representatives of management and the independent public accountants.

Under SEC rules, companies are required to disclose whether their audit committees have an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K under the Exchange Act. The Board of Directors has determined that Salvatore Giardina is a financial expert. The Audit Committee meets quarterly and on an on-needed basis.

Compensation Committee

The Compensation Committee currently consists of Salvatore Giardina, Peter Zurkow and William Lerner. On January 12, 2004, the Compensation Committee adopted a formal Compensation Committee Charter, as amended and restated on January 27, 2009, which contains a detailed description of the committee’s duties and responsibilities, a copy of which is available on our website, www.NHLDCorp.com The Compensation Committee meets annually and on an on-needed basis.

Corporate Governance Committee

The Corporate Governance Committee currently consists of Salvatore Giardina, William Lerner and Frederic Powers. The Corporate Governance Committee was created with certain duties and responsibilities, including setting the Company’s trading policy, monitoring Sarbanes-Oxley matters, resolving Board of Director conflicts and/or such other duties and responsibilities as set forth in the Corporate Governance Committee charter. The Corporate Governance Committee meets on an on-needed basis.

Nominating Committee

The Nominating Committee currently consists of Mark D. Klein, Frank Plimpton and William Lerner.

Director Qualifications. Board of Director nominations are recommended by the Nominating Committee and the Board of Directors. In making its nominations, the Nominating Committee and the Board of Directors identify candidates who meet the current challenges and needs of the Board of Directors. In determining whether it is appropriate to add or remove individuals, the Nominating Committee and the Board of Directors will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Nominating Committee and Board of Directors consider, among other things, an individual’s business experience, industry experience, financial background and experiences. The Nominating Committee and the Board of Directors also consider the independence, financial literacy and financial expertise standards required by our Board of Directors committees’ charters and applicable laws, rules and regulations, and the ability of the candidate to devote the time and attention necessary to serve as a director and a committee member.

Identifying and Evaluating Nominees for Director. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee and the Board of Directors consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee and the Board of Directors through current directors, professional search firms engaged by us, stockholders or other persons. Candidates are evaluated at Nominating Committee meetings as well as regular or special meetings of the Board of Directors and may be considered at any point during the year.

Stockholder Nominees. Candidates for director recommended by stockholders will be considered by the Nominating Committee and the Board of Directors. Such recommendations should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for membership on our Board of Directors, information regarding any relationships between the candidate and us within the last three years, including stockholdings in us, and a written indication by the recommended candidate of the candidate’s willingness to serve.

The Nominating Committee and the Board of Directors will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee and the Board of Directors.

Compensation Committee Interlocks and Insider Participation

Except as described below under Certain Relationships and Related Transactions, no member of the Company’s Board of Directors or Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of the Company’s executive officers served as a member of the board of directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of the Company’s Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Exchange Act, the Company’s directors and executive officers and beneficial owners of more than 10% of our common stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the common stock. Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2012 the Company’s insiders have complied with all Section 16(a) filing requirements applicable to them except Frederick Powers filed a late Form 3 and Mark Goldwasser filed a late Form 4 for one reportable transactions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash compensation paid by us to each of Mark D. Klein, Mark Goldwasser and Alan B. Levin (collectively the “Named Executive Officers”) during the fiscal years ended September 30, 2013 and 2012:

Name and Capacity	Year	Salary	Bonus(3)	Equity Compensation(4)	Other Compensation(5)	Total Compensation
Mark D. Klein	2013	$1	$-	$66,874	$-	$66,875
Chief Executive Officer(1)	2012	$-	$-	$-	$-	$-

Mark Goldwasser	2013	$414,201	$120,000	$55,628	$27,216	$617,045
Former Chief Executive Officer and Current President (2)	2012	$494,310	$-	$-	$25,670	$519,980

Alan B. Levin	2013	$192,228	$36,005	$6,416	$13,140	$247,789
Chief Financial Officer	2012	$203,474	$-	$-	$13,324	$216,798

(1)	On January 25, 2013, Mr. Klein became our Chief Executive Officer.
(2)	On January 25, 2013, Mr. Goldwasser resigned as our Chief Executive Officer and was appointed our President.
(3)	This amount represents a cash bonus of $120,000 paid to Mr. Goldwasser in accordance with his employment agreement.
(4)	The amount shown in this column represents the grant date fair value of options awards or restricted stock units as determined pursuant to ASC 718.
(5)	Represents perquisite payments for auto allowance and club memberships and certain insurance premiums as follows:

	2013	2012
Mark D. Klein
Auto Allowance	$-	$	na
Club membership	$-	$	na
Insurance Premiums	$-	$	na
	-		-
Mark Goldwasser
Auto Allowance	$12,000		$12,000
Club membership	$2,076		$346
Insurance Premiums	$13,140		$13,324
	$27,216		$25,670
Alan B. Levin
Auto Allowance	$-		$-
Club membership	$-		$-
Insurance Premiums	$13,140		$13,324
	$13,140		$13,324

In October 2013, the Company paid bonuses accrued for in fiscal 2013 to Messrs. Klein, Goldwasser and Levin in accordance with their employment agreements, in non-cash form by transferring ownership in certain Company-owned warrants of an unaffiliated entity. The pretax fair market value of these grants based on the market price on the date of grant, were approximately $161,000, $42,000 and $36,000 respectively.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Mark D. Klein

On June 7, 2013, National entered into a Co-Executive Chairman and Chief Executive Officer Compensation Plan (the "Klein Agreement") with Mark D. Klein, providing for the terms of his employment as Co-Executive Chairman and Chief Executive Officer for a period beginning January 25, 2013 and ending on September 30, 2015 (the "Klein Term"). Mr. Klein initially received a base salary $1.00 per annum. Beginning October 1, 2013 Mr. Klein's base salary is $200,000 per year for Fiscal year 2014 as approved by the Compensation Committee (the "Compensation Committee") of our board of directors. His salry for the remainder of the Klein Term shall be as determined by the Compensation Committee (the "Compensation Committee") of our board of directors (with advice as appropriate) from the board of directors of National), who shall review Mr. Klein's base salary no less frequently than each fiscal year. Mr. Klein will be eligible for an annual bonus for each fiscal year of the Term as determined by the Compensation Committee. During the Term, Mr. Klein will serve as a member of the Executive Committee of National.

Mr. Klein received a grant of fully vested, nonforfeitable, nonqualified stock options to purchase 5,700,000 shares of our common stock, of which (i) options to purchase 1,900,000 shares of common stock have an exercise price of $0.50 per share; (ii) options to purchase 1,900,000 shares of common stock have an exercise price of $0.70 per share; and (iii) options to purchase 1,900,000 shares of common stock have an exercise price of $0.90 per share. The options expire on September 30, 2020.

In the event of any termination of the Klein Agreement, Mr. Klein will be entitled to receive (i) any accrued but unpaid base salary through the date of termination; (ii) any unpaid or unreimbursed expenses incurred in accordance with our policy or the Agreement, to the extent incurred on or prior to the date of termination; (iii) any benefits provided under our benefit plans upon termination of the Mr. Klein's employment, in accordance with the terms therein; (iv) any unpaid bonus in respect to any completed fiscal year that has ended on or prior to the date of termination; and (v) any rights to indemnification by virtue of Mr. Klein's position as an officer or director of National or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by National, in accordance with its terms thereof and the Agreement. In the event of any Qualifying Termination (as defined in the Agreement), Mr. Klein is also entitled to receive (1) a lump-sum cash payment of $750,000, provided, that such amount increases to $1,100,000 if a Qualifying Termination occurs in connection with, contingent on or within the 12 months following a Change in Control (as defined in the Agreement); and (2) continuation of the health benefits not to exceed 18 months.

Robert B. Fagenson

On June 20, 2013, National entered into a Co-Executive Chairman Compensation Plan (the "Fagenson Agreement") with Robert B. Fagenson, providing for the terms of his employment as Co-Executive Chairman for a period beginning January 25, 2013 and ending on September 30, 2015 (the "Fagenson Term"). Mr. Fagenson is not a Named Executive Officer of National. Mr. Fagenson will initially receive a base salary $1.00 per annum. From and after September 30, 2013, Mr. Fagenson's base salary for the remainder of the Fagenson Term shall be as determined by the Compensation Committee of the board of directors of National (with advice (as appropriate) from the board of directors of National), who shall review Mr. Fagenson's base salary no less frequently than each fiscal year; provided however that his base salary for any year beginning October 1, 2013 shall not be less than $180,000 per year. Mr. Fagenson will be eligible to an annual bonus for each fiscal year of the Term as determined by the Compensation Committee. During the Term, Mr. Fagenson will serve as a member of the Executive Committee of National.

Mr. Fagenson received a grant of nonforfeitable, nonqualified stock options to purchase 1,500,000 shares of our common stock under our 2013 Omnibus Stock Incentive Plan, of which (i) options to purchase 500,000 shares of common stock vested immediately, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; (ii) options to purchase 500,000 shares of common stock will vest on June 20, 2014, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; and (iii) options to purchase 500,000 shares of common stock will vest on June 20, 2015, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90. The options expire on September 30, 2020.

In the event of any termination of the Fagenson Agreement, Mr. Fagenson will be entitled to receive (i) any accrued but unpaid base salary through the date of termination; (ii) any unpaid or unreimbursed expenses incurred in accordance with National policy or the Fagenson Agreement, to the extent incurred on or prior to the date of termination; (iii) any benefits provided under National’s benefit plans upon termination of the Mr. Fagenson's employment, in accordance with the terms therein; (iv) any unpaid bonus in respect to any completed fiscal year that has ended on or prior to the date of termination; and (v) any rights to indemnification by virtue of Mr. Fagenson's position as an officer or director of National or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by National, in accordance with its terms thereof and the Fagenson Agreement. In the event of any Qualifying Termination (as defined in the Fagenson Agreement), Mr. Fagenson is also entitled to receive (1) a lump-sum cash payment of $360,000 minus what has been paid in salary; provided that such amount increases by 50% of what is paid pursuant to the foregoing calculation if a Qualifying Termination occurs in connection with, contingent on, or within 12 months following, a Change in Control (as defined in the Fagenson Agreement); and (2) continuation of the health benefits for a period not to exceed 18 months.

Mark Goldwasser

On July 1, 2008, concurrent with the closing of the merger of National and vFinance, Inc., Mark Goldwasser entered into a five-year employment agreement with us, pursuant to which Mr. Goldwasser was entitled to receive an annual base salary of $450,000, which will increase 5% per year, and an automobile expense allowance of $1,000 per month.

On November 23, 2009, Mr. Goldwasser’s employment agreement was amended to revise the bonus payable under such agreement. As revised, for the fiscal year beginning October 1, 2009, the bonus was payable quarterly in an amount equal to seven and one-half (7.5%) percent of our annual Adjusted EBITDA (as defined below) in excess of $1,500,000 (of which 50% will be paid as soon as practicable in cash after the end of each fiscal quarter (“Paid Portion”), and 50% will accrue until the conclusion of the fiscal year (“Accrued Portion”)).

Mr. Goldwasser was eligible to such additional bonuses as our board of directors determined based upon the Board’s assessment of his performance in the various areas, which bonuses may have been paid in cash and/or our common stock at the Board’s discretion.

Pursuant to the employment agreement, Mr. Goldwasser was granted non-qualified stock options to purchase 1,000,000 shares of our common stock at an exercise price of $1.64 per share, which was equal to the average of the 10-day closing market price of our common stock prior to the effective date of the employment agreement. As of September 30, 2012 all 1,000,000 shares of Mr. Goldwasser’s options have vested. The options expire June 30, 2015. On June 20, 2013 these options were modified to provide that (i) such options now expire upon the earlier to occur of June 20, 2016 and 18 months from the end of his employment; and (ii)(a) 30% of the options now have an exercise price of $0.30 per share; (b) 30% of the options now have an exercise price of $0.40 per share; (c) 20% of the options now have an exercise price of $0.50 per share; and (d) 20% of the options now have an exercise price of $0.60 per share.

On June 20, 2013, we and Mr. Goldwasser entered into an amendment (the “Amendment”) to Mr. Goldwasser’s employment agreement. Pursuant to the Amendment, among other things: (i) Mr. Goldwasser’s base salary (1) for the fiscal year period ended September 30, 2013, was changed to $400,000 per annum; (2) for the fiscal year ended September 30, 2014, shall be at the annual rate of $440,000 per annum; and (3) for the fiscal year ended September 30, 2015, shall be at the annual rate of $460,000 per annum; (ii) the term of the Employment Agreement shall end on September 30, 2015; (iii) for fiscal year ending September 30, 2013 all other bonus plans shall be replaced by a quarterly bonus plan based on 9% of the positive adjusted EBITDA (as defined in the Employment Agreement) reported by us with a maximum of $40,000 earned in any quarter; (iv) all bonuses for fiscal years ending September 30, 2014 and September 30, 2015 shall be at the discretion of the board of directors of National; (v) Mr. Goldwasser will not be entitled to any Severance Amount (as defined in the Employment Agreement) and Termination Year Bonus (as defined in the Employment Agreement); and (vi) if the Employment Agreement is not extended, Mr. Goldwasser shall be entitled to $400,000 payable pro rata over a twelve month period beginning October 1, 2015.

In addition, on June 20, 2013, Mr. Goldwasser received a grant of nonforfeitable, nonqualified stock options to purchase 1,500,000 shares of our common stock under our 2013 Omnibus Stock Incentive Plan, of which (i) options to purchase 500,000 shares of our common stock vested immediately, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; (ii) options to purchase 500,000 shares of our common stock will vest on June 20, 2014, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; and (iii) options to purchase 500,000 shares of our common stock will vest on June 20, 2015, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90. The options expire on September 30, 2020.

Alan B. Levin

Alan Levin entered into an automatically renewing one-year employment agreement on July 1, 2008 pursuant to which he is employed as our Chief Financial Officer. Under the terms of the agreement, Mr. Levin receives an annual base salary of approximately $200,000. The agreement renews annually for a one-year term unless either party gives notice of non-renewal. In addition to his base salary, he is entitled to receive an annual cash bonus determined in the discretion of the Compensation Committee of the board of directors based upon the assessment by the President of National of Mr. Levin’s performance in the following areas: revenue, net income and revenue growth, new business development, investor relations, communications with the board of directors, and other factors including, without limitation, special projects as assigned by the Chief Executive Officer or the board of directors.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards as of September 30, 2013 for Mark D. Klein and Mark Goldwasser. As of September 30, 2013, there were no outstanding option awards for Alan Levin.

	Options Grant	Number of Securities Underlying Unexercised Options at Fiscal Year End		Option Exercise	Option Expiration
Name	Date	Exercisable	Unexercisable	Price	Date
Mark D. Klein	6/7/2013	1,900,000	-	$0.50	9/30/2020
Mark D. Klein	6/7/2013	1,900,000	-	$0.70	9/30/2020
Mark D. Klein	6/7/2013	1,900,000	-	$0.90	9/30/2020
Mark Goldwasser	7/1/2008	300,000	-	$0.30	6/20/2016
Mark Goldwasser	7/1/2008	300,000	-	$0.40	6/20/2016
Mark Goldwasser	7/1/2008	200,000	-	$0.50	6/20/2016
Mark Goldwasser	7/1/2008	200,000	-	$0.60	6/20/2016
Mark Goldwasser	6/20/2013 (1)	166,666	334,334	$0.50	6/30/2020
Mark Goldwasser	6/20/2013 (1)	166,666	334,334	$0.70	6/30/2020
Mark Goldwasser	6/20/2013 (1)	166,666	334,334	$0.90	6/30/2020

(1) One third of the option vested immediately, one-third of the option will vest on June 20, 2014, and one-third of the option will vest on June 20, 2015.

Potential Termination and Change in Control Payments

Mark Goldwasser

If Mark Goldwasser’s Employment Agreement, as amended, is not extended beyond its current term, he shall be entitled to severance of $400,000 payable pro rata over a twelve month period beginning October 1, 2015.

Alan B. Levin

Pursuant to the employment agreement governing the employment of Alan Levin, he would be entitled to compensation upon termination of his agreement by National without Cause, by the individuals for “Good Reason,” or as a result of non-renewal of the agreement by either party, or as a result of his disability or his death, or upon a change of control. According to the employment agreement: “Good Reason” means: (i) the assignment to the executive of any duties inconsistent in any material respect with the executive’s position; (ii) National’s material failure or refusal to perform any of the compensation obligations required to be performed in accordance with the agreement after a reasonable notice and an opportunity to cure same; (iii) a material diminution in title, duties, responsibilities, reporting relationship or positions; (iv) the relocation of the executive’s principal office location; (v) any decrease in salary or bonuses payable pursuant to the terms of the agreement without the executive’s written consent; and (vi) the cessation of his position for any reason without his written consent; Any one of these events shall not be deemed to constitute Good Reason if, within a 30-day notice period, the event or circumstance giving rise to Good Reason has been fully corrected by National.

“Cause” shall mean (i) the executive’s commission of a felony or other crime involving moral turpitude, or the commission of any other act or omission involving dishonesty or fraud with respect to National or any of its subsidiaries or affiliates; (ii) alcoholism or drug addiction that materially impairs the executive’s ability to perform his duties; (iii) the substantial and repeated failure to perform duties as reasonably directed by the President), after reasonable notice and an opportunity to cure same; (iv) any material breach or violation of executive’s fiduciary duty owed to National or any of its subsidiaries or affiliates; (v) acts of willful misconduct or gross negligence with respect to National or any of its subsidiaries or affiliates; (vi) any material breach of the agreement which are not cured after reasonable notice is provided; or (vii) action taken by a regulatory body or self-regulatory organization that substantially impairs the executive’s ability to perform his duties pursuant to the employment agreement.

“Change in Control” means (i) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of National (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the voting securities of National entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns National or all or substantially all of National’s assets either directly or through one or more subsidiaries); (ii) approval by National’s stockholders of a complete dissolution or liquidation of National; or (iii) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of National representing 35% or more of the combined voting power of National’s then outstanding securities eligible to vote for the election of the board of directors of National.

If Mr. Levin’s employment is terminated by National without Cause, in the event of a Change in Control, by Mr. Levin for Good Reason or upon Mr. Levin’s death or disability, he would be entitle to receive (i) a severance payment equal to 50% of Mr. Levin’s prior year’s salary; (ii) all accrued obligations, and (iii) continued benefits for a period of 18 months including medical, hospitalization, dental and life insurance programs in which Mr. Levin, his spouse and dependents were participating immediately prior thereto. In the event of Mr. Levin’s termination due to Cause, without Good Reason or the non-renewal of Mr. Levin’s employment agreement, Mr. Levin would have been entitled only to all accrued obligations.

Director’s Compensation

Each director who receives less than $50,000 in compensation from the Company (“non-employee director”) receives (i) a director’s fee of $24,000 per annum, (ii) $1,000 for each Board meeting such director attends in person and $500 for each Board meeting such director attends telephonically, (iii) $500 for each committee meeting such director attends in person and $250 for each committee meeting such director attends telephonically (up to a maximum of 12 meetings in aggregate). The Chair of the Audit Committee receives an additional $6,000 per annum, and the Chairs of the Compensation Committee, the Corporate Governance Committee and the Nominating Committee each receive an additional $3,000 per annum. All non-employee directors shall receive 60,000 options upon joining the Board, of which 20,000 are vested immediately, and the balance vest equally on each of the next two anniversary’s subsequent to the date they joined the Board. They will also receive an annual options grant on the 15th day of January of each calendar year following completion of the 36th month of the Director’s term of 15,000 options at the closing market price (mid-point between the bid and asked recorded on the closing price quote on January 15th or the first business day thereafter if markets are closed on the 15th rounded up to the nearest nickel increment ($0.05). The above options, initial and annual grants, shall not apply to any management/consulting directors that are subject to any other management incentive compensation plan. National reimburses all directors for expenses incurred traveling to and from board of directors meetings.

The following table summarizes the compensation of our outside directors for the fiscal year ended September 30, 2013:

Name	Fees Paid	Options Awards	Total Compensation
Mark Klein	$40,250	$66,874	$107,124
Robert B. Fagenson	$26,500	$14,961	$41,461
Mark H. Goldwasser	$–	$–	$–
Leonard J. Sokolow	$–	$–	$–
Salvatore Giardina	$41,932	$1,500	$43,432
Frank S. Plimpton	$44,500	$1,500	$46,000
Peter Zurkow	$36,597	$1,500	$38,097
William Lerner	$21,320	$1,407	$22,727
Frederic B. Powers III	$21,597	$1,407	$23,004
Robert Lautz (1)	$11,250	$–	$11,250
Bryant Riley (2)	$8,682	$–	$8,682

(1) Mr. Lautz resigned from the Board of Directors on February 13, 2013.

(2) Mr. Riley resigned from the Board of Directors on October 29, 2012.

 Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of September 30, 2013 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Equity compensation plans approved by security holders (1)	1,300,000	$0.41	-
Equity compensation plans not approved by security holders (2)	12,193,632	$0.67	2,684,551
		-
Total	13,493,632		2,684,551

(1) Consists of options issued under the 2008 Stock Option Plan.

(2) Consists of options issued under the 2013 Omnibus Incentive Plan.

CERTAIN RELATIONAHIPS AND RELATED TRANSANCTIONS

Review, approval, or notification of transactions with related persons

Our board of directors reviews and votes on transactions, arrangements and relationships between us and any of our directors, director nominees, executive officers, beneficial owners of more than 5% of our common stock and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a fiscal year (such transaction, arrangement or relationship, the “Related Transaction”). The director who has a material interest in the related transaction must recuse himself from our board of directors vote on such matter. A majority vote of the remaining board of directors members is required for approval of the related transaction. Before such vote, our board of directors members who are independent of the related transaction review, among other things, the following factors:

●	the related person’s interest in the transaction;

●	the approximate dollar value of the amount involved;

●	the terms of the transaction;

●	the benefits to us;

●	the benefits to our stockholders;

●	the availability of other sources for comparable products, services, or financial benefits; and;

●	whether the transaction is on terms that are no less favorable to us than terms that could have been reached with an unaffiliated third-party under the same or similar circumstances.

Certain Relationships and Related Transactions

On January 25, 2013, Messrs. Klein, Fagenson, Goldwasser and Levin purchased shares of our common stock in the private placement at purchase price of $0.30 per share for an aggregate consideration of $377,500. Mr. Klein purchased 1,000,000 shares, Mr. Fagenson purchased 166,666 shares, Mr. Goldwasser purchased 66,666 shares and Mr. Levin purchased 25,000 shares. Additionally, National issued shares of our common stock in exchange for warrants as follows: Messrs. Klein and Sokolow each received 101,214 shares in exchange for 215,741 warrants and Mr. Plimpton received 506,080 shares in exchange for 1,078,730 warrants.

Mr. Fagenson is also a party to an Independent Contractor Agreement, dated February 27, 2012, with the NSC, whereby in exchange for establishing and maintaining a branch office of National Securities Corporation in New York, New York (the “Branch”), Mr. Fagenson receives 50% of any net income accrued at the Branch, which amounted to date has been immaterial and his daughter, Stephanie Fagenson, is receiving an annual salary of $72,000.

M. Klein & Company was engaged during the fiscal year ended 2013 to perform certain evaluation services and to advise our Board on corporate actions. The principal officer of this firm engaged to conduct these services is the brother of the Chief Executive Officer and Co-Chairman of our Board, Mark D. Klein. Mr. Klein received no direct or indirect compensation as a result of this engagement. The total fees paid for these services were $50,000 in fiscal year 2013. No such fees were paid in fiscal year 2012.

Between March 2012 and September 2012, the Company issued and sold to National Securities Growth Partners LLC ("NSGP"), the primary principals of which include Messrs. Klein and Fagenson, convertible notes in the aggregate initial principal amount of $5,000,000 (the "Notes"). The Notes were convertible into units of the Company consisting of (i) the Company's Series E preferred stock, par value $0.01 per share, which was convertible into shares of Common Stock and (ii) a warrant exercisable for shares of Common Stock. In conjunction with the closing of the private placement in January 2013, the Company entered into a Conversion and Exchange Agreement and a Warrant Exchange Agreement (the "Series E Conversion and Exchange Agreement") with NSGP pursuant to which, among other things, (i) NSGP converted all of the Notes (and all accrued and unpaid interest thereon) into shares of Series E Preferred Stock in accordance with the terms and conditions of the Notes (the "Note Conversion"); (ii) then, following the Note Conversion, NSGP converted all of its Series E Preferred Stock into 10,000,000 shares of Common Stock, and (iii) then, exchanged all of its warrants (10,000,000) to purchase Common Stock for 6,697,140 shares of Common Stock.

On July 25, 2012, the Company and Leonard J. Sokolow executed a consulting agreement (the "Consulting Agreement''), which replaced the previous employment agreement between the Company and Mr. Sokolow which was entered into concurrent with the closing of the merger of the Company and vFinance, Inc., and which was subsequently amended on November 23, 2009. Under the Consulting Agreement, Mr. Sokolow will provide to the Company and its affiliates professional consulting services in the area of general corporate, financial reporting, business development, advisory, operational, strategic, public company and broker-dealer matters as needed and requested. During the term of Consulting Agreement Mr. Sokolow will be paid $300,000 per annum.

Mr. Fagenson was also a party to a sub-lease agreement wherein during the aftermath of Hurricane Sandy in fiscal year 2012 and part of 2013, Mr. Fagenson sublet office space to an independent contractor office of National Securities. This agreement was of no financial consequence to the Company.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of January 31, 2014, by:

●	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

●	each of our directors;

●	each of our current executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, except as indicated by footnote the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. The address of named beneficial owners that are officers and/or directors is: c/o National Holdings Corporation, 410 Park Avenue, 14th Floor, New York, New York 10022.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Mark Klein (1)	10,429,855	8.10%
Robert Fagenson (2)	8,681,293	7.00%
Richard Abbe (3)	6,364,203	5.10%
Mark Goldwasser (4)	2,945,685	2.40%
Frederic B. Powers III (5)	1,666,667	1.40%
Leonard Sokolow	1,476,956	1.20%
Frank Plimpton	1,511,285	1.20%
Alan Levin	40,500	*
Salvatore Giardina	60,000	*
Peter Zurkow	60,000	*
William Lerner	60,000	*
James Ciocia	772,770	*
Frederick Wasserman	101,842	*
All executive officers and directors as a group	27,626,853	27.5%
(12) persons)

* Less than 1%

(1)

Consists of (i) 307,094 shares of our common stock held directly by Mr. Klein, (ii) 5,700,000 shares of our common stock issuable upon exercise of vested options, and (iii) 4,422,761 shares of our common stock held by M Klein & Company, of which Mr. Klein is the managing member and a majority partner and has sole voting and investment power over such shares.

(2)

Consists of (i) 500,000 shares of our common stock issuable upon exercise of options, (ii) 166,666 shares of our common stock held the Trust for the benefit of Toby Fagenson, of which Mr. Fagenson is the sole Trustee and has sole voting and investment power over such shares, and (iii) 8,014,627 shares of our common stock held by Fagenson & Co., Inc., of which Mr. Fagenson is the Chairman and Chief Executive Officer and has sole voting and investment power over such shares.

(3)

Information is based on a Schedule 13G filed by Iroquois Capital management, L.L.C., Joshua Silverman and Richard Abbe on September 23, 2013. Consists of (i) 6,197,533 shares of our common stock over which Iroquois Capital Management and Messrs Silverman and Abbe have shared voting and investment power and (ii) 166,670 shares of our common stock over which Mr. Abbe has sole voting and investment power. The principal business address for Iroquois Capital Management L.L.C. and Mr. Silverman and Abbe is 641 Lexington Avenue, 26th Floor, New York, NY 10022.

(4)

Consists of (i) 1,180,938 shares of our common stock issued on the conversion of 14,762 shares of Series A preferred stock in December 2011, (ii) 236,944 shares our common stock held directly by Mr. Goldwasser, (iii) 7,375 shares of our common stock held in a individual retirement account for the benefit of Mr. Goldwasser, (iv) 7,375 shares of our common stock held in an individual retirement account for the benefit of Mr. Goldwasser’s wife, (v) 13,050, shares of our common stock held in trusts for the benefit of Mr. Goldwasser’s children, of which Mr. Goldwasser is the sole Trustee and (vi)1,500,000 shares of our common stock issuable upon exercise of vested stock options.

(5)

Consists of shares owned by Powers Private Equity LLC, of which Mr. Powers is a Managing Director. Mr. Powers may be deemed to own the shares of our common stock owned by Powers Private Equity LLC. Mr. Powers disclaims beneficial ownership of the shares of our common stock owned by Powers Private Equity LLC. The principal business address of Powers Private Equity LLC is 100 W. Putnam Avenue, Greenwich CT 06830.

SELLING stockholders

This prospectus covers the resale by the selling stockholders of up to an aggregate of 36,608,592 shares of common stock. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. The selling stockholders have not had any material relationship with us within the past three years except as disclosed under the heading “Our Relationships with the Selling Stockholders" below.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders as of January 15, 2014. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders under this prospectus.

Except as disclosed in the footnotes to the table below, each of the selling stockholders have represented to us that they are not a broker-dealer, or affiliated with or associated with a broker-dealer, registered with the SEC or designated as a member of the FINRA. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling stockholders listed below.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated by footnote, all shares of common stock underlying derivative securities, if any, that are currently exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding for the purpose of calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 123,247,870 shares of common stock outstanding as of January 15, 2014.

Name of	Shares of common stock Beneficially Owned Prior to		Maximum Number of Shares of common stock to be Sold Pursuant to this	Shares of common stock Beneficially Owned After Offering (##)
Beneficial Owner	Offering (#)		Prospectus	Number	Percentage
Iroquois Master Fund Ltd. (1)	3,833,333		3,833,333	—	—
Stephen Nicholas	2,333,333		2,333,333	—	—
Chestnut Ridge Partners, LP (2)	1,000,000		1,000,000	—	—
Jeffrey Raymond Perry	750,000		750,000	—	—
David Wasserman	700,000		700,000	—	—
Helmsquire Holdings Limited (3)	700,000		700,000	—	—
Lincoln Capital LLC (4)	333,333		333,333	—	—
Sentinel Capital Solutions (5)	333,333		333,333	—	—
Rockmore Investment Master Fund Ltd. (6)	333,333		333,333	—	—
Merav Abbe Irrevocable Trust (7)	166,666		166,666	—	—
Kensington Trust (8)	166,666		166,666	—	—
American Capital Management LLC (9)	333,332		333,332	—	—
Eric H. Jensen	166,666		166,666	—	—
David Gage	100,000		100,000	—	—
Five Stones 1, LLC (10)	166,667		166,667	—	—
Mitchell Katz	833,333		833,333	—	—
Michael Kramer	500,000		500,000	—	—
Lowell Kraff	900,000		900,000	—	—
William Veghte	500,000		500,000	—	—
Jeffrey Gould	333,334		333,334	—	—
Leonard Lichter	250,000		250,000	—	—
Stephen Nicholas	1,000,000		1,000,000	—	—
M Klein and Company # (11)	10,429,855	(12)	1,083,333	9,346,522	7.2%
Leonard Potter	350,000		350,000	—	—
Kerry Propper #	100,000		100,000	—	—
Richard Winiarski	1,000,000		1,000,000	—	—
Melby Lane Partners, LLC (13)	333,333		333,333	—	—
Cutter Mill Partners LLC (14)	1,333,333		1,333,333	—	—
David Wasserman	800,000		800,000	—	—
Scott Cohen	333,334		333,334	—	—
Richard Abbe as custodian for Talia Abbe UTMA/NY until age 21 (15)	55,557		55,557	—	—
Richard Abbe as custodian for Bennet Abbe UTMA/NY until age 21 (16)	55,557		55,557	—	—
Richard Abbe as custodian for Samantha Abbe UTMA/NY until age 21 (17)	55,557		55,557	—	—
Mark Goldwasser #	2,945,685	(18)	66,667	2,879,018	2.3%
Leonard Sokolow #	1,476,956		33,334	1,443,622	1.2%
Toby Fagenson Trust #1, Robert Fagenson, Trustee (19)	8,681,293	(20)	166,667	8,514,626	6.9%

Name of	Shares of common stock Beneficially Owned Prior to	Maximum Number of Shares of common stock to be Sold Pursuant to this	Shares of common stock Beneficially Owned After Offering (##)
Beneficial Owner	Offering (#)	Prospectus	Number	Percentage
Powers Private Equity LLC (21)	1,666,667	1,666,667	—	—
Judd R. Marmon	100,000	100,000	—	—
Michael Gross	1,000,000	1,000,000	—	—
Moors and Mendon Master Fund LP (22)	1,666,667	1,666,667	—	—
Brad Chase	1,666,667	1,666,667	—	—
Brian D. Gordon	1,000,000	1,000,000	—	—
Quaker Ridge Partners LLC (23)	833,334	833,334	—	—
Stuart Lichter	833,334	833,334	—	—
William Groenveld #	32,000	32,000	—	—
Pramis Small Capitalization Core Commingled Pool (24)	4,332,860	4,332,860	—	—
Tucson Supplemental Retirement System (24)	128,240	128,240	—	—
Bost & Co fbo South Carolina Retirement System Investment Commission (24)	1,390,490	1,390,490	—	—
Alan Levin #	40,500	25,000	15,000	*
Jonathan C. Rich #	50,000	50,000	—	—
Harry S. Awadalla	116,666	116,666	—	—
Gregory Fortunoff #	100,000	100,000	—	—
JET Equity Partners, LP (25)	166,666	166,666	—	—

*	Less than 1.0%
#	Broker-Dealer Affiliate

(1)

Iroquois Capital Management L.L.C. ("Iroquois Capital") is the investment manager of Iroquois Master Fund, Ltd ("IMF"). Consequently, Iroquois Capital has voting control and investment discretion over the securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF.

(2)	Kenneth Pasternak, a managing member of the general partner of Chestnut Ridge Partners, LP, has sole power to vote and dispose of the shares of common stock held by Chestnut Ridge Partners, LP.

(3)	Anthony Heller maintains the power to vote or dispose of the shares of common stock held by Helmsquire Holdings Limited.

(4)

Stephen Temes is the managing member of Lincoln Capital LLC and consequently has voting and investment discretion over securities held by Lincoln Capital LLC. Mr. Temes disclaims beneficial ownership of these shares maintains the power to vote or dispose of the shares of common stock held by Lincoln Capital LLC.

(5)

Includes 333,333 shares held of record by the SCS Tactical Allocation Mutual Fund. Sentinel Capital Solutions, Inc. is the Registered Investment Advisor. Cart Meinelschmidt is the portfolio manager and has the power to direct investments and sole power to vote shares in the SCS Tactical Allocation Mutual Fund. Cart Meinelschmidt and Sentinel Capital Solutions Inc. expressly disclaim any beneficial ownership of the shares. The principal address of Sentinel Capital Solutions, Inc. is 38 S. Potomac Street, Suite 304, Hagerstown, MD 21740.

(6)

Rockmore Capital, LLC ("Rockmore Capital") serves as the investment manager to Rockmore Investment Master Fund Ltd ("Rockmore Master Fund") and in such capacity has investment discretion to vote and dispose of these shares. Mr. Bruce T. Bernstein and Mr. Brian Daley, as officers of Rockmore Capital, are responsible for the portfolio management decisions of Rockmore Master Fund and may be deemed to have investment discretion over these shares. Each of Rockmore Capital and Messrs. Bernstein and Daly disclaims beneficial ownership of these shares.

(7)	Leo Abbe and Colman Abbe maintain the power to vote or dispose of the shares of common stock held by Merav Abbe Irrevocable Trust.

(8)	Leo Abbe maintains the power to vote or dispose of the shares of common stock held by Kensington Trust.

(9)	Philip Mirabelli maintains the power to vote or dispose of the shares of common stock held by American Capital Management LLC.

(10)	George M. Stone maintains the power to vote or dispose of the shares of common stock held by Five Stone 1, LLC.

(11)	Mark D. Klein is the managing member and majority partner of M Klein & Company and has sole voting and investment power over the shares of common stock.

(12)

Consists of (i) 307,094 shares of our common stock held directly by Mr. Klein, (ii) 5,700,000 shares of our common stock issuable upon exercise of vested options, and (iii) 4,422,761 shares of our common stock held by M Klein & Company, of which Mr. Klein is the managing member and a majority partner and has sole voting and investment power over such shares.

(13)	Steven Shenfeld, Managing Member of Melby Lane Partners, LLC, maintains the power to vote or dispose of the shares of common stock held by Melby Lane Partners, LLC.

(14)	Steven Shenfeld and David Kalish, Managing Members of Cutter Mill Partners, LLC, maintain the power to vote and dispose of the shares of common stock held by Cutter Mill Partners, LLC.

(15)	Richard Abbe maintains the power to vote or dispose of these shares of common stock held by Richard Abbe as custodian for Talia Abbe UTMA/NY until age 21.

(16)	Richard Abbe maintains the power to vote or dispose of these shares of common stock held by Richard Abbe as custodian for Bennet Abbe UTMA/NY until age 21.

(17)	Richard Abbe maintains the power to vote or dispose of these shares of common stock held by Richard Abbe as custodian for Samantha Abbe UTMA/NY until age 21.

(18)

Consists of (i) 1,180,938 shares of our common stock issued on the conversion of 14,762 shares of Series A preferred stock in December 2011, (ii) 236,944 shares our common stock held directly by Mr. Goldwasser, (iii) 7,375 shares of our common stock held in a individual retirement account for the benefit of Mr. Goldwasser, (iv) 7,375 shares of our common stock held in an individual retirement account for the benefit of Mr. Goldwasser’s wife, (v) 13,050, shares of our common stock held in trusts for the benefit of Mr. Goldwasser’s children, of which Mr. Goldwasser is the sole Trustee and (vi) 1,500,000 shares of our common stock issuable upon exercise of vested stock options.

(19)	Robert Fagenson maintains the power to vote or dispose of these shares of common stock held by Toby Fagenson Trust #1, Robert Fagenson, Trustee.

(20)

Consists of (i) 500,000 shares of our common stock issuable upon exercise of options, (ii) 166,666 shares of our common stock held the Trust for the benefit of Toby Fagenson, of which Mr. Fagenson is the sole Trustee and has sole voting and investment power over such shares, and (iii) 8,014,627 shares of our common stock held by Fagenson & Co., Inc., of which Mr. Fagenson is the Chairman and Chief Executive Officer and has sole voting and investment power over such shares.

(21)	Frederic B. Powers III maintains the power to vote or dispose of the shares of common stock held by Powers Private Equity LLC.

(22)	Anton Schultz is the Chief Investment Officer and President of Mendon Capital Advisors Corp., advisor to the Moors and Mendon Master Fund LP.

(23)	Lawrence Fehrenbake, Managing Member of Quaker Ridge Partners LLC maintains the power to vote or dispose of the shares of common stock held by Quaker Ridge Partners LLC.

(24)

Pyramis Global Advisors Trust Company ("PGATC"), 90 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owners of 5,815,590 shares or 5.98689% of the outstanding common stock of the Company as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d of FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 5,851,590 shares and sole power to vote or direct the voting of 5,851,590 shares of common stock owned by the institutional accounts managed by PGATC as reported above.

(25)	Douglas S. Thomas, General Partner of JET Equity Partners, LP, maintains the power to vote and dispose of shares of common stock held by JET Equiy Partners, LP.

Transactions Through Which the Selling Stockholders Obtained Beneficial Ownership of the Shares of common stock being Offered Hereby

January Private Placement

On January 24, 2013, we entered into the January Purchase Agreement with the certain of the Selling Stockholders providing for the issuance and sale of approximately 29,450,000 shares of our for an aggregate purchase price of approximately $8.8 million. The closing of the sale of the shares occurred on January 25, 2013.

January Registration Rights Agreement

In connection with the January Purchase Agreement, on January 24, 2013, the Company and the January Purchasers entered the January Registration Rights Agreement. Pursuant to the January Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to (i) file with the SEC as soon as practicable but in no event later than 45 days of the date of the January Closing, a registration statement covering the resale of all January Shares and (ii) have the registration statement be declared effective under the Securities Act, as soon as practicable but in no event later than the 90 days or if there is a review of the registration statement by the SEC, 120 days after the date of the January Closing. In the event that (1) a registration statement is not declared effective by the SEC on or prior to its required effectiveness date, (2) after the date the registration statement is declared effective by the SEC, (a) a registration statement ceases for any reason, to remain continuously effective or (b) the Purchasers are not permitted to utilize the prospectus included in the registration statement therein to resell the Private Placement Shares, in each case, for more than an aggregate of 20 consecutive days or 45 days during any 12-month period, or (3) the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) under the Securities Act, it shall pay to each January Purchaser an amount in cash equal to 1% of the Purchase Price attributed to the such Janauryt Shares on the date the failure occurs and every 30 days thereafter, until cured subject to a maximum amount of up to 10% of the aggregate Janauiry Purchase Price of the January Shares. We are registering the shares under this Registration Statement, of which this prospectus is a part, to satisfy our obligation under the January Registration Rights Agreement.

August Private Placement

On August 28, 2013, we entered into an August Purchase Agreement with certain of the selling stockholders providing for the issuance and sale of the August Shares for an aggregate purchase price of approximately $3,175,000. The closing of the sale of the August Shares occurred on August 30, 2013 (the “August Closing”).

In connection with the August Purchase Agreement, on August 28, 2013, the Company and the selling stockholders entered into the August Registration Rights Agreement. Pursuant to the August Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to (i) file with the SEC as soon as practicable but in no event later than 45 days of the date of the August Closing, a registration statement covering the resale of all shares and (ii) have the registration statement be declared effective under the Securities Act as soon as practicable but in no event later than the 90 days or if there is a review of the registration statement by the SEC, 120 days after the date of the August Closing. In the event that (1) a registration statement is not declared effective by the SEC on or prior to its required effectiveness date, (2) after the date the registration statement is declared effective by the SEC, (a) a registration statement ceases for any reason, to remain continuously effective or (b) the selling stockholders are not permitted to utilize the prospectus included in the registration statement therein to resell the shares, in each case, for more than an aggregate of 20 consecutive days or 45 days during any 12-month period, or (3) the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) under the Securities Act it shall pay to each selling stockholder an amount in cash equal to 1% of the purchase price attributed to the such selling stockholder’s shares on the date the failure occurs and every 30 days thereafter, until cured subject to a maximum amount of up to 10% of the aggregate purchase price of the shares. We are registering the shares under the August Registration Statement, of which this prospectus is a part, to satisfy our obligation under the August Registration Rights Agreement.

Our Relationships with the Selling Stockholders

In the past three years, we have not had any relationship or arrangement with any of the selling stockholders, their affiliates other than as follows:

●	Mark D. Klein, our Chief Executive Officer and Co-Executive Chairman, is the managing member and majority partner of M. M Klein & Company.

●	Robert Fagenson, our Executive Co-Chairman, is the sole trustee of the Trust for the benefit of Toby Fagenson.

●	Mark Goldwasser is our President and a director.

●	Lenny Sokolow is a director and our former President and Vice Chairman.

●	Alan Levin is our Chief Financial Officer.

●	William Groeneveld is President of vFinance Investments, Inc and Head of Trading.

●	Jonathan C. Rich is our Executive Vice President of Investment Banking.

●	Frederic B. Powers, the Managing Director of Powers Private Equity LLC, is a Director of the Company.

●

In March 2012, we completed a private placement of subordinated notes pursuant to the terms of a Note Purchase Agreement, dated June 4, 2010, between us and certain investors, including Leonard Sokolow, who purchased a note in the aggregate principal amount of $100,000.

●

In July 2010, we completed a private placement of securities pursuant to the terms of a Securities Purchase Agreement, dated July 12, 2010, between the Company and certain investors, including Mark D. Klein and Leonard Sokolow. In connection with the private placement, we sold to the investors shares of our Series C Convertible Preferred Stock, par value $0.02 per share (the “Series C Preferred Stock”), at a purchase price of $50.00 per share, and warrants to purchase an aggregate of 3,416,692 shares of our common stock. On January 24, 2013, the holders of a majority of the outstanding shares of Series C Preferred Stock approved the Amended and Restated Series C Certificate of Designation. The Amended and Restated Series C Certificate of Designation provides, among other things, that in the event the Company shall have raised at least $5 million through the sale of common stock at a purchase price not less than $.30 per share in a private placement transaction by March 31, 2013, all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of common stock at the then effective conversion price of the Series C Preferred Stock. As a result of the Closing of the Private Placement on January 25, 2013, all shares of Series C Preferred Stock were mandatorily converted into shares of common stock.

●

Between March 2012 and July 2012, the Company issued and sold to NSGP, the primary principals of which include Messrs. Klein and Fagenson, convertible notes in the aggregate initial principal amount of $5,000,000. The notes were convertible into units of the Company consisting of (i) the Company’s Series E preferred stock, par value $0.02 per share (the "Series E Preferred Stock"), which was convertible into shares of common stock, and (ii) a warrant exercisable for shares of our common stock. In conjunction with the Closing of the Private Placement, the Company entered into a Conversion and Exchange Agreement with NSGP pursuant to which, among other things, (i) NSGP converted all of the notes (and all accrued and unpaid interest thereon) into shares of Series E Preferred Stock in accordance with the terms and conditions of the Notes (the "Note Conversion"); and (ii) then, following the Note Conversion, NSGP converted all of its Series E Preferred Stock into 10,000,000 shares of common stock.

●

We have previously issued warrants representing the right to purchase shares of our common stock to certain investors, including Messrs. Klein and Sokolow and NSGP. In conjunction with the closing of the Private Placement, we entered into a Warrant Exchange Agreement, dated January 24, 2013 with certain of those investors pursuant to which, among other things, the investors exchanged their warrants for shares of our common stock. In connection therewith, Messrs. Klein and Sokolow and to NSGP exchanged their warrants for 101,214, 101,214 and 6,697,140, shares of our common stock, respectively

June and July 2010 Private Placement

On June 10, 2010, we issued to certain accredited investors, convertible subordinated promissory notes aggregating $1.7 million pursuant to a private placement. The notes bear interest at 5% per annum payable upon maturity, which is July 7, 2010, if not previously converted at the option of the holders. The notes are convertible into our Series C Preferred Stock convertible and warrants exercisable at $0.50 per share of our Common Stock.

On June 4, 2010, we issued to a former director and a lender, Mr. Dewey, warrants to purchase 225,000 shares of our Common Stock at an exercise price of $0.50 per share of our Common Stock in consideration of the Director’s agreement to forbear the exercise of his rights under a certain promissory note. The warrants expire in June 2015. Additionally, we issued to an accredited investor and one of our lenders, St-Cloud Partners Capital II, L.P., warrants to purchase an aggregate of 500,000 shares of our Common Stock at an exercise price of $0.50 per share in consideration for waiving certain rights under the investor’s loan agreement in connection with the private placement. The warrants expire in June 2015. Of the 500,000 warrants, 250,000 will vest only in the event that the Company indebtedness owed to the investor is prepaid prior to its stated maturity.

On July 12, 2010, we issued to certain accredited investors 34,167 shares of our Series C Convertible Preferred Stock and warrants to purchase an aggregate of 3,416,692 shares of our Common Stock, at an exercise price of $0.50 per share of our Common Stock, pursuant to a conversion of the aforementioned $1.7 million convertible subordinated promissory notes private placement plus accrued interest. One share of our Series C Preferred Stock is convertible into 100 shares of our common stock. Each share of the Series C Convertible Preferred Stock is convertible, at the option of the holder at any time after issuance. The warrants vest 33% on July 12, 2010 and 33% every year thereafter. Each tranche of warrants expires five years from the date of vesting. Until March 31, 2011, the conversion price of the Series C and exercise price of the warrants is subject to full-ratchet price protection in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock for consideration per share less than the exercise price of the warrants then in effect. The number of shares of Common Stock subject to each shares of Series C Preferred Stock and warrant is subject to adjustment in the event of stock splits, dividends, distributions and similar adjustments to our capital stock

The issuance and sale of the securities in these transactions are exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the Investors as required by Regulation D, and the Investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

September 2010 Private Placement

On September 29, 2010, we issued to several accredited investors 60,000 shares of our Series D Preferred Stock and warrants to purchase an aggregate of 6,000,000 shares of our Common Stock at an exercise price of $0.50 per share, for an aggregate purchase price of $3,000,000 pursuant to a private placement. In connection with the issuance of the securities, National Securities Corporation, a wholly-owned subsidiary of the Company and the placement agent of the private placement, received cash commissions equal to 6% of the gross amount sold equal to $180,000. Each shares of Series D Preferred Stock is convertible into 100 shares of our common stock, at the option of the holder at any time after issuance. The warrants vest 33% on September 29, 2010 and 33% every year thereafter. Each tranche of warrants expires five years from the date of vesting. Until March 31, 2011, the conversion price of the Series D preferred Stock and exercise price of the warrants is subject to full-ratchet price protection in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock for consideration per share less than the exercise price of the warrants then in effect. The number of shares of Common Stock subject to each share of Series D Preferred Stock and warrant is subject to adjustment in the event of stock splits, dividends, distributions and similar adjustments to our capital stock.

In connection with the private placement, the holders of the Company’s Series C Preferred Stock waived certain rights under the purchase agreement with the Company in consideration of being issued warrant to purchase an aggregate of 250,000 share of the Company’s common stock at an exercise price of $0.50 per share on a pro rata basis. The warrants vest 33% September 29, 2010 and 33% every year thereafter. Each tranche of warrants expires five years from the date of vesting.

The issuance and sale of the securities in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the Investors as required by Regulation D, and the Investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

December 2010 and February 2011 Private Placement

In December 2010 and February 2011, we issued to accredited investors 3,170,000 shares of our Common Stock and five-year warrants to purchase an aggregate of 3,170,000 shares of our Common Stock at an exercise price of $0.50 per share pursuant to a private placement. We received net proceeds of approximately $1,456,000 after payment of $95,100 of cash commissions to the placement agent, our wholly-owned subsidiary, National Securities Corporation. In addition, we issued to the placement agent five-year warrants to purchase an aggregate of 200,000 shares of our Common Stock at an exercise price of $0.50 per share. The exercise price of the warrants is subject to adjustment for stock splits, stock dividends, recapitalizations and the like.

The sale and issuance of the Units, Investor Warrants and Agent Warrants (and the issuance of shares of Common Stock upon exercise or conversion thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

March, April, and September 2012 Private Placement

Between March and September, 2012, we issued to an accredited investor, National Securities Growth Partners LLC, convertible subordinated promissory notes aggregating $5 million pursuant to a private placement. The notes bear interest at 6% per annum, payable upon maturity or upon conversion, and mature on the earlier of 10 business days after notice of maturity by the holder (which may not be issued prior to August 13, 2013) or March 31, 2015. ). If the Company consummates any equity or equity-link financing without the consent of the respective holders of the notes, such holder’s note will mature as of the date of closing of such financing. The notes are subordinated to existing senior indebtedness of the Company, and secured by any net proceeds received by the Company after paying off any senior indebtedness in the event any holder of senior indebtedness forecloses on the common stock of National Asset Management, Inc. The notes are convertible into an aggregate of 100,000 shares of our Series E Preferred Stock and 10,000,000 warrants, exercisable at $0.50 per share of our Common Stock. The warrants vest 33% on the date of grant and 33% every year thereafter. Each tranche of warrants expires five years from the date of vesting. Shares of our Series E Preferred Stock are convertible, at the option of the holder at any time after issuance for 100 shares of our Common Stock. From the date of the purchase agreement until December 30, 2012, the conversion price of the warrants and the Series E Preferred Stock was subject to full-ratchet price protection (subject to a minimum of $0.10 per share) in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock for consideration per share less than the conversion price of the Series E Preferred Stock then in effect.

In September 2012, we issued to an accredited investor, Mr. Riley, a subordinated promissory note of $1 million. The note bears interest at 10% and matures on the earlier of 10 business days after notice of maturity by the holder (which may not be issued prior to August 13, 2013) or March 31, 2015. ). If the Company consummates any equity or equity-link financing without the consent of holder of the note, such note will mature as of the date of closing of such financing.

The issuance and sale of the securities in this private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the Investors as required by Regulation D, and the Investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

January 2013 Private Placement

On January 24, 2013, we issued to certain accredited investors, 29,450,000 shares of our Common Stock pursuant to a private placement consideration of $8.8 million.

The transactions contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and Regulation D of the Securities Act. We have furnished certain information to the investors as required by Regulation D, and the investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Other Transactions

On April 1, 2010, we issued to 125,000 shares of our Common Stock to satisfy certain claims. The fair value of the shares amounted to $65,000, based on the quoted trading price of our shares at the settlement date.

On November 15, 2011, we issued to 1,500,000 shares of our common stock to satisfy certain claims. The fair value of the shares amounted to $450,000, based on the quoted trading price of our shares at the settlement date.

On August 28, 2012, we issued to 340,854 and 126,188 shares of our common stock to two of our Directors, Mr. Sokolow and Mr. Goldwasser, respectively an aggregate of 467,042 shares of our Common Stock in satisfaction of their amended employment agreements. The fair value of the shares amounted to $65,000 , based on the quoted trading price of our shares at the settlement date.

On February 14, 2013, we issued 600,000 shares of our common stock to satisfy certain claims, the fair value of the shares amounted to $125,000, based on the quoted trading price of our shares at the settlement date.

On March 4, 2013, we issued 400,000 shares of our common stock to satisfy certain claims. The fair value of the shares amounted to $182,000, based on the quoted trading prices of our shares at the settlement date.

The transactions contemplated are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and Regulation D of the Securities Act We have furnished certain information to the investors as required by Regulation D, and the investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrant by payment of cash, however, we will receive the exercise price of the Warrant.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents or dealer, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their Affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

As of the date of the date hereof, we are authorized to issue 150,000,000 shares of common stock, par value $0.02 per share, and 10,000,000 shares of preferred stock, par value $0.02 per share, 50,000 of which has been designated as Series A Preferred stock, 34,500 of which have been designated as Series C Preferred Stock, 100,000 of which have been designated as Series D Preferred Stock and 200,000 of which have been designated as Series E Preferred Stock. As of the date of this proxy statement/prospectus, no shares of Preferred Stock are outstanding.

As of the date hereof, we had 123,247,870 shares of common stock issued and outstanding, and had reserved an additional (i) 896,755 shares of common stock for issuance upon exercise of outstanding warrants, and (ii) 16,500,000 shares of common stock for issuance under National's stock option plans, 9,700,000 of which are reserved for outstanding options.

Common Stock

Voting Rights. Each holder of shares of our common stock is entitled to one vote for each share of such common stock held by such holder, and voting power with respect to all classes of its securities shall be vested solely in the our common stock. Under our Bylaws, the holders of a majority of the voting power of its issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by its certificate of incorporation. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of our issued and outstanding stock entitled to vote thereon, present in person or represented by proxy, shall decide any questions brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation or of the Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Special Meetings of Stockholders. A special meeting of stockholders may be called at any time by our board of directors or the Chairman of the Board, if one shall have been elected, or the President and shall be called by the Secretary upon the request in writing of a stockholder or stockholders holding of record at least 33-1/3 % of the voting power of our issued and outstanding shares of stock entitled to vote at such meeting.

Stockholder Action by Written Consent. Our certificate of incorporation provides that any action required to be taken at any annual or special meeting of the holders of our common stock, may be taken by written consent without a meeting, provided that such written consent is signed by the holders of all of the outstanding shares of our common stock.

Dividends. Subject to the dividend rights of the outstanding shares of issued and outstanding preferred stock, holders of our common stock are entitled to receive dividends, when, as and if declared by our board of directors out of assets lawfully available for such purposes. No dividends shall be paid on any shares of our common stock unless the same dividend is paid on all shares of our common stock outstanding at the time of such payment.

Rights upon Liquidation, Dissolution or Winding Up. In the event of any distribution of assets upon liquidation, dissolution or winding up of our affairs, holders of our common stock will be entitled to share ratably and equally all of our assets and funds remaining after payment to the holders of our preferred stock of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of National.

Other Rights. Holders of our common stock have no subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, if we were to elect to sell additional shares of our common stock, persons acquiring our common stock in this offering would have no right to purchase additional shares and, as a result, their percentage equity interest in National would be reduced.

Preferred Stock

Our Board is authorized to issue from time to time, in one or more designated series, any or all of its authorized but unissued shares of preferred stock with dividend, redemption, conversion, exchange, voting and other provisions as may be provided in that particular series.

Series C Convertible Preferred Stock

Each share of Series C Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance, into such number of shares of our common stock as is determined by dividing the Series C Preferred Stock Price by the Series C Conversion Price, which is initially $0.50 (i.e., each share is convertible into approximately 100 shares of common stock). In the event we shall have raised at least $5 million through the sale of its common stock at a purchase price not less than $.30 per share in a private placement transaction by March 31, 2013, all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of our common stock at the then effective conversion price of the Series C Preferred Stock. All of the Series C Convertible Preferred Stock were automatically converted into shares of common stock on January 25, 2013 upon the closing of a private placement on January 2013.

The holders of Series C Preferred Stock generally have the right to vote on any matter with the holders of our common stock, the Series D Preferred Stock and the Series C Preferred Stock. The shares of Series C Preferred Stock are not entitled to receive any dividends.

In the event of any liquidation, dissolution or winding up of National, either voluntary or involuntary, the holders of the Series C Preferred Stock will be entitled to receive, on a pari passu basis with any class or series of our capital stock created specifically ranking, by its terms, on parity with the Series C Preferred Stock, and prior and in preference to any distribution of any of the assets or surplus funds of National to the holders of our common stock, an amount equal to the Series C Preferred Stock Price then held by them.

As of the date hereof, there are no shares of Series C Preferred Stock issued and outstanding.

Series D Convertible Preferred Stock

Each share of Series D Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance, into such number of shares of our common stock as is determined by dividing the Series D Preferred Stock Price by the Series D Conversion Price, which is initially $0.50 (i.e., each share is convertible into approximately 100 shares of our common stock).

The holders of Series D Preferred Stock generally have the right to vote on any matter with the holders of our common stock, the Series C Preferred Stock and the Series E Preferred Stock. The shares of Series D Preferred Stock are not entitled to receive any dividends.

In the event of any liquidation, dissolution or winding up of National, either voluntary or involuntary, will be entitled to receive, on a pari passu basis with the Series C Preferred Stock and any class or series of capital stock of National created specifically ranking, by its terms, on parity with the Series D Preferred Stock, and prior and in preference to any distribution of any of the assets or surplus funds of National to the holders of our common stock, an amount equal to the Series D Preferred Stock Price then held by them.

As of the date hereof, there are no shares of Series D Preferred Stock issued and outstanding.

Series E Convertible Preferred Stock

Each share of Series E Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance, into such number of shares of our common stock as is determined by dividing the Series E Preferred Stock Price by the conversion price of the Series E Preferred Stock, which is initially $0.50 (i.e., each share is convertible into approximately 100 shares of common stock).

The holders of Series E Preferred Stock generally have the right to vote on any matter with the holders of our common stock, the Series C Preferred Stock and the Series D Preferred Stock on an “as converted” basis (less one share of common stock). The shares of Series E Preferred Stock are not entitled to receive any dividends.

As of the date hereof, there are no shares of Series E Preferred Stock issued and outstanding.

Certain Provisions of Delaware Law and National’s Certificate of Incorporation and By-Laws

A number of provisions of our certificate of incorporation and By-laws concern matters of corporate governance and the rights of stockholders. Certain of these provisions, as well as the ability of our board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors (including takeovers which certain stockholders may deemed to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of our board to issue preferred stock without further stockholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contests, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of the our common stock. Our board of directors believes these provisions are appropriate to protect the interests of us and all of our stockholders.

Number of Directors; Filling Vacancies. Our certificate of incorporation and By-laws provide that the number of directors constituting the board of directors will be determined by the affirmative vote of the board of directors or by action of its stockholders. Any vacancy occurring in the board of directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

Classification of Directors. Our By-laws provide that the directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three classes. The number of directors in each class shall be as nearly equal as possible. At each annual election, any vacancy in any class of directors may be filled and successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. In the event the number of directors is increased, election may be made to a class of directors with terms expiring in three years or less in order to maintain proportionate equality between the classes. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there are vacancies in our board of directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

Following the effective time of the merger with Gilman, we will appoint two persons nominated by the Gilman board of directors and reasonably acceptable to us to serve as Class I members of the our Board of Directors and to nominate such persons for election at the next election of Class I directors of us.

Amendments to By-laws. National’s Bylaws provide that they may be amended or repealed or new bylaws may be adopted by action of the stockholders entitled to vote thereon at any annual or special meeting of stockholders or by action of the National board of directors at a regular or special meeting thereof.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL. Under this provision, we may not engage in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

●	prior to such time National's board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

at or subsequent to such time the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to some exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Our common stock is issued in registered form, and National’s transfer agent is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401.

Warrants

As of the date of this prospectus, we had outstanding warrants to purchase 896,755 shares of our common stock at an exercise price of $0.50 per share.

Options

As of the date of this prospectus, we had outstanding options to purchase 12,250,000 shares of our common stock at exercise prices ranging from $0.50 to $0.90 per share issued under our Stock Option Plans.

Restricted Stock Units

As of the data of this prospectus, we had outstanding restricted stock units to receive 1,243,632 shares of our common stock issued under our 2013 Omnibus Incentive Plan.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon by Troutman Sanders LLP, New York, New York.

EXPERTS

 Our consolidated financial statements as of and for the years ended September 30, 2013 and 2012 included in this prospectus have been so included in reliance on the report of RBSM LLP ("RBSM"), a registered independent public accounting firm, given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of and for the years ended June 30, 2013 and 2013 for Gilman Ciocia, Inc. included in this prospectus have been so included in reliance of the report of Ligget Vogt & Webb P.A., a registered independent public accounting firm, given upon authority of such firm as experts in accounting and auditing.

Changes In and Disagreements With Accountants
On Accounting and Financial Disclosure

On January 29, 2013, the Company dismissed Sherb & Co., LLP (“Sherb”) and engaged RBSM to replace Sherb as the Company's independent registered public accounting firm.

The principal accountant's reports of Sherb on the financial statements of the Company as of and for the two years ended September 30, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The principal accountant's reports of Sherb on the financial statements of the Company for the years ended September 30, 2012 and 2011 contained an explanatory paragraph disclosing the uncertainty regarding the Company's ability to continue as a going concern.

During the two years ended September 30, 2012 and 2011 and through February 4, 2013, there were no disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Sherb's satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the two years ended September 30, 2012 and through February 4, 2013, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the two years ended September 30, 2012 and 2011 and through February 4, 2013, the Company did not consult with RBSM with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The registration statement, including its exhibits and schedules, may be inspected at the Public Reference Room. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the SEC. The SEC’s Internet website address is http://www.sec.gov.

Unaudited Pro Forma Condensed Financial Information

Unaudited Pro Forma Condensed Combined Statements of Financial Condition	F-49
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)	F-51
Managements Presentation of EBITDA, as Adjusted by Managements Cost Cutting Projections of the Combination of National Holdings Corporation and Gilman & Ciocia	F-53
Managements Presentation of EBITDA, as Adjusted by Managements Savings Estimates of the Combination of National Holdings Corporation and Gilman & Ciocia	F-54
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

National Holdings Corporation

We have audited the accompanying consolidated statements of financial condition of National Holdings Corporation and Subsidiaries (the "Company") as of September 30, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the years in the two year period ended September 30, 2013. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Holdings Corporation and Subsidiaries as of September 30, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two year period ended September 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, NY

December 27, 2013

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,
	2013	2012
ASSETS
Current Assets
Cash and cash equivalents	$19,985,000	$7,934,000
Restricted cash	92,000	-
Deposits with clearing organizations	1,107,000	1,107,000
Receivables from broker dealers and clearing organizations	4,296,000	3,650,000
Other receivables	1,049,000	147,000
Advances to registered representatives - Current portion, net of allowance for uncollectible accounts	384,000	249,000
Securities owned: marketable – at market value	428,000	696,000
Securities owned: nonmarketable – at fair value	39,000	56,000
Prepaid expenes	764,000	520,000
Total Current Assets	28,144,000	14,359,000

Advances to registered representatives - Long term portion	427,000	641,000
Fixed assets, net of accumulated depreciation	447,000	662,000
Intangible assets, net	-	466,000
Other assets	493,000	461,000
Total Assets	$29,511,000	$16,589,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable, accrued expenses and other liabilities	$13,494,000	$11,297,000
Payable to broker dealers and clearing organizations	13,000	119,000
Securities sold, but not yet purchased, at market value	15,000	1,000
Convertible notes payable, net of debt discount	-	6,800,000
Total Current Liabilities	13,522,000	18,217,000

Accrued expenses and other liabilities - Long term portion	192,000	263,000
Total Liabilities, before subordinated borrowings and other liabilities	13,714,000	18,480,000

Subordinated borrowings	-	1,000,000

Total Liabilities	13,714,000	19,480,000

National Holdings Corporation Stockholders' Equity (Deficit)
Series C and D, convertible preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2013 and 94,169 issued and outstanding at September 30, 2012	-	6,156,000
Common stock, $.02 par value, 150,000,000 shares authorized; 100,580,203 shares issued and outstanding, at September 30, 2013 and 26,555,572 shares issued and outstanding, at September 30, 2012	2,012,000	531,000
Additional paid-in capital	67,982,000	46,184,000
Accumulated deficit	(54,212,000)	(55,780,000)
Total National Holdings Corporation Stockholders' Equity (Deficit)	15,782,000	(2,909,000)

Non Controlling Interest	15,000	18,000

Total Stockholders' Equity (Deficit)	15,797,000	(2,891,000)

Total Liabilities and Stockholders' Equity (Deficit)	$29,511,000	$16,589,000

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL HOLDINGS CORPORATION AND SUBSIDARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2013	2012

Revenues
Commissions	$78,168,000	$70,301,000
Principal transactions	13,426,000	14,427,000
Investment banking fees	14,002,000	15,390,000
Interest and dividends	3,935,000	2,996,000
Transfer fees and clearing services	7,740,000	7,196,000
Investment advisory fees	9,508,000	8,092,000
Other	804,000	246,000
Total Revenues	127,583,000	118,648,000

Operating Expenses
Commissions, compensation and fees	110,656,000	103,800,000
Clearing fees	2,134,000	1,662,000
Communications	4,494,000	4,731,000
Occupancy, equipment and other admin expenses	3,300,000	4,189,000
Professional fees	3,382,000	2,714,000
Interest	248,000	916,000
Taxes, licenses and registration	1,582,000	1,536,000
Total Operating Expenses	125,796,000	119,548,000

Net Income (Loss) from Operations	1,787,000	(900,000)

Other Expenses
Loss on disposition of unconsolidated joint venture	-	(1,051,000)
Loss on investment in unaffilitated entity	(162,000)	-

Total Other Expenses	(162,000)	(1,051,000)

Net Income (Loss) before income taxes	1,625,000	(1,951,000)

Income taxes	60,000	-

Total Provision for Income Tax	60,000	-

Net Income (Loss) before non-controlling interest	1,565,000	(1,951,000)

Net loss attributable to noncontrolling interest	3,000	14,000

NET INCOME (LOSS)	$1,568,000	$(1,937,000)

Preferred stock dividend	-	(93,000)

Net income (loss) attributable to common stockholders	$1,568,000	$(2,030,000)

Net income (loss) attributable to common stockholders - Basic	$0.02	$(0.08)
Net income (loss) attributable to common stockholders - Diluted	$0.02	$(0.08)

Weighted average number of shares outstanding - Basic	70,651,415	25,014,166
Weighted average number of shares outstanding - Diluted	74,887,749	25,014,166

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

YEARS ENDED SEPTEMBER 30, 2013 and 2012

	Preferred Stock C		Preferred Stock D		Common Stock		Additional Paid-in	Accumulated	Non-controlling	Total Stockholders' Equity
	Shares	$	Shares	$	Shares	$	Capital	Deficit	Interest	(Deficit)
BALANCE, September 30, 2011	34,169	$2,551,000	60,000	$3,605,000	20,446,704	$409,000	$45,066,000	$(53,128,000)	$32,000	$(1,465,000)

Issuance of Series A Preferred Dividends	-	-	-	-	-	-	715,000	(715,000)	-	-

Issuance of shares of common stock pursuant to the conversion of Series A Preferred Stock	-	-	-	-	4,141,826	83,000	(83,000)	-	-	-

Fair value of stock options	-	-	-	-	-	-	10,000	-	-	10,000

Issuance of shares of common stock pursuant to satisfy certain liabilities	-	-	-	-	1,967,042	39,000	476,000	-	-	515,000

Net loss	-	-	-	-	-	-	-	(1,937,000)	(14,000)	(1,951,000)
BALANCE, September 30, 2012	34,169	2,551,000	60,000	3,605,000	26,555,572	531,000	46,184,000	(55,780,000)	18,000	(2,891,000)
Issuance of shares of common stock pursuant to the conversion of Series C Preferred Stock	(34,169)	(2,551,000)	-	-	3,416,691	68,000	2,483,000	-	-	-

Issuance of shares of common stock pursuant to the conversion of Series D Preferred Stock	-	-	(60,000)	(3,605,000)	6,000,000	120,000	3,485,000	-	-	-

Issuance of shares of common stock pursuant to the conversion of Series E Subordinated Note	-	-	-	-	10,000,000	200,000	4,800,000	-	-	5,000,000

Issuance of shares of common stock pursuant to the conversion of certain outstanding Warrants	-	-	-	-	12,951,195	259,000	(259,000)	-	-	-

Issuance of shares of common stock pursuant to Private Placement	-	-	-	-	40,034,928	801,000	10,777,000	-	-	11,578,000

Issuance of shares of common stock pursuant to 2013 Omnibus Stock Option Plan	-	-	-	-	621,817	13,000	227,000	-	-	240,000

Issuance of shares of common stock pursuant to satisfy certain liabilities	-	-	-	-	1,000,000	20,000	293,000	-	-	313,000

Accrue for distribution of remaining equity to non-controlling equity holder	-	-	-	-	-	-	(147,000)	-	-	(147,000)

Fair value of stock options	-	-	-	-	-	-	139,000	-	-	139,000

Net income (loss)	-	-	-	-	-	-	-	1,568,000	(3,000)	1,565,000
BALANCE, September 30, 2013	-	$-	-	$-	100,580,203	$2,012,000	$67,982,000	$(54,212,000)	$15,000	$15,797,000

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,565,000	$(1,951,000)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	922,000	1,154,000
Amortization of advances to registered representatives	349,000	265,000
Compensatory element of common stock option issuances	379,000	10,000
Loss on investment in unaffilated entity	162,000	-
Loss on disposition of unconsolidated joint venture	-	1,051,000
Amortization of note discount	-	247,000
Provision for bad debt	(96,000)	(201,000)
Net realized and unrealized (gain) loss on securities	(1,202,000)	23,000
Changes in operating assets and liabilities
Restricted cash	(92,000)	-
Deposits with clearing organizations	-	50,000
Receivables from broker-dealers, clearing organizations and others	(1,722,000)	(786,000)
Securities owned: marketable, at market value	1,526,000	(307,000)
Securities owned: non-marketable, at fair value	(39,000)	10,000
Other assets	(276,000)	(30,000)
Accounts payable, accrued expenses and other liabilities	2,024,000	773,000
Securities sold, but not yet purchased, at market	14,000	(1,000)
Net cash provided by operating activities	3,514,000	307,000

CASH FLOWS FROM INVESTING ACTIVITIES
Capital contribution to unconsolidated joint venture	-	(550,000)
Purchase of fixed assets	(241,000)	(221,000)
Net cash used in investing activities	(241,000)	(771,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible notes payable	-	5,000,000
Principal repayment of convertible notes payable	(1,800,000)	(4,200,000)
Repayment of subordinated borrowings	(1,000,000)	(100,000)
Proceeds from issuance of subordinated borrowings	-	1,000,000
Net proceeds from issuance of common stock	11,578,000	-
Net cash provided by financing activities	8,778,000	1,700,000

NET INCREASE IN CASH	12,051,000	1,236,000

CASH BALANCE
Beginning of the year	7,934,000	6,698,000
End of the year	$19,985,000	$7,934,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$415,000	$617,000
Income taxes	$47,000	$-
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES
Fair value of shares of common stock to satisfy liabilities	$313,000	$515,000
Conversion of Series A Preferred Stock to shares of common stock	$-	$83,000
Conversion of Series C preferred stock to common stock	$2,551,000	$-
Conversion of Series D preferred stock to common stock	$3,605,000	$-
Conversion of Series E subordinated note to common stock	$5,000,000	$-
Conversion of warrants to common stock	$259,000	$-
Series A preferred stock dividends	$-	$715,000

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

NOTE 1. ORGANIZATION

National Holdings Corporation (“National” or the “Company”), a Delaware corporation organized in 1996, is a financial services organization, operating primarily through its wholly owned subsidiaries, National Securities Corporation (“National Securities” or “NSC”) and vFinance Investments, Inc. (“vFinance Investments”) (collectively, the “Broker-Dealer Subsidiaries”). The Broker-Dealer Subsidiaries conduct a national securities brokerage business through their main offices in New York, New York, Boca Raton, Florida, and Seattle, Washington.

Through its Broker-Dealer Subsidiaries, the Company offers (1) full service retail brokerage to approximately 39,000 high net worth individual and institutional clients, (2) provides investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies, (3) engages in trading securities, including making markets in approximately 6,000 micro and small-cap, NASDAQ and other exchange listed stocks and (4) provides liquidity in the United States Treasury marketplace. The Broker-Dealer Subsidiaries are introducing brokers and clear all transactions through clearing organizations on a fully disclosed basis. They are registered with the Securities and Exchange Commission ("SEC"), are members of the Financial Industry Regulatory Authority ("FINRA") and Securities Investor Protection Corporation ("SIPC"). National Securities and vFinance Investments are also members of the National Futures Association ("NFA").

National also has a wholly owned subsidiary, National Asset Management, Inc., a Washington corporation ("NAM"). NAM is a federally-registered investment adviser providing asset management advisory services to high net worth clients for a fee based upon a percentage of assets managed.

National also has a wholly owned subsidiary, National Insurance Corporation, a Washington corporation (“National Insurance”). National Insurance provides fixed insurance products to its clients, including life insurance, disability insurance, long term care insurance and fixed annuities.

Recapitalization

During January 2013, the Company issued 29,451,596 shares of the Company’s common stock in a private placement transaction for proceeds of approximately $8.6 million, net of expenses. The Company used the proceeds from the issuance of the shares to repay certain outstanding indebtedness and for general corporate, working capital, and net capital purposes and associated and costs and fees relating to the transaction.

During January 2013, the Company issued 10,000,000 shares of its common stock in satisfaction of obligations under convertible notes aggregating $5,000,000 and paid off senior subordinated notes payable of $2,800,000.

During January 2013, the Company converted the Series C preferred stock into 3,416,691 shares of common stock and the Series D preferred stock into 6,000,000 shares of common stock.

On August 28, 2013, the Company entered into a Securities Purchase Agreement with the selling stockholders providing for the issuance and sale of 10,583,330 shares of the Company’s common stock for an aggregate purchase price of approximately $3.0 million, net of expenses.

Merger

On October 15, 2013, the Company completed its merger with Gilman Ciocia, Inc. (see Note 21 – Subsequent Events)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of National and its wholly owned and majority owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Furthermore, the Company has been named as a defendant in various customer arbitrations. These claims result from the actions of brokers affiliated with the Company. The Company may have established liabilities for potential losses from such complaints, legal actions, government investigations, and proceedings where necessary in accordance with GAAP. In establishing these liabilities, management uses judgment to determine the probability that losses will be incurred and a reasonable estimate of the amount of losses. In making these decisions, management bases its judgments on our knowledge of the situations, consultations with legal counsel and our historical experience in resolving similar matters. In many lawsuits, arbitrations and regulatory proceedings, it is not possible to determine whether a liability has been incurred or to estimate the amount of that liability until the matter is close to resolution. However, accruals are reviewed regularly and are adjusted to reflect our estimates of the impact of developments, rulings, advice of counsel and any other information pertinent to a particular matter. Because of the inherent difficulty in predicting the ultimate outcome of legal and regulatory actions, we cannot predict with certainty the eventual loss or range of loss related to such matters. If managements judgment proves to be incorrect, our liability for losses and contingencies may not accurately reflect actual losses that result from these actions, which could materially affect results in the period other expenses are ultimately determined. As of September 30, 2013 and 2012, the Company accrued approximately $250,000 and $325,000, repsectively for these matters. These claims may be covered by our errors and omissions insurance policy. While we will vigorously defend ourselves in these matters, and will assert insurance coverage and indemnification to the maximum extent possible, there can be no assurance that these lawsuits and arbitrations will not have a material adverse impact on our financial position.

Revenue Recognition

The Company generally acts as an agent in executing customer orders to buy or sell listed and over-the-counter securities in which it may or may not make a market, and charges commissions based on the services the Company provides to its customers. In executing customer orders to buy or sell a security in which the Company makes a market, the Company may sell to, or purchase from, customers at a price that is substantially equal to the current inter-dealer market price plus or minus a mark-up or mark-down. The Company may also act as agent and execute a customer's purchase or sale order with another broker-dealer market-maker at the best inter-dealer market price available and charge a commission. Mark-ups, mark-downs and commissions are generally priced competitively based on the services it provides to its customers. In each instance the commission charges, mark-ups or mark-downs, are in compliance with guidelines established by FINRA.

Customer security transactions and the related commission income and expense are recorded on a trade date basis. Customers who are financing their transaction on margin are charged interest. The Company’s margin requirements are in accordance with the terms and conditions mandated by its clearing firms, National Financial Services LLC (“NFS”), COR Clearing LLC, formerly known as Legent Clearing (“COR”), ICBC, formerly known as Fortis Securities, LLC (“ICBC”), Rosenthal Collins Group, LLC. (“Rosenthal”), and R.J. O’Brien (“RJO”). The interest is billed on the average daily balance of the margin account.

Investment banking revenues include gains, losses, and fees, net of syndicate expenses, arising from securities offerings in which the Company acts as an underwriter or agent. Investment banking revenues also include fees earned from providing financial advisory services. Investment banking management fees are recognized on the offering date, sales concessions on the trade date, and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

Principal transactions result from mark-ups and mark-downs in securities transactions entered into for the account of the Company. Some of these transactions may involve the Company taking a position in securities that may expose the Company to losses. These revenues are recorded on a trade date basis.

Clearing and other brokerage income are fees charged to the broker on customer’s security transactions, and are recognized as of the trade date.

Investment advisory fees are derived from account management and investment advisory services provided to high net worth clients. These fees are determined based on a percentage of the customers assets under management, may be billed monthly or quarterly and recognized when earned.

Other revenue consists of miscellaneous fees charged to both customer and our independent contractors for services rendered.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents.

Fixed Assets

Fixed assets are recorded at cost. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets, which range from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the terms of the leases. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments that extend the useful life of the asset are capitalized. When assets are retired or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on the difference between the financial statements carrying amounts and the tax basis of assets and liabilities, using the effective tax rates in the years in which the differences are expected to reverse. A valuation allowance related to deferred tax assets is also recorded when it is more likely than not that some or all of the deferred tax asset may not be realized.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted FASB Accounting Standards Codification 820-Fair Value Measurements and Disclosures, or ASC 820, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company had securities owned- nonmarketable including warrants it received as partial compensation from clients for investment banking services and subordinated borrowings as Level 2 assets and liabilities as of September 30, 2013 and 2012. The Company paid off all convertible promissory notes during 2013 and carrying amounts of the convertible promissory notes at September 30, 2012 approximated their respective fair value based on the Company’s incremental borrowing rate.

Cash and cash equivalents may include money market securities that are considered to be highly liquid and easily tradable as of September 30, 2013 and 2012, respectively. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy.

The warrants issued by the clients to the Company as partial compensation for banking services are not readily convertible to cash pursuant to ASC 605-10-20. Accordingly, they are classified as non-marketable securities. Once the securities underlying the warrants have quoted prices available in an active market that can rapidly absorb the quantity held by the Company without significantly affecting the price, the Company attributes a value to the warrants using the Black-Scholes method based on the respective price of the warrants and the quoted prices of the securities underlying the warrants and other key inputs.

In addition, FASB ASC 825-10-25 Fair Value Option, or ASC 825-10-25, was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect to use the fair value measurements for any of its qualifying financial instruments.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment at least once a year or earlier if circumstances and situations change such that there is an indication that the carrying amounts may not be recovered, in accordance with professional standards. In such circumstances, the Company will estimate the future cash flows expected to result from the use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future outflows expected to be necessary to obtain those inflows. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, the Company will recognize an impairment loss to adjust to the fair value of the asset.

Common Stock Purchase Warrants

The Company accounts for the issuance of common stock purchase warrants issued in connection with capital financing transactions in accordance with professional standards for "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". In accordance with professional standards, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”.

Professional standards generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control could require net cash settlement, then the contract shall be classified as an asset or a liability.

The Company evaluated the terms of the Series C and D Preferred Stock at September 30, 2012 to determine whether they should be classified as a liability, temporary equity, or permanent equity and whether their conversion options should be bifurcated and accounted for as derivatives. The terms of their Series C and D provide for the following among other things: they are convertible at the holder’s option to a fixed number of shares of common stock of the Company at the classification dates and they are not redeemable. The characteristics of the common stock that is issuable upon a holder’s exercise of the conversion option of the convertible preferred stock are deemed to be clearly and closely related to the characteristics of the Company’s common stock. Additionally, the Company’s conversion options, if free standing, would not be considered derivatives subject to the accounting guidelines prescribed in accordance with professional standards. As of September 30, 2013 the Company no longer had any convertible debt instruments outstanding

Net Income (Loss) per Common Share

Basic net loss per share is computed on the basis of the weighted average number of common shares outstanding. Diluted net loss per share is computed on the basis of the weighted average number of common shares outstanding plus the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted.

	Years Ended September 30,
	2013	2012
Numerator:
Net loss	$1,568,000	$(1,937,000)
Preferred stock dividends	-	(93,000)
Numerator for basic earnings per share- loss attributable to common stockholders - as adjusted	1,568,000	(2,030,000)
Numerator for diluted earnings per share-net loss attributable to common stockholders - as adjusted	$1,568,000	$(2,030,000)

Denominator:
Denominator for basic earnings per share--weighted average shares	70,651,415	25,014,166
Effect of dilutive securities:
Assumed conversion of Series A, C, and D preferred stock	2,992,702	-
Unvested restricted stock units	1,243,632	-
Denominator for diluted earnings per share--adjusted weighted-average shares and assumed conversions	74,887,749	25,014,166

Loss per share:
Net loss available to common stockholders
Basic	$0.02	$(0.08)

Diluted	$0.02	$(0.08)

The weighted-average anti-dilutive common share equivalents are as follows:

	September 30,
	2013	2012

Series A Preferred Stock	-	921,000
Series C Preferred Stock	-	3,416,692
Series D Preferred Stock	-	6,000,000
Convertible notes payable	3,535,616	6,712,123
Options	3,156,001	2,561,137
Warrants	5,503,817	14,842,941
	12,195,434	34,453,893

The anti-dilutive common shares outstanding at September 30, 2013 and 2012 are as follows:

	September 30,
	2013	2012

Series A Preferred Stock	-	-
Series C Preferred Stock	-	-
Series D Preferred Stock	-	-
Convertible notes payable	-	11,125,000
Options	10,000,000	1,312,002
Warrants	896,755	14,717,941
	10,896,755	27,154,943

Stock-Based Compensation

ASC Topic 718 accounting for “Share Based Payment” addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under Topic 718, SBP awards result in a charge to operations measured at fair value on the awards grant date, based on the estimated number of awards expected to vest over the service period.

The Company has historically used the Black-Scholes option valuation model to estimate the fair value of any options granted. The model includes subjective input assumptions that can materially affect the fair value estimates. The model was developed for use in estimating the fair value of traded options that have no vesting restrictions and that are fully transferable. For example, the expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the options granted. Options issued under the Company's option plans have characteristics that differ from traded options.

Market Risk

The investments of the Company are subject to normal market fluctuations and other risks inherent in investing in securities and there can be no assurance that any appreciation in value will occur. The value of investments can fall as well as rise and investors may not realize the amount that they invest.

Entering into Short Positions

A short sale involves the sale of a security that is not owned in the expectation of purchasing the same security (or a security exchangeable) at a later date at a lower price. A short sale involves the risk of a theoretically unlimited increase in the market price of the security that would result in a theoretically unlimited loss, although this potential loss is mitigated in the case of debt securities by the nature of such securities.

Concentrations of Credit Risk

The Company is engaged in trading and providing a broad range of securities brokerage and investment services to a diverse group of retail and institutional clientele, as well as corporate finance and investment banking services to corporations and businesses. Counterparties to the Company’s business activities include broker-dealers and clearing organizations, banks and other financial institutions. The Company primarily uses clearing brokers to process transactions and maintain customer accounts on a fee basis for the Company. The Company uses three clearing brokers for substantially all of its business. The Company permits the clearing firms to extend credit to its clientele secured by cash and securities in the client’s account. The Company’s exposure to credit risk associated with the non-performance by its customers and counterparties in fulfilling their contractual obligations can be directly impacted by volatile or illiquid trading markets, which may impair the ability of customers and counterparties to satisfy their obligations to the Company. The Company has agreed to indemnify the clearing brokers for losses they incur while extending credit to the Company’s clients. It is the Company’s policy to review, as necessary, the credit standing of its customers and counterparties. Amounts due from customers that are considered uncollectible by the clearing broker are charged back to the Company by the clearing broker when such amounts become determinable. Upon notification of a charge back, such amounts, in total or in part, are then either (i) collected from the customers, (ii) charged to the broker initiating the transaction and included in other receivables in the accompanying consolidated statements of financial condition, and/or (iii) charged as an expense in the accompanying consolidated statements of operations, based on the particular facts and circumstances.

The Company maintains cash with major financial institutions. All interest bearing accounts are insured up to $250,000. On October 14, 2008 the FDIC announced its temporary Transaction Account Guarantee Program, which provides full coverage for non-interest bearing transaction deposit accounts at FDIC-insured institutions that agree to participate in the program. The transaction account guarantee applies to all personal and business checking deposit accounts that do not earn interest at participating institutions. This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2013. As a result of this coverage the Company believes it is not exposed to any significant credit risks for cash.

Other Receivables

The Company extends unsecured credit in the normal course of business to certain business clients and unconsolidated affiliates. The determination of the amount of uncollectible accounts is based on the amount of credit extended and the length of time each receivable has been outstanding, as it relates to each individual relationship. The Company periodically receives payment from various clients for fees earned from investment banking deals and other transactions. These amounts are usually collected within sixty to ninety days and as of September 30, 2013 the Company has $0 in allowance for doubtful accounts. Additionally, other amounts due from unrelated parties are assessed and usually collected within thirty to sixty days.

Advances to Registered Representatives

Advances are given to certain registered representatives as an incentive for their affiliation with the Broker-Dealer Subsidiaries. The representative signs an independent contractor agreement with the Broker-Dealer Subsidiaries for a specified term, typically a three-year period. The advance is then amortized on a straight-line basis or based on a percentage of production over the life of the broker’s agreement with the Broker-Dealer Subsidiaries, and is included in commission expense in the accompanying consolidated statements of operations. In the event a representative’s affiliation terminates prior to the fulfillment of their contract, the representative is required to repay the unamortized balance. At September 30, 2013 and 2012 there was approximately $13,000 and $109,000, respectively of allowance for uncollectable amounts associated with this receivable.

Securities Owned

Marketable securities which consist of publicly traded unrestricted common stock and bonds are valued at the closing price on the valuation date. Non-marketable securities which consist partly of restricted common stock and of non-tradable warrants exercisable into freely trading common stock of public companies are carried at market value or as required, at fair value as determined in good faith by management.

Other Assets

Other assets consist primarily of prepaid expenses and lease deposits.

Legal and Other Contingencies

The outcomes of legal proceedings and claims brought against the Company are subject to significant uncertainty. ASC 450-10, Accounting for Contingencies, requires that an estimated loss from a loss contingency such as a legal proceeding or claim should be accrued by a charge to income if it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. Disclosure of a contingency is required if there is at least a reasonable possibility that a loss has been incurred. In determining whether a loss should be accrued we evaluate, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. Changes in these factors could materially impact our results of operations, financial position, or our cash flows.

Reclassification

Certain reclassifications have been made to conform the prior period data to the current presentation. These reclassifications had no effect on reported net loss.

Recently Adopted Accounting Guidance

In July 2012, the FASB issued ASU No. 2012-02, Testing indefinite-lived intangible assets for impairment. The update aims to reduce the cost and complexity of performing an impairment test for indefinite-lived intangible assets by simplifying how an entity tests those assets for impairment and to improve consistency in impairment testing guidance among long-lived asset categories. This guidance was effective for the Company beginning on October 1, 2012. The adoption of this accounting guidance did not have a material impact on the Company’s financial statements.

In December 2011, the FASB issued ASU No. 2011-11, Disclosures about offsetting assets and liabilities, an accounting update that creates new disclosure requirements requiring entities to disclose both gross and net information for derivatives and other financial instruments that are either offset in the statement of financial condition or subject to an enforceable master netting arrangement or similar arrangement. The disclosure requirements are effective for the Company beginning on or after January 1, 2013. Since these amended principles require only additional disclosures concerning offsetting and related arrangements, adoption will not affect the Company’s consolidated statements of income or financial condition.

In September 2011, the FASB issued Accounting Standard Update (“ASU”) No. 2011-08, Testing Goodwill for Impairment. The new guidance provides an entity the option to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines that this is the case, it is required to perform the currently prescribed two-step goodwill impairment test to identify potential goodwill impairment and measure the amount of goodwill impairment loss to be recognized for that reporting unit (if any). If an entity determines that the fair value of a reporting unit is greater than its carrying amount, the two-step goodwill impairment test is not required. The new guidance was effective for the Company beginning October 1, 2012 and did not have material impact on the Company’s financial statements upon adoption.

Recent Accounting Guidance Not Yet Adopted

In July 2013, the FASB Issued ASU 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The Update provides guidance for the presentation of an unrecognized tax benefit when, among other things, a net operating loss carryforward exists. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date.

The new guidance will be effective for the Company beginning January 1, 2014. Earlier adoption is permitted. The Company believes that the new guidance will not have any material impact on the Company’s financial statements upon adoption.

In February 2013, the FASB issued Accounting Standard Update (“ASU”) No. 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date. The Update provides guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. generally accepted accounting principles (GAAP). The guidance in this Update requires an entity to measure obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this guidance is fixed at the reporting date, as the sum of the following:

a. The amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors

b. Any additional amount the reporting entity expects to pay on behalf of its co-obligors.

The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The new guidance will be effective for the Company beginning January 1, 2014. Earlier adoption is permitted. The Company believes that the new guidance will not have any material impact on the Company’s financial statements upon adoption.

NOTE 3. CLEARING AGREEMENTS

National Securities Corporation and vFinance Investments, Inc. have separate but coterminous clearing agreements with National Financial Services, LLC with a termination date of February 1, 2015. The clearing agreement includes a termination fee if either broker dealer terminates the agreement without cause. The Broker Dealer Subsidiaries currently have clearing agreements with NFS, Legent, ICBC and Rosenthal, RJO and Southwest Clearing.

NOTE 4. BROKER-DEALERS AND CLEARING ORGANIZATIONS RECEIVABLES AND PAYABLES

At September 30, 2013 and 2012, the receivables of $4,296,000 and $3,650,000, respectively, from broker-dealers and clearing organizations represent net amounts due for commissions and fees associated with our retail brokerage business as well as asset based fee revenue associated with our Registered Investment advisory firm, National Asset Management, Inc. At September 30, 2013 and 2012, the amounts payable to broker-dealers and clearing organizations of $13,000 and $119,000, respectively, represent amounts owed to clearing firms or other broker dealers for fees on transactions and payables to other broker dealers associated with tri-party clearing agreements.

 NOTE 5. OTHER RECEIVABLES

At September 30, 2013 and 2012, the Company had other receivables of $1,049,000 and $147,000, respectively, primarily from underwriting and management fees from investment banking transactions that the Company participated in.

NOTE 6. ADVANCES TO REGISTERED REPRESENTATIVES

An analysis of advances to registered representatives for the fiscal years ended September 30, 2013 and 2012 is as follows:

Advances to Registered Representative
Balance, September 30, 2011	$952,000
Advances	203,000
Amortization or repayment of advances	(265,000)
Balance, September 30, 2012	890,000
Advances	270,000
Amortization or repayment of advances	(349,000)
Balance, September 30, 2013	$811,000

There were no unamortized advances outstanding at September 30, 2013 and 2012 attributable to registered representatives who ended their affiliation with National Securities prior to the fulfillment of their obligation.

NOTE 7. SECURITIES OWNED AND SECURITIES SOLD, BUT NOT YET PURCHASED, AT MARKET

Fair Value Measurements

As of September 30, 2013
Securities owned at fair value	Level 1	Level 2	Level 3	Total

Corporate stocks	$428,000	$-	$-	$428,000
Restricted stock and warrants	-	39,000	-	39,000
	$428,000	$39,000	$-	$467,000

Securities sold, but not yet purchased at fair value	Level 1	Level 2	Level 3	Total

Corporate stocks	$15,000	$-	$-	$15,000
	$15,000	$-	$-	$15,000

As of September 30, 2012

Securities owned at fair value	Level 1	Level 2	Level 3	Total

Corporate stocks	$18,000	$-	$-	$18,000
Government obligations	678,000	-	-	678,000
Restricted stock and warrants	-	56,000	-	56,000
	$696,000	$56,000	$-	$752,000

Securities sold, but not yet purchased at fair value	Level 1	Level 2	Level 3	Total

Corporate stocks	$1,000	$-	$-	$1,000
	$1,000	$-	$-	$1,000

Securities sold, but not yet purchased commit the Company to deliver specified securities at predetermined prices. The transactions may result in market risk since, to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected in the consolidated statements of financial condition.

Securities owned, non-marketable consists of restricted common stock that is not readily traded and warrants to purchase common stock.

NOTE 8. FIXED ASSETS

Fixed assets as of September 30, 2013 and 2012, respectively, consist of the following:

	September 30,		Estimated Useful
	2013	2012	Lives (years)
Equipment	$2,668,000	$2,620,000	5
Furniture and fixtures	532,000	491,000	5
Leasehold improvements	1,074,000	922,000	Lesser of useful life or term of lease
Capital Leases (Primarily composed of Computer Equipment)	2,510,000	2,510,000	5
	6,784,000	6,543,000
Less accumulated depreciation and amortization	(6,337,000)	(5,881,000)
Fixed assets - net	$447,000	$662,000

Depreciation and amortization expense for the years ended September 30, 2013 and 2012 was $456,000 and $533,000 respectively.

NOTE 9. INVESTMENT IN UNAFFILIATED ENTITY

In 2006, vFinance made an investment in an unaffiliated entity for approximately $162,000 representing a 4.9% equity interest. This entity provided economic feasibility services. In the first fiscal quarter of 2013, management learned that the entity went into receivership and as such established a valuation allowance of $162,000 to fully reserve against the value of the investment.

NOTE 10. INTANGIBLE ASSETS

The markets in which the Company operates have recently been adversely affected by significant declines in the volume of securities transactions and in significant fluctuations in market liquidity together with existing and anticipated unfavorable financial and economic conditions.

The Company believes that the intangible assets, which consist substantially of customer relationships, will be held and used. To determine the fair value of the intangible assets, the Company used the guidance provided by professional standards defining Fair Value Measurements. These professional standards provide a fair value hierarchy which gives priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. There is no active market for assets identical to the Company’s acquired customer relationships. Additionally, the Company was unable to identify the following Level 2 inputs: 1) quoted prices for similar assets in active markets, 2) quoted prices for similar or identical assets in markets that are not active, or 3) inputs other than quoted prices that are observable for the asset. Accordingly, the Company used mostly unobservable inputs, consisting of estimated future net cash flows generated specifically from the acquired customer relationships. However, the Company did use certain Level 1 and 2 inputs to substantiate certain assumptions that helped determine the discount rate it used in deriving the fair value of the intangible assets.

Based on this method, the Company determined that the Company no longer had a carrying value of its intangible assets resulting from its merger with vFinance at September 30, 2013. This amount was fully amortized in the first nine months of fiscal 2013. Amortization of the Company’s intangible asset for the fiscal years ending September 30, 2013 and 2012 was $466,000 and $621,000, respectively.

NOTE 11. OTHER ASSETS

Other assets as of September 30, 2013 and 2012 respectively, consist of the following:

	September 30,
	2013	2012
Prepaid expenses	$764,000	$520,000
Deposits	493,000	299,000
Investments in unaffiliated entity	-	162,000
Total	$1,257,000	$981,000

NOTE 12. ACCOUNTS PAYABLE, ACCRUED EXPENSES AND OTHER LIABILITIES

Accounts payable, accrued expenses and other liabilities, current liabilities and non-current, as of September 30, 2013 and 2012, consist of the following:

	September 30,
	2013	2012
Commissions payable	$9,141,000	$7,151,000
Deferred clearing fee credits	138,000	251,000
Telecommunications vendors payable	166,000	75,000
Legal payable	584,000	418,000
Deferred rent payable	220,000	241,000
Accrued compensation	195,000	24,000
Capital lease liability	108,000	279,000
Other vendors	3,134,000	3,121,000
Total	$13,686,000	$11,560,000

NOTE 13. CONVERTIBLE NOTES PAYABLE

Convertible Notes Payable

In March, April and September 2012, the Company completed the issuance of convertible notes payable for $3,300,000, $700,000 and $1,000,000, respectively. The notes bear interest at 6% per annum. As amended in September 2012, the notes mature on the earlier of 1) 10 business days after delivery by the holder of the note of a notice to maturity, which notice may not be issued prior to August 14, 2013 (which date shall be extended to March 31, 2015 if the Company completes a restructuring of its capital in a manner satisfactory to the holder) or 2)  March 31, 2015. The notes cumulatively are convertible into 100,000 shares of the Company's Series E Preferred Stock. Upon conversion, the holders will also receive 10,000,000 warrants, exercisable at $0.50 per share of the Company's common stock. The Convertible Notes Payable are secured by any net proceeds received by the Company, after paying any senior indebtedness, in the event any holder of such senior indebtedness forecloses on the common stock of National Asset Management, Inc.

In January 2013, the $5,000,000 6% convertible notes were converted into 10,000,000 shares of common stock and the related warrants were converted into approximately 6,700,000 shares of common stock and the $1,800,000 10% convertible notes were fully repaid as part of the Company’s equity Recapitalization.

The following table summarizes the convertible notes payable.

	September 30,
	2013	2012
10% convertible notes payable	$-	$1,800,000
6% convertible notes payable	-	5,000,000
Total	$-	$6,800,000

The Company incurred interest expense related to its convertible notes of $248,000 and $575,000 for the fiscal years ended September 30, 2013 and 2012, respectively. The convertible notes were owed to entities affiliated with four of the Company’s directors.

NOTE 14. SUBORDINATED BORROWINGS

Subordinated Note

In September 2012, the Company generated proceeds of $1 million by issuing a subordinated note payable to one of its directors. The note matures on the earlier of 10 business days after delivery by the holder of the note of a notice to maturity-which may not be issued prior to August 14, 2013. The note is secured by any net proceeds received by the Company, after paying any senior indebtedness in the event any holder of such senior indebtedness forecloses on the common stock of National Asset Management, Inc. This note was repaid in January 2013, along with all accrued interest payable, as part of the Company’s equity Recapitalization.

NOTE 15. INCOME TAXES

The primary difference between income tax expense at the federal statutory rate and actual tax expense is due to the utilization of net operating loss carryovers. The Company recorded a provision for income taxes of $60,000 during the year ended September 30, 2013. This provision is related to a tax obligation for fiscal 2013 federal alternative minimum income tax. Otherwise, the Company did not record a provision for income taxes due to the utilization of net operating loss carryovers.

	Years Ended September 30,
	2013	2012
Federal income tax provision (benefit)	$60,000	$-
State income tax provision (benefit)	-	-
Total	$60,000	$-

The income tax provision (benefit) related to income (loss) from continuing operations before income taxes and extraordinary items vary from the federal statutory rate as follows:

	Years Ended September 30,
	2013	2012
Statutory federal rate	-35.0%	-35.0%
State income taxes net of federal income tax benefit	-5.2%	-5.2%
Permanent differences for tax purposes	11.8%	22.9%
Change in valuation allowance	28.4%	17.3%
	0.0%	0.0%

Significant components of the Company’s deferred tax assets in the accompanying financial statements are as follows:

	September 30,
	2013	2012
Deferred tax assets:
Net operating loss carry-forwards	$13,655,000	$14,277,000
Reserves for uncollectible receivables	5,000	44,000
Accrued but unpaid bonuses	91,000	91,000
Difference between book and tax amortization	608,000	608,000
Stock Based Compensation	56,000	436,000
Other temporary differences	88,000	97,000
Total deferred tax assets	14,503,000	15,553,000
Valuation allowance	(14,503,000)	(15,553,000)
Net deferred tax asset	$-	$-

At September 30, 2013, the Company had available net operating loss carryovers of approximately $34.0 million that may be applied against future taxable income and expires at various dates between 2015 and 2033, subject to certain limitations. The Company has a deferred tax asset arising substantially from the benefits of such net operating loss deduction and has recorded a valuation allowance for the full amount of this deferred tax asset since it is more likely than not that the full amount of the deferred tax asset may not be realized. The valuation allowance for the deferred tax asset decreased by $834,000 during the fiscal year ended September 30, 2013 and increased by $546,000 during the fiscal year ended September 30, 2012. The net change in the valuation allowance is due principally to the utilization of net operating loss carryforwards from prior years to offset the taxable income of the fiscal year ended September 30, 2013.

The Company acquired vFinance, Inc. and subsidiaries during fiscal year 2008 and increased its consolidated tax net operating loss carry-forwards by approximately $12 million from vFinance pre-acquisition net operating losses. However, pursuant to Internal Revenue Code Section 382, the amount of taxable income that can be offset by these pre-acquisition net operating losses of both the Company and vFinance, Inc. is limited due to the ownership change that occurred during the year. The deferred tax asset derived from these tax loss carry-forwards have been included in consolidated deferred tax assets- net operating loss carry-forwards, and a full valuation allowance has been established since it is not more likely than not that such benefits will be recovered.

NOTE 16. COMMITMENTS AND CONTINGENCIES

Leases

As of September 30, 2013, the Company leases office space and equipment in various states expiring at various dates through August 2021, and is committed under operating leases for future minimum lease payments as follows:

Fiscal Year Ending	Rental Expense	Less, Sublease Income	Net
2014	$1,749,360	$28,250	$1,721,110
2015	1,728,190	-	1,728,190
2016	1,533,440	-	1,533,440
2017	1,323,580		1,323,580
Thereafter	2,118,310	-	2,118,310
	$8,452,880	$28,250	$8,424,630

The totals amount of rent payable under the leases is recognized on a straight line basis over the term of the leases. As of September 30, 2013 and September 30, 2012, the Company has recognized deferred rent payable of $220,000 and $241,000, respectively (See Note 12). Rental expense under all operating leases for the years ended September 30, 2013 and September 30, 2012 was $1,992,000 and $2,510,000 respectively. Sublease income under all operating subleases for the years ended September 30, 2013 and 2012 was approximately $90,000 and $95,000 respectively. The reduction in sublease income was due to the renegotiation of the Boca Raton lease, which provided for the return of the Company’s space that was previously sublet, as of June 2013.

Litigation and Regulatory Matters

The Company and its subsidiaries are defendants in arbitrations and administrative proceedings, lawsuits and claims, which are routine and incidental to our business, alleging specified damages of approximately $10,125,000. These matters arise in the normal course of business. The Company intends to vigorously defend itself in these actions, and based on discussions with counsel believes that the eventual outcome of these matters will not have a material adverse effect on the Company. However, the ultimate outcome of these matters cannot be determined at this time. The amounts related to such matters that are reasonably estimable and which have been accrued at September 30, 2013 and 2012, are approximately $250,000 and approximately $325,000 (inclusive of legal fees incurred to date and estimated claims), respectively, and have been included in "Accounts Payable, Accrued Expenses and Other Liabilities" in the accompanying consolidated statements of financial condition. The Company has included in "Professional fees" litigation and FINRA related expenses of $1,022,000 and $1,158,000 for fiscal years 2013 and 2011, respectively.

Employment Agreements

Mark D. Klein

On June 7, 2013, the Company entered into a Co-Executive Chairman and Chief Executive Officer Compensation Plan with Mark D. Klein, providing for the terms of his employment as Co-Executive Chairman and Chief Executive Officer for a period beginning January 25, 2013 and ending on September 30, 2015. Mr. Klein initially received a base salary $1.00 per annum. Beginning October 1, 2013 Mr. Klein's base salary is $200,000 per year for Fiscal year 2014 as approved by the Compensation Committee.

Mr. Klein received a grant of fully vested, nonforfeitable, nonqualified stock options to purchase 5,700,000 shares of our common stock, of which (i) options to purchase 1,900,000 shares of common stock have an exercise price of $0.50 per share; (ii) options to purchase 1,900,000 shares of common stock have an exercise price of $0.70 per share; and (iii) options to purchase 1,900,000 shares of common stock have an exercise price of $0.90 per share. The options expire on September 30, 2020.

In the event of any termination, Mr. Klein will be entitled to receive (i) any accrued but unpaid base salary through the date of termination; (ii) any unpaid or unreimbursed expenses incurred in accordance with our policy or the Agreement, to the extent incurred on or prior to the date of termination; (iii) any benefits provided under our benefit plans upon termination of the Mr. Klein's employment, in accordance with the terms therein; (iv) any unpaid bonus in respect to any completed fiscal year that has ended on or prior to the date of termination; and (v) any rights to indemnification by virtue of Mr. Klein's position as an officer or director of National or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by National, in accordance with its terms thereof and the Agreement. In the event of any Qualifying Termination (as defined in the Agreement), Mr. Klein is also entitled to receive (1) a lump-sum cash payment of $750,000, provided, that such amount increases to $1,100,000 if a Qualifying Termination occurs in connection with, contingent on or within the 12 months following a Change in Control (as defined in the Agreement); and (2) continuation of the health benefits not to exceed 18 months.

Robert B. Fagenson

On June 20, 2013, the Company entered into a Co-Executive Chairman Compensation Plan with Robert B. Fagenson, providing for the terms of his employment as Co-Executive Chairman for a period beginning January 25, 2013 and ending on September 30, 2015. Mr. Fagenson is not a Named Executive Officer of National. Mr. Fagenson will initially receive a base salary $1.00 per annum. From and after September 30, 2013, Mr. Fagenson's base salary for the remainder of the Fagenson Term shall be as determined by the Compensation Committee of the board of directors of National (with advice (as appropriate) from the board of directors of National), who shall review Mr. Fagenson's base salary no less frequently than each fiscal year; provided however that his base salary for any year beginning October 1, 2013 shall not be less than $180,000 per year. Mr. Fagenson will be eligible to an annual bonus for each fiscal year of the Term as determined by the Compensation Committee. During the Term, Mr. Fagenson will serve as a member of the Executive Committee of the Company.

Mr. Fagenson received a grant of nonforfeitable, nonqualified stock options to purchase 1,500,000 shares of our common stock under our 2013 Omnibus Stock Incentive Plan, of which (i) options to purchase 500,000 shares of common stock vested immediately, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; (ii) options to purchase 500,000 shares of common stock will vest on June 20, 2014, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; and (iii) options to purchase 500,000 shares of common stock will vest on June 20, 2015, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90. The options expire on September 30, 2020.

In the event of any termination of the Fagenson Agreement, Mr. Fagenson will be entitled to receive (i) any accrued but unpaid base salary through the date of termination; (ii) any unpaid or unreimbursed expenses incurred in accordance with National policy or the Fagenson Agreement, to the extent incurred on or prior to the date of termination; (iii) any benefits provided under National’s benefit plans upon termination of the Mr. Fagenson's employment, in accordance with the terms therein; (iv) any unpaid bonus in respect to any completed fiscal year that has ended on or prior to the date of termination; and (v) any rights to indemnification by virtue of Mr. Fagenson's position as an officer or director of National or its subsidiaries and the benefits under any directors’ and officers’ liability insurance policy maintained by National, in accordance with its terms thereof and the Fagenson Agreement. In the event of any Qualifying Termination (as defined in the Fagenson Agreement), Mr. Fagenson is also entitled to receive (1) a lump-sum cash payment of $360,000 minus what has been paid in salary; provided that such amount increases by 50% of what is paid pursuant to the foregoing calculation if a Qualifying Termination occurs in connection with, contingent on, or within 12 months following, a Change in Control (as defined in the Fagenson Agreement); and (2) continuation of the health benefits for a period not to exceed 18 months.

Mark Goldwasser

On July 1, 2008, concurrent with the closing of the merger of National and vFinance, Inc., Mark Goldwasser entered into a five-year employment agreement with us, pursuant to which Mr. Goldwasser was entitled to receive an annual base salary of $450,000, which will increase 5% per year, and an automobile expense allowance of $1,000 per month.

On November 23, 2009, Mr. Goldwasser’s employment agreement was amended to revise the bonus payable under such agreement. As revised, for the fiscal year beginning October 1, 2009, the bonus was payable quarterly in an amount equal to seven and one-half (7.5%) percent of our annual Adjusted EBITDA (as defined below) in excess of $1,500,000 (of which 50% will be paid as soon as practicable in cash after the end of each fiscal quarter (“Paid Portion”), and 50% will accrue until the conclusion of the fiscal year (“Accrued Portion”)).

Mr. Goldwasser was eligible to such additional bonuses as our board of directors determined based upon the Board’s assessment of his performance in the various areas, which bonuses may have been paid in cash and/or our common stock at the Board’s discretion.

Pursuant to the employment agreement, Mr. Goldwasser was granted non-qualified stock options to purchase 1,000,000 shares of our common stock at an exercise price of $1.64 per share, which was equal to the average of the 10-day closing market price of our common stock prior to the effective date of the employment agreement. As of September 30, 2012 all 1,000,000 shares of Mr. Goldwasser’s options have vested. The options expire June 30, 2015. On June 20, 2013 these options were modified to provide that (i) such options now expire upon the earlier to occur of June 20, 2016 and 18 months from the end of his employment; and (ii)(a) 30% of the options now have an exercise price of $0.30 per share; (b) 30% of the options now have an exercise price of $0.40 per share; (c) 20% of the options now have an exercise price of $0.50 per share; and (d) 20% of the options now have an exercise price of $0.60 per share.

On June 20, 2013, we and Mr. Goldwasser entered into an amendment (the “Amendment”) to Mr. Goldwasser’s employment agreement. Pursuant to the Amendment, among other things: (i) Mr. Goldwasser’s base salary (1) for the fiscal year period ended September 30, 2013, was changed to $400,000 per annum; (2) for the fiscal year ended September 30, 2014, shall be at the annual rate of $440,000 per annum; and (3) for the fiscal year ended September 30, 2015, shall be at the annual rate of $460,000 per annum; (ii) the term of the Employment Agreement shall end on September 30, 2015; (iii) for fiscal year ending September 30, 2013 all other bonus plans shall be replaced by a quarterly bonus plan based on 9% of the positive adjusted EBITDA (as defined in the Employment Agreement) reported by us with a maximum of $40,000 earned in any quarter; (iv) all bonuses for fiscal years ending September 30, 2014 and September 30, 2015 shall be at the discretion of the board of directors of National; (v) Mr. Goldwasser will not be entitled to any Severance Amount (as defined in the Employment Agreement) and Termination Year Bonus (as defined in the Employment Agreement); and (vi) if the Employment Agreement is not extended, Mr. Goldwasser shall be entitled to $400,000 payable pro rata over a twelve month period beginning October 1, 2015.

In addition, on June 20, 2013, Mr. Goldwasser received a grant of nonforfeitable, nonqualified stock options to purchase 1,500,000 shares of our common stock under our 2013 Omnibus Stock Incentive Plan, of which (i) options to purchase 500,000 shares of our common stock vested immediately, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; (ii) options to purchase 500,000 shares of our common stock will vest on June 20, 2014, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90; and (iii) options to purchase 500,000 shares of our common stock will vest on June 20, 2015, one third of such options have an exercise price of $0.50, one third of such options have an exercise price of $0.70 and one third of such options have an exercise price of $0.90. The options expire on September 30, 2020.

NOTE 17. RELATED PARTY TRANSACTIONS

Between March 2012 and September 2012, the Company issued and sold to National Securities Growth Partners LLC ("NSGP"), the primary principals of which include Messrs. Klein and Fagenson, convertible notes in the aggregate initial principal amount of $5,000,000 (the "Notes”). The Notes were convertible into units of the Company consisting of (i) the Company’s Series E preferred stock, par value $0.01 per share, which was convertible into shares of Common Stock and (ii) a warrant exercisable for shares of Common Stock. In conjunction with the closing of the private placement in January 2013, the Company entered into a Conversion and Exchange Agreement and a Warrant Exchange Agreement (the "Series E Conversion and Exchange Agreement") with NSGP pursuant to which, among other things, (i) NSGP converted all of the Notes (and all accrued and unpaid interest thereon) into shares of Series E Preferred Stock in accordance with the terms and conditions of the Notes (the "Note Conversion"); (ii) then, following the Note Conversion, NSGP converted all of its Series E Preferred Stock into 10,000,000 shares of Common Stock, and (iii) then, exchanged all of its warrants (10,000,000) to purchase Common Stock for 6,697,140 shares of Common Stock.

On July 25, 2012, the Company and Leonard J. Sokolow executed a consulting agreement (the "Consulting Agreement"), which replaced the previous employment agreement between the Company and Mr. Sokolow which was entered into concurrent with the closing of the merger of the Company and vFinance, Inc., and which was subsequently amended on November 23, 2009. Under the Consulting Agreement, Mr. Sokolow will provide to the Company and its affiliates professional consulting services in the area of general corporate, financial reporting, business development, advisory, operational, strategic, public company and broker-dealer matters as needed and requested. During the term of Consulting Agreement Mr. Sokolow will be paid $300,000 per annum.

On January 25, 2013, Messrs. Klein, Fagenson, Goldwasser and Levin purchased 1,000,000, 166,666, 66,666 and 25,000 shares of our Common Stock, respectively, in the private placement at a purchase price of $0.30 per share for an aggregate consideration of $377,500. Additionally, we issued to Messrs. Klein, Sokolow, and Plimpton 101,214, 101,214, 506,080 shares of our Common Stock, respectively pursuant to the exchange of 215,741, 215,741, and 1,078,730 warrants, respectively.

The Company used its subsidiary as the placement agent for its capital raising transactions in January 2013 and August 2013. The Company compensated the subsidiary $370,000 for these transactions for the fiscal year. These transactions were properly disclosed to the SEC and due to the sales commissions that were paid to its registered representatives, the net effect to the firm was de minimus.

Mr. Fagenson is also a party to an Independent Contractor Agreement, dated February 27, 2012, with the NSC, whereby in exchange for establishing and maintaining a branch office of NSC in New York, New York (the “Branch”), Mr. Fagenson receives 50% of any net income accrued at the Branch, which amounted to date has been immaterial and his daughter, Stephanie Fagenson, is receiving an annual salary of $72,000.

Mr. Fagenson was also a party to a sub-lease agreement wherein during the aftermath of Hurricane Sandy in fiscal year 2012 and part of 2013, Mr. Fagenson sublet office space to an independent contractor office of National Securities. This agreement was of no financial consequence to the Company.

M. Klein & Company was engaged during the fiscal year ended 2013 to perform certain evaluation services and to advise the Board on corporate actions. The principal officer engaged to conduct these services is the brother of the Chief Executive Officer and Co-Chairman of the Board. Mark Klein received no direct or indirect compensation as a result of this engagement. The total fees paid for these services were $50,000 in fiscal year 2013. No such fees were paid in fiscal year 2012.

NOTE 18. STOCKHOLDERS’ EQUITY (DEFICIT)

Shares Authorized

The Company’s authorized number of shares of common stock is 150,000,000, and its authorized number of shares of preferred stock is 10,000,000. Additionally, the Company has authorized 50,000 shares of Series A Preferred Stock, 34,500 shares of Series C Preferred Stock, 100,000 shares of Series D Preferred Stock, and 200,000 shares of Series E Preferred Stock.

Issuance of shares of common stock pursuant to a private placement

In January 2013 the Company issued 29,451,596 shares of common stock for an aggregate purchase price of approximately $8,562,000, net of expenses. The Company used the proceeds from the sale of the shares to repay certain outstanding indebtedness and for general corporate, working capital and net capital purposes and associated and reasonable costs and fees relating to the transaction.

In August 2013 the Company issued 10,583,330 shares of common stock for an aggregate purchase price of approximately $3,016,000, net of expenses. The Company used the proceeds from the sale of the shares toward the purchase consideration in the Merger with Gilman Ciocia and for general corporate, working capital and net capital purposes and associated and reasonable costs and fees relating to the transaction.

Issuance of shares of common stock to satisfy certain liabilities

During fiscal 2012, the Company issued 1,967,042 shares of its common stock to satisfy certain liabilities. Included in these shares were 126,188 shares and 340,854 shares issued to Messrs. Goldwasser and Sokolow in satisfaction of their amended employment agreements executed in November 2009. The fair value of the shares was based on the Company’s quoted trading price at the date of issuance.

During fiscal 2013, the Company issued 1,000,000 shares of its common stock to satisfy certain liabilities pertaining to customer settlements. The fair value of the shares was based on the Company’s quoted trading price at the date the agreement was executed.

Series A Convertible Preferred Stock

Each share of Series A preferred stock was convertible into 80 shares of common stock ($1.25 per share of common). The holders are entitled to receive dividends on a quarterly basis at a rate of 9% per annum, per share. Such dividends are cumulative and accumulate whether or not declared by the Company’s Board of Directors, but are payable only when and if declared by the Company’s Board of Directors.

During fiscal 2013 and 2012, the Company recognized $0 and $93,000 of dividends on its Series A Preferred Stock. The accumulated dividends on the Company’s 46,050 issued and outstanding shares of Series A Preferred Stock was $715,000, at the automatic conversion date, December 21, 2011. At such date, all accumulated dividends were to be paid, resulting in the issuance of 5,723 shares of Series A Preferred Stock. The Company converted all of the Series A preferred stock issuing 4,141,826 shares of its common stock to satisfy its obligations pursuant to the conversion of 51,773 shares of Series A Preferred Stock.

Series C Convertible Preferred Stock

On July 12, 2010, the Company issued 34,167 shares of Series C Preferred Stock to certain investors in consideration of the conversion of $1.7 million in subordinated financing. The Series C shares issued pursuant to this transaction were converted into 3,416,691 shares of the Company’s common stock in January 2013.

Series D Convertible Preferred Stock

On September 29, 2010, the Company issued 60,000 shares of Series D Preferred Stock to certain investors in consideration of $3,000,000, of which $1,334,000 was a receivable. This amount was collected in October 2010. The Series D shares issued pursuant to this transaction were converted into 6,000,000 shares of the Company’s common stock in January 2013.

Series E Convertible Preferred Stock

In fiscal 2013, the Company designated its Series E Preferred Stock, par value $0.01 per share, at a price of $50 per share. The authorized number of shares of Series E Preferred Stock is 200,000. The Company never issued Series E Preferred Stock. There were no shares outstanding at September 30, 2013.

Grant of Restricted Stock Units

On September 19, 2013, the Company granted 1,865,450 restricted stock units (RSU) of which 1,157,750 RSU's were to employees, as per its 2013 Omnibus Incentive Plan. One RSU gives the right to one share of the Company’s common stock. The vesting rate is 1/3 upon grant date and 1/3 every year thereafter provided the grantee has been continuously employed by the Company. The RSU were granted to both employees and non-employees. These will be accounted for in accordance with ASC 718 – Stock Compensation. Non-employees received 707,700 RSU which will be accounted for in accordance with ASC 505-50 – Equity-based payments to non-employees.

ASC 718 provides that the measurement objective for the RSUs is to estimate their fair value at the grant date and that it shall be based on the underlying share price and other pertinent factors at the grant date.

ASC 505-50-30-2 provides that share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The consideration received by the Company is simply tied to the continued employment of the non-employees with the affiliate.

As of September 30, 2013, the Company recorded an expense of $240,000 which represents the fair market value of 621,817 shares of the initial 1/3 of the RSU which vested immediately.

Stock Options

The Company’s stock option plans provide for the granting of stock options to certain key employees, directors and investment executives. Generally, options outstanding under the Company’s stock option plan are granted at prices equal to or above the market value of the stock on the date of grant, vest either immediately or ratably over up to five years, and expire five years subsequent to award.

The Company granted 9,000,000 options during fiscal year 2013. No options were granted in 2012.

The following option activity occurred under our plan:

	Options	Weighted Average Price Per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at September 30, 2011	3,810,271	$1.67	2.36	$-
Granted	-	-
Exercised	-	-
Forfeited or expired	(2,498,269)	1.67
Outstanding at September 30, 2012	1,312,002	$1.64	2.17	$-
Granted	9,000,000	0.69
Exercised	-	-
Forfeited or expired	(312,002)	1.67
Outstanding at September 30, 2013	10,000,000	$0.66	6.50	$33,000
Exercisable at September 30, 2013	7,800,000	0.66	6.42	$25,000

	2013	2012

Weighted-average grant-date fair value of options granted	N/A	N/A
Fair value of options recognized as expense:	$139,000	$10,000

As of September 30, 2013, the Company had approximately $652,000 of unamortized compensation costs related to non-vested options.

The grant date fair value of options granted during the years ended September 30, 2013 and 2012 was $758,800 and $0, respectively. The fair value of each option award was estimated on the date of grant using the Black-Scholes option pricing model using the following weighted-average assumptions:

	2013	2012
Dividend yield	0.00%	N/A
Expected volatility	75.00%	N/A
Risk-free interest rate	0.58%	N/A
Expected life (in years)	3.0	N/A

Nonvested Restricted Stock Units

The fair value of nonvested restricted stock units issued to the Company's employees is determined based on the trading price of the Company's common stock on the grant date. A summary of the Company's nonvested restricted stock units for the year ended September 30, 2013 is as follows:

	Shares	Weighted Average Grant Due Fair Vlue
Nonvested restricted sotck units at October 1, 2012	-	$-

Grants	1,243,633	455,733
Vested	385,917	148,578
Forfeited	-	-

Nonvested restricted stock units at September 30, 2013	771,833	$307,155

At September 30, 2013, there was $307,155 of unrecognized compensation expense related to unvested share-based awards granted to the Company's employees under the Company's share-based payment plans. The unrecognized expense related to nonvested restricted sotck units is expected to be recognized over a period of 2 years.

Warrants

In connection with the issuance of the Series C Preferred Stock, the Company also issued warrants to purchase 3,416,692 shares of common stock at an exercise price of $0.50 per share. The warrants vested at a rate of 33 1/3% on July 12, 2010 and 33 1/3% annually thereafter. The warrants expire five years from the date of vesting.

In connection with the issuance of the Series D Preferred Stock, the Company also issued warrants to purchase 6,000,000 shares of common stock at an exercise price of $0.50 per share. The warrants vested at a rate of 33 1/3% in September 2010 and 33 1/3% annually thereafter. The warrants expire five years from the date of vesting.

During fiscal 2012, the Company did not issue any warrants. During fiscal 2011, the Company issued 3,170,000 warrants to the investors participating in a private placement and 200,000 warrants to brokers. The warrants have an exercise price of $0.50 per share. The warrants expire in December 2016.

In connection with the issuance of the Series E Convertible Preferred debt, the Company also issued warrants to purchase 6,000,000 shares of common stock at an exercise price of $0.50 per share. The warrants vested at a rate of 33 1/3% in September 2010 and 33 1/3% annually thereafter. The warrants expire five years from the date of vesting.

During fiscal 2013 and 2012, the Company did not issue any warrants. In January 2013, in connection with the Recapitalization, the Company converted approximately 22,727,436 warrants into 12,951,195 shares of the Company’s common stock.

The following tables summarize information about warrants outstanding at September 30, 2013:

	Warrants	Weighted Average Price Per Share	Weighted Average Remaining Contractual Term
Outstanding at September 30, 2011	14,967,941	$1.00	3.78
Granted	-	-
Exercised	-	-
Forfeited or expired	(248,000)	0.75
Outstanding at September 30, 2012	14,719,941	$0.56	2.84
Granted	-	-
Converted	(12,727,436)	$0.98
Exercised	-	-
Forfeited or expired	(1,095,750)	$2.22
Outstanding at September 30, 2013	896,755	$0.50	1.73
Exercisable at September 30, 2013	896,755	$0.50	1.73

As of September 30, 2013, the aggregate intrinsic value of the Company’s outstanding and exercisable warrants was $0.

NOTE 19. NET CAPITAL REQUIREMENTS

National Securities has elected to use the alternative standard method permitted by the Rule. This requires that National Securities maintain minimum net capital equal to the greater of $250,000 or a specified amount per security based on the bid price of each security for which National Securities is a market maker. The alternative method precludes National Securities from having to calculate a ratio of aggregate indebtedness to net capital. At September 30, 2013, National Securities had net capital of approximately $4,586,000 which was approximately $4,336,000 in excess of its required net capital of $250,000.

Due to its market maker status, vFinance Investments is required to maintain a minimum net capital of $1,000,000. In addition to the net capital requirements, vFinance Investments is required to maintain a ratio of aggregate indebtedness to net capital, as defined, of not more than 15 to 1 (and the rule of the “applicable” exchange also provides that equity capital may not be withdrawn or cash dividends paid if the resulting net capital ratio would exceed 10 to 1). At September 30, 2013, vFinance Investments had net capital of approximately $2,289,000, which was approximately $1,289,000 in excess of its required net capital of $1,000,000, and its percentage of aggregate indebtedness to net capital was 52.9%. The Broker-Dealer Subsidiaries qualify under the exemptive provisions of Rule 15c3-3 which relates to the custody of securities for the account of customers pursuant to Section (k)(2)(ii) of the Rule as none of them carry security accounts of customers or perform custodial functions related to customer securities.

Advances, dividend payments and other equity withdrawals from its Broker-Dealer Subsidiaries are restricted by the regulations of the SEC, and other regulatory agencies. These regulatory restrictions may limit the amounts that a subsidiary may dividend or advance to the Company.

NOTE 20. EMPLOYEE BENEFITS

In September 2011, the Company created a new defined contribution 401(k) plan (the “Plan”) merging the two plans originally formed prior to the merger of National and vFinance effective October 1, 2011, (the “Terminated Plans”). Under the Plan, employees can elect to defer up to 75% of eligible compensation, subject to certain limitations, by making voluntary contributions to the Plan. As a result of the Plan’s larger size, the Company was able to eliminate all administrative costs to the Company, as well as offer participants a larger selection of investment choices. The Company’s contributions are made at the discretion of the Board of Directors. For the new Plans, the Company made no contributions for the fiscal year ended September 30, 2013. For the Terminated Plans, the Company made no contributions for the fiscal year ended September 30, 2013 and 2012.

NOTE 21. SUBSEQUENT EVENTS

Merger

On October 15, 2013, the Company completed its previously announced merger with Gilman Ciocia, Inc., a Delaware corporation ("Gilman"). Pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2013, by and among the Company, National Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Gilman, Merger Sub was merged with and into Gilman, with Gilman surviving the merger (the “Merger”) and becoming a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, the Company issued to the Gilman stockholders 22,667,667 shares (0.235019 shares of its common stock for each outstanding share of Gilman common stock) of its common stock in exchange for all of the Gilman common stock. Additionally, on October 15, 2013, the Company satisfied certain liabilities of Gilman aggregating $4.0 million.

On October 15, 2013, in connection with the closing of the Merger, as contemplated by the Merger Agreement, two nominees of the Board of Directors of Gilman, James Ciocia and Frederick Wasserman, were appointed to the Company’s Board of Directors as class I directors, effective immediately following the effective time of the Merger.

In November 2013, subsequent to the Merger and upon approval from FINRA, National Securities received a transfer of Prime Capital Services retail brokers and customer accounts, in an effort to reduce overhead and consolidate its retail business activity into the Broker Dealer that was best suited to deal with the retail activity.

Distributions of Equity Capital from Broker Dealer subsidiaries

In October 2013, National Securities distributed equity capital to its Parent in the amount of $1,000,000. The SEC, FINRA and NFA were all notified of this distribution in accordance with applicable rules and regulations.

In October 2013, vFinance Investments distributed equity capital to its Parent in the amount of $500,000. The SEC, FINRA and NFA were all notified of this distribution in accordance with applicable rules and regulations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Gilman Ciocia, Inc.

Poughkeepsie, New York

We have audited the accompanying consolidated balance sheets of Gilman Ciocia, Inc. and subsidiaries as of June 30, 2013 and 2012 and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year ended June 30, 2013 and 2012. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gilman Ciocia, Inc. and its subsidiaries at June 30, 2013 and 2012 and the results of its operations and its cash flows for the fiscal year ended June 30, 2013 and 2012, in conformity with accounting principles generally accepted in the United States.

/s/ Liggett, Vogt & Webb P.A.

_________________________

Certified Public Accountants

New York, New York

January 30, 2014

GILMAN CIOCIA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2013	June 30, 2012
Assets

Cash and Cash Equivalents	$1,409	$446
Restricted Cash	190	190
Marketable Securities	13	8
Trade Accounts Receivable, Net	2,381	2,453
Receivables From Employees, Net	833	980
Prepaid Expenses	282	347
Other Current Assets	154	460
Total Current Assets	5,262	4,884

Property and Equipment (less accumulated depreciation of $7,464 in 2013 and $7,214 in 2012)	523	781
Goodwill	4,016	4,016
Intangible Assets (less accumulated amortization of $9,886 in 2013 and $9,176 in 2012)	3,641	4,503
Other Assets	262	271
Total Assets	$13,704	$14,455

Liabilities and Shareholders' Equity

Accounts Payable ($9 are valued at fair value at June 30, 2013 and $5 at June 30, 2012)	$925	$1,186
Accrued Expenses	1,507	1,994
Commissions Payable	2,339	2,542
Current Portion of Notes Payable and Capital Leases	3,771	2,674
Deferred Income	107	152
Due to Related Parties	192	251
Total Current Liabilities	8,841	8,799

Long Term Portion of Notes Payable and Capital Leases	1,173	1,991
Long Term Portion of Related Party Notes	848	950
Other Long Term Liabilities	326	817
Total Liabilities	11,188	12,557

Shareholders' Equity

Preferred Stock, $0.001 par value; 100 shares authorized; none issued	-	-
Common Stock, $0.01 par value 500,000 shares authorized; 96,446 and 97,487 shares issued at June 30, 2013 and 2012, respectively	964	975
Additional Paid in Capital	36,599	36,620
Accumulated Deficit	(35,047)	(35,697)
Total Shareholders' Equity	2,516	1,898
Total Liabilities & Shareholders' Equity	$13,704	$14,455

See accompanying Notes to Consolidated Financial Statements

GILMAN CIOCIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Fiscal Years Ended June 30,
	2013	2012
Revenues
Financial Planning Services	$29,533	$32,419
Tax Preparation and Accounting Fees	7,769	7,953
Total Revenues	37,302	40,372

Operating Expenses
Commissions	18,011	20,685
Salaries and Benefits	9,440	9,283
General and Administrative	4,333	4,938
Advertising	847	881
Brokerage Fees and Licenses	1,079	1,209
Rent	2,362	2,533
Depreciation and Amortization	1,093	1,094
Total Operating Expenses	37,165	40,623

Income / (Loss) Before Other Income and Expenses	137	(251)
Other Income/(Expenses)
Interest and Investment Income	30	8
Interest Expense	(592	(562)
Other Income, Net	1,075	118
Total Other Income / (Expense)	513	(436)

Income / (Loss) Before Income Taxes	650	(687)
Income Tax Expense	-	-
Net Income / (Loss)	$650	$(687)

Weighted Average Number of Common
Shares Outstanding:
Basic and Diluted Shares	96,455	97,286
Basic and Diluted Net Income/(Loss) Per Share:
Net Income/(Loss) per Common Share	$0.01	$(0.01)

See accompanying Notes to Consolidated Financial Statements

GILMAN CIOCIA, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands)

			Additional		Total
	Common Stock		Paid in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance, June 30, 2011	96,887	$969	$36,562	$(35,010)	$2,521

Net loss	-	-	-	(687)	(687)
Issuance of stock in connection with director compensation and other	600	6	58	-	64

Balance, June 30, 2012	97,487	975	36,620	(35,697)	1,898

Net income	-	-	-	650	650
Issuance of stock in connection with d irector compensation and other	500	5	56	-	61
Cancellation of shares	(1,541)	(16)	(77)	-	(93)

Balance, June 30, 2013	96,446	$964	$36,599	$(35,047)	$2,516

See accompanying Notes to Consolidated Financial Statements

GILMAN CIOCIA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Years Ended June 30,
	2013	2012
Cash Flows From Operating Activities:
Net Income / (Loss)	$650	$(687)

Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Depreciation and amortization	1,093	1,094
Issuance of common stock for stock-based compensation and other	61	64
Gain on sale of office	(323)	-
Allowance for doubtful accounts	57	294
Gain on early extinguishment of debt	(202)	-
Gain on fair value recognition on accounts payable	(32)	(18)

Changes in assets and liabilities:
Accounts receivable	58	(232)
Prepaid and other current assets	321	(356)
Change in marketable securities	(5)	(6)
Other assets	(2)	20
Accounts payable and accrued expenses	(902)	(384)
Deferred income	(45)	(65)
Net cash provided by/(used in) operating activities:	729	(276)

Cash Flows From Investing Activities:
Capital expenditures	(6)	(33)
Cash paid for acquisitions, net of cash acquired and debt incurred	(490)	(324)
Receivables from employees	102	(12)
Proceeds from sale of office	319	-
Net cash used in investing activities:	(75)	(369)

Cash Flows From Financing Activities:
Proceeds from other loans	341	347
Proceeds from notes payable	2,309	2,287
Proceeds from related parties	-	140
Payments of notes payable	(1,717)	(1,337)
Payments of capital leases and other loans	(463)	(476)
Payments to related parties	(161)	(253)
Net cash provided by financing activities:	309	708

Net change in cash and cash equivalents	963	63
Cash and cash equivalents at beginning of fiscal year	446	383
Cash and cash equivalents at end of fiscal year	$1,409	$446

See accompanying Notes to Consolidated Financial Statements and supplemental disclosures to Consolidated Statements of Cash Flows.

GILMAN CIOCIA, INC.

SUPPLEMENTAL DISCLOSURE TO CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Years Ended June 30,
	2013	2012
Cash Flow Information
Cash payments during the year for
Interest	$589	$545
Taxes	$-	$-

Supplemental Disclosure of Non-Cash Transactions
Issuance of common stock for services, interest and other	$25	$30
Equipment acquired under capital leases	$-	$24
Fair value recognition on legacy accounts payable	$(32)	$(19)

GILMAN CIOCIA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED JUNE 30, 2013 AND 2012

1. ORGANIZATION AND NATURE OF BUSINESS

Gilman Ciocia, Inc. (together with its wholly owned subsidiaries, “we”, “us”, “our” or the “Company”) was founded in 1981 and is incorporated under the laws of the State of Delaware. We provide federal, state and local tax preparation services to individuals, predominantly in the middle and upper income tax brackets, accounting services to small and midsize companies and financial planning services, including securities brokerage, investment management services, insurance and financing services. As of June 30, 2013, we had 26 company-owned offices operating in three states (New York, New Jersey, and Florida) and 26 independently operated offices providing financial planning services in 8 states.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The Consolidated Financial Statements include the accounts of the Company and all wholly owned subsidiaries from their respective dates of acquisition. All significant inter-company transactions and balances have been eliminated.

Reclassifications

Where appropriate, prior years financial statements reflect reclassifications to conform to the current year presentation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Furthermore, the Company, including our wholly owned subsidiary PCS, has been named as a defendant in various customer arbitrations. These claims result from the actions of brokers affiliated with PCS. In addition, under the PCS registered representatives contract, each registered representative has indemnified us for these claims. We have established liabilities for potential losses from such complaints, legal actions, government investigations and proceedings. In establishing these liabilities, our management uses its judgment to determine the probability that losses have been incurred and a reasonable estimate of the amount of losses. In making these decisions, we base our judgments on our knowledge of the situations, consultations with legal counsel and our historical experience in resolving similar matters. In many lawsuits, arbitrations and regulatory proceedings, it is not possible to determine whether a liability has been incurred or to estimate the amount of that liability until the matter is close to resolution. However, accruals are reviewed regularly and are adjusted to reflect management’s estimates of the impact of developments, rulings, advice of counsel and any other information pertinent to a particular matter. Because of the inherent difficulty in predicting the ultimate outcome of legal and regulatory actions, we cannot predict with certainty the eventual loss or range of loss related to such matters. If our judgments prove to be incorrect, our liability for losses and contingencies may not accurately reflect actual losses that result from these actions, which could materially affect results in the period other expenses are ultimately determined. As of June 30, 2013, we accrued approximately $0.1 million for these matters. A majority of these claims are covered by our errors and omissions insurance policy. While we will vigorously defend ourselves in these matters, and will assert insurance coverage and indemnification to the maximum extent possible, there can be no assurance that these lawsuits and arbitrations will not have a material adverse impact on our financial position.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents include investments in money market funds and are stated at cost, which approximates market value. Cash at times may exceed FDIC insurable limits. Restricted cash consists of deposits with clearing organizations.

Marketable Securities

Our short-term investments consist of trading securities and are stated at quoted market values, with unrealized gains and losses reported as investment income in earnings. During the fiscal years ended June 30, 2013 and 2012 we recorded unrealized gains/(losses) from trading securities which we deemed immaterial. All such gains and losses are calculated on the basis of the specific-identification method. During the fiscal years ended June 30, 2013 and 2012, we recognized $0.9 million and $0.9 million in realized gains, respectively. Interest earned is included in other income/(expense).

Securities sold, but not yet purchased, are stated at quoted market values with unrealized gains and losses reflected in the statements of operations. Subsequent market fluctuations of securities sold, but not yet purchased, may require purchasing the securities at prices that may differ from the market values reflected in the accompanying balance sheets. There was no minimal liability attributable to securities sold short, but not yet purchased, as of June 30, 2013.

Trade Accounts Receivable, Net

Our accounts receivable consist primarily of amounts due related to financial planning commissions and tax preparation and accounting services performed. We record an allowance for doubtful accounts based on management’s estimate of collectibility of such trade and notes receivables outstanding. The allowance for doubtful accounts represents an amount considered by management to be adequate to cover potential losses, if any. The recorded allowance was $0.2 million at June 30, 2013 and $0.3 million at June 30, 2012. Bad debt expense was $0.1 million for the fiscal year ended June 30, 2013 and $0.3 million for the fiscal year ended June 30, 2012, and is included in general and administrative expense in the statements of operations.

Property and Equipment

Property and equipment are carried at cost. Amounts incurred for repairs and maintenance are charged to operations in the period incurred. Depreciation is calculated on a straight-line basis over the following useful lives:

Equipment	3-5 years
Furniture and Fixtures	5-7 years
Leasehold Improvements	Shorter of useful life or lease term
Software	2-5 years
Assets under Capital Lease	2-7 years

Goodwill and Intangible Assets

Goodwill and other intangibles, net relates to our acquisitions accounted for under the purchase method. Intangible assets include covenants not to compete, customer lists, goodwill, independent contractor agreements and other identifiable intangible assets. Goodwill represents acquisition costs in excess of the fair value of net tangible and identifiable intangible assets acquired. Goodwill and certain indefinite-lived intangibles are tested for impairment at least annually, unless circumstances dictate otherwise. This testing requires the comparison of carrying values to fair value and, when appropriate, requires the reduction of the carrying value of impaired assets to their fair value. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives. Amortization of finite lived intangible assets is calculated on a straight-line basis over the following lives:

Customer Lists	5-20	years
Broker-Dealer Registration	20	years
Non-Compete Contracts	2-5	years
House Accounts	15	years
Administrative Infrastructure	7	years
Independent Contractor Agreements	15	years

Website Development and Internal Use Software Costs

We capitalized costs incurred in the application development stage related to the development of our website and our internal use software in the amount of $0.6 million. During the fiscal year ended June 30, 2013 and 2012 we incurred no costs in the application development stage related to the development of our website and our internal use of software. Amortization expense is computed on a straight-line basis over a period of two to five years, the expected useful life, and amounted to approximately $5.9 thousand and $13.5 thousand for the years ended June 30, 2013 and 2012.

Revenue Recognition

Company Owned Offices - We recognize all revenues associated with income tax preparation, accounting services and asset management fees upon completion of the services. Financial planning services include securities and other transactions. The related commission revenue and expenses are recognized on a trade-date basis. Marketing revenue associated with product sales is recognized quarterly based on production levels. Marketing event revenues are recognized at the commencement of the event offset by its cost.

Independent Offices - We recognize 100% of all commission revenues and expenses associated with financial planning services including securities and other transactions on a trade-date basis. Our independent offices are independent contractors who may offer other products and services of other unrelated parties. These same offices are responsible for paying their own operating expenses, including payroll compensation for their staff.

Advertising Expense

The costs to develop direct-mail advertising are accumulated and expensed upon the first mailing of such advertising. The costs to develop tax season programs and associated printing and paper costs are deferred in the first and second fiscal quarters and expensed in the third fiscal quarter upon the first use of such advertisements in the advertising programs. Other advertising fees associated with tax season are expensed as incurred. Advertising expense was $0.8 million and $0.9 million for the years ended June 30, 2013 and 2012, respectively.

Interest Income/(Expense)

Interest expense relates to interest owed on our debt. Interest expense is recognized over the period the debt is outstanding at the stated interest rates (see Notes 11 and 15). Interest income relates primarily to interest earned on bonds held by the broker-dealer. Interest is recognized from the last interest payment date up to but not including the settlement date of the sale.

Income Taxes

Income taxes have been provided using the liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying estimated tax rates and laws to taxable years in which such differences are expected to reverse. The deferred tax asset attributed to the net operating losses have been fully reserved, since we have yet to achieve recurring income from operations.

Stock-based Compensation

The fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards. The assumptions used in calculating the fair value of share-based payment awards represent management’s best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our stock-based compensation expense could be materially different in the future. In addition, we are required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating our forfeiture rate, we analyzed our historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding. If our actual forfeiture rate is materially different from our estimate, or if we reevaluate the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period. For the fiscal years ended June 30, 2013 and June 30, 2012 there was a $35.8 thousand and $33.9 thousand charge to earnings related to stock-option awards, respectively. See Note 13 for a discussion of stock-based compensation.

Income/(Loss) Per Share (“EPS”)

Basic EPS is computed using the weighted average number of common shares outstanding during each period. Options to purchase 3,584,250 common shares at an average price of $0.16 per share were outstanding during fiscal 2013 and options to purchase 3,247,645 common shares at an average price of $0.16 per share were outstanding during fiscal 2012. The exercise price of the options to purchase common shares for fiscal 2013 exceeded the market as a result such options were not included in the computation of diluted earnings per share. These options to purchase common shares for fiscal 2012 were not included in the computations of diluted earnings per share because to do so would be anti-dilutive.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents, marketable securities, accounts receivable, notes receivable, accounts payable and debt, approximated fair value as of June 30, 2013, because of the relatively short-term maturity of these instruments and their market interest rates.

Business Combinations

During fiscal 2011, we entered into one asset purchase agreement which include contingent consideration based upon gross revenue generated in future periods. At the time of acquisition we recognized a liability of $1.3 million representing anticipated future contingency payments. During fiscal 2010 we entered into two asset purchase agreements which include contingent consideration based upon gross revenue generated in future periods. At the time of acquisition we recognized a liability of $0.3 million representing anticipated future contingency payments. See Note 3.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist of trade receivables. The majority of our trade receivables are commissions earned from providing financial planning services that include securities/brokerage services and insurance and financing services. As a result of the diversity of services, markets and the wide variety of customers, we do not consider ourselves to have any significant concentration of credit risk.

Segment Disclosure

Management believes the Company operates as one segment.

Recent Accounting Pronouncements

In July 2013, the FASB issued Accounting Standards Update “ASU” 2013-11 on “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists”. The amendments in this ASU are to improve the current U.S. GAAP because they are expected to reduce diversity in practice by providing guidance on the presentation of unrecognized tax benefits and will better reflect the manner in which an entity would settle at the reporting date any additional income taxes that would result from the disallowance of a tax position when net operating loss carryforwards, similar tax losses, or tax credit carryforwards exist. Current U.S. GAAP does not include explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This Update applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted.

In July 2012, the Financial Accounting Standards Board (“FASB”) issued amended guidance for performing indefinite-lived intangible impairment tests, which will be effective for us July 1, 2013. It allows us to perform a qualitative assessment to determine whether further impairment testing of indefinite-lived intangible assets is necessary. We do not expect the adoption of the amended guidance will have a significant impact on the condensed consolidated financial statements.

All other new accounting pronouncements issued but not yet effective or adopted have been deemed not to be relevant to us, hence are not expected to have any impact once adopted.

3. ACQUISITIONS

Tax Practices

On December 17, 2010, we acquired the assets of Hoffman, Levy, Bengio & Co., PL (“HLB”), a tax and accounting services firm. The purchase price is equal to a percentage of gross revenue generated from the preparation of tax returns and accounting services revenue from existing clients generated during a five year period. Commencing on March 31, 2011 and each 90-day period thereafter, we will pay the seller an installment payment based on a percentage of gross revenues generated during the five year period after the closing date less all prior payments received. In addition, the agreement includes price reductions and price increases based on meeting or not meeting certain earning requirement thresholds. A down payment of $80.0 thousand was made. In accordance with the FASB’s amended guidance on business combinations we recorded a liability of $1.3 million representing the future contingency payments described above. These anticipated payments have been discounted at a per annum rate of 10%. The final anticipated payments are subject to change based on the actual gross revenues generated from this acquisition. The business reason for this acquisition is that HLB fit our business model, has a sizeable client base for us to market financial products and we were able to merge HLB into a pre-existing office without significant expense.

During fiscal 2010, we entered into asset purchase agreements to purchase two tax preparation, accounting and financial planning businesses. In each case, the purchase price is equal to a percentage of gross revenue generated from the preparation of tax returns, accounting services and financial planning revenues from clients generated during a five year period. Commencing on March 31, 2010 and each 90-day period thereafter, we will pay the sellers an installment payment based on a percentage of gross revenues generated during a five year period after the closing dates less all prior payments received. In accordance with the FASB’s amended guidance on business combinations we recorded a liability of $0.3 million representing the future contingency payments described above. These anticipated payments have been discounted at a per annum rate of 10%. The final anticipated payments are subject to change based on the actual gross revenues generated from these acquisitions.

During fiscal 2009 and 2008, we entered into asset purchase agreements to purchase six tax preparation, accounting and financial planning businesses. In each case, the purchase price is equal to a percentage of gross revenue generated from the preparation of tax returns, accounting services and financial planning revenues from clients generated during a one to five year period. Commencing on the first quarter end after the acquisition date and each 90-day period thereafter, we will pay the sellers an installment payment based on a percentage of gross revenues generated during a one to five year period after the closing dates less all prior payments received. Payments made as of June 30, 2013 totaled $1.7 million in the aggregate. No liability will be recorded until the contingency is determinable beyond a reasonable doubt. Based on an estimate of these future revenues, we expect we will have a contingent liability of $4.0 thousand, subject to change based on actual future revenues earned.

Acquisitions are accounted for under the purchase method of accounting. Purchase prices have been allocated to the acquired assets and liabilities based on their respective fair values on the dates of the acquisition. The purchase prices in excess of the fair values of net assets acquired are classified as goodwill in the Consolidated Balance Sheets. Sales and net income have been included in the Consolidated Statements of Operations from the respective dates of acquisition. Customer lists are amortized on a straight-line basis generally over a nine year period.

Financial Planners

During fiscal 2013 and 2012, we entered into several financial planner employment agreements. As part of the agreements we provided total loans to these financial planners in the amount of $37.5 thousand in fiscal 2013 and $0.1 million in fiscal 2012. Consistent with industry practice, some of these loans will be forgiven if the financial planner meets certain predetermined production targets and/or length of service commitments.

4. BUSINESS COMBINATIONS AND SOLD OFFICES

On February 1, 2008, we sold one of our tax preparation and financial planning offices for $0.2 million. We received a promissory note for the entire amount to be financed over 60 months. This note is non-interesting bearing and has been recorded with a 7.0% discount rate. The balance of the note at June 30, 2010 was approximately $0.2 million. On August 1, 2010 we entered into an asset purchase agreement for this same office. The purchase price is made up of the forgiveness of the balance of the current promissory note and payments equal to those previously paid by the seller. These payments are based on a percentage of gross commissions earned by the seller. The final payment was made in April 2013.

On August 3, 2012, we sold the assets of an office located in Toms River, New Jersey, including client lists and goodwill, for a purchase price of $0.4 million ($0.3 million in cash and $0.1 million in Gilman Ciocia stock-1.5 million shares). The sale resulted in a gain on sale of assets of approximately $0.3 million.

5. RECEIVABLES FROM EMPLOYEES, NET

We provide loans to our employees as a way to attract new financial planners. Most financial planners do not earn salaries or receive a minimal base salary, consistent with industry practice. We provide these loans as a means by which the financial planners can receive cash prior to building their book of business. Consistent with industry practice, some of these loans will be forgiven if the financial planner meets certain predetermined production targets and/or length of service commitments.

Receivables from employees and independent registered representatives consist of the following:

	As of June 30,
(in thousands)	2013	2012
Demand loans from employees and independent registered representatives	$1,954	$2,071
Less: Allowance	(1,121)	(1,091)
Total	$833	$980

6. PROPERTY AND EQUIPMENT, NET

Major classes of property and equipment consist of the following:

	As of June 30,
(in thousands)	2013	2012
Equipment	$3,884	$3,890
Furniture and Fixtures	1,615	1,615
Leasehold Improvements	1,836	1,838
Software	652	652
Property and Equipment at Cost	7,987	7,995
Less: Accumulated Depreciation and Amortization	(7,464)	(7,214)
Property and Equipment, Net	$523	$781

Property and equipment under capitalized leases was $2.9 million at June 30, 2013 and at June 30, 2012. Accumulated amortization related to capitalized leases was $2.8 million at June 30, 2013 and at June 30, 2012. Depreciation expense for property and equipment was $0.3 million for the fiscal years ended June 30, 2013 and 2012.

7. GOODWILL

Goodwill, net, included on the balance sheets was $4.0 million at June 30, 2013 and $4.0 million at June 30, 2012. Our goodwill at June 30, 2013 consists mostly of goodwill related to the acquisitions of PCS, Prime Financial Services, Inc. ("PFS") and Asset and Financial Planning, Ltd. (“AFP”) completed during or prior to the fiscal year ended June 30, 1999, which was accounted for under the purchase method.

The impairment testing for goodwill, which has an indefinite life, was performed during the fourth quarter of fiscal 2013 and 2012 using future discounted cash flows and a market value approach and it was determined that no adjustment to goodwill was required in fiscal 2013 and 2012.

A reconciliation of the change in the carrying value of goodwill for the fiscal years ended June 30, 2013 and 2012 is as follows (in thousands):

Balance at June 30, 2011	$4,012
Adjustment to purchasing accounting (1)	4
Adjustment for sale of office	-
Balance at June 30, 2012	4,016
Adjustment to purchasing accounting (1)	-
Adjustment for sale of office	-
Balance at June 30, 2013	$4,016

(1) During fiscal 2008 and 2009, we purchased six tax preparation and accounting practices. Initial purchase prices are adjusted based on contingency payments made subsequent to the original purchase date. See Note 3 on Acquisitions.

8. INTANGIBLE ASSETS

During the fiscal years ended June 30, 2013 and 2012, we recorded aggregate intangible assets valued at $40.7 thousand and $0.1 million, respectively, in connection with acquisitions which are accounted for under the purchase method. During fiscal 2013, we sold an office resulting in a disposal of $0.2 million of intangible assets.

Intangible assets consist of the following:

	As of June 30,
(in thousands)	2013	2012
Customer Lists	$8,448	$8,600
Broker-Dealer Registration	100	100
Non-Compete Contracts	779	779
House Accounts	600	600
Administrative Infrastructure	500	500
Independent Contractor Agreements	3,100	3,100
Intangible Assets at Cost	13,527	13,679
Less: Accumulated Amortization	(9,886)	(9,176)
Intangible Assets, Net	$3,641	$4,503

Amortization expense for the fiscal years ended June 30, 2013 and 2012 was computed on a straight-line basis over periods of two to 20 years, and amounted to $0.8 million for the fiscal year ended June 30, 2013 and $0.8 million for the fiscal year ended June 30, 2012. Annual amortization expense will be approximately $0.8 million for 2014, $0.6 million in 2015 and for each of the next three years, thereafter.

As required, we performed the fair value impairment tests during the fiscal years ended June 30, 2013 and 2012. Fair value was determined based on recent comparable sales transactions and future cash flow projections. As a result, we recognized no impairment loss in fiscal 2013 and 2012.

9. FAIR VALUE MEASUREMENTS

Valuation techniques for fair value are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our best estimate, considering all relevant information. These valuation techniques involve some level of management estimation and judgment. The valuation process to determine fair value also includes making appropriate adjustments to the valuation model outputs to consider risk factors.

The fair value hierarchy of our inputs used in the determination of fair value for assets and liabilities during the current period consists of three levels. Level 1 inputs are comprised of unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date. Level 2 inputs include quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; inputs other than quoted prices that are observable for the asset or liability; and inputs that are derived principally from or corroborated by observable market data by correlation or other means. Level 3 inputs incorporate our own best estimate of what market participants would use in pricing the asset or liability at the measurement date where consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. If inputs used to measure an asset or liability fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the asset or liability. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

We have significant legacy accounts payable balances that are at least four years old and that we believe will never require a financial payment for a variety of reasons. Accordingly, we opted to use the cost approach as our valuation technique to measure the fair value of our legacy accounts payable. Based on historical payouts we have established an estimate of fifteen cents on the dollar on these legacy balances that we would potentially pay out. The income recorded during fiscal 2013 and fiscal 2012 was $32.0 thousand and $18.8 thousand, respectively and is recorded in other income, net on our Consolidated Statement of Operations.

The following table sets forth the assets and liabilities as of June 30, 2013 which are recorded on the balance sheet at fair value on a recurring basis by level within the fair value hierarchy. As required, these are classified based on the lowest level of input that is significant to the fair value measurement:

		Quoted Prices in Active
(in thousands)	Total Fair Value of	Markets for Identical	Significant Unobservable
Description	Liability	Assets (Level 1)	Inputs (Level 3)
Cash equivalents	$191	$191	$-
Marketable securities	$13	$13	$-
Accounts payable greater than 4 years old	$9	$-	$9

The following table sets forth the assets and liabilities as of June 30, 2012 which are recorded on the balance sheet at fair value on a recurring basis by level within the fair value hierarchy. As required, these are classified based on the lowest level of input that is significant to the fair value measurement:

		Quoted Prices in Active
(in thousands)	Total Fair Value of	Markets for Identical	Significant Unobservable
Description	Liability	Assets (Level 1)	Inputs (Level 3)
Cash equivalents	$191	$191	$-
Marketable securities	$8	$8	$-
Accounts payable greater than 4 years old	$5	$-	$5

Cash and cash equivalents of $1.6 million includes money market securities of $0.2 million. The carrying value of our cash and cash equivalents, accounts payable and other current liabilities approximate fair value because of their short-term maturity. All of our other significant financial assets, financial liabilities and equity instruments are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

10. ACCRUED EXPENSES

Accrued expenses consist of the following:

	As of June 30,
(in thousands)	2013	2012
Accrued compensation	$301	$272
Accrued bonus	289	83
Accrued related party compensation and bonus	-	18
Accrued vacation	142	153
Accrued settlement and legal fees	142	490
Accrued audit fees & tax fees	115	176
Accrued interest	48	106
Accrued other	197	380
Accrued acquisition	273	316
Total Accrued Expenses	$1,507	$1,994

11. DEBT AND CAPITAL LEASE OBLIGATIONS

	As of June 30,
(in thousands)	2013	2012
Private Offering Notes (a)	$1,972	$2,502
2012 Notes (b)	72	1,800
$1.5 Million Notes (c)	1,450	-
2013 Notes (d)	1,400	-
Note Payable for Insurance (e)	31	18
Capitalized Lease Obligations (f)	19	345
Total	4,944	4,665
Less: Current Portion	(3,771)	(2,674)
Total	$1,173	$1,991

(a) On October 31, 2008, we commenced the Gilman Ciocia Common Stock and Promissory Note Offering, a private offering of our securities pursuant to SEC Regulation D (the “2008 Offering”). The 2008 Offering was amended on December 8, 2008, September 3, 2009, December 16, 2009, February 11, 2010, March 29, 2010, May 31, 2011, May 31, 2012 and May 24, 2013. The securities offered for sale in the 2008 Offering, as amended were: $3.8 million of notes with interest at 10.0% (the “2008 Notes”) and $0.4 million, or 3.5 million shares of our $0.01 par value common stock with a price of $0.10 per share (the “Shares”). As of June 30, 2013, $2.1 million of the 2008 Notes were outstanding and due July 1, 2014, $0.7 million of the 2008 Notes were outstanding and due July 1, 2013, which were paid on July 1, 2013 and $0.1 million, or 1.0 million shares, of our common stock were issued pursuant to the 2008 Offering.

On January 27, 2009, Carole Enisman, former Executive Vice President of Operations purchased a $170.0 thousand Note of the $3.8 million of Notes. On November 24, 2009, Ms. Enisman purchased an additional $40.0 thousand Note which was consolidated with the January 27, 2009 note into one note in the amount of $210.0 thousand. On November 24, 2009, Michael Ryan, President and Chief Executive Officer purchased a $38.0 thousand Note of the $3.8 million Notes. The Notes with Ms. Enisman were amended on March 2, 2010, May 31, 2011 and May 31, 2012 and was again amended on May 24, 2013 extending the due date to July 1, 2014. The Note with Mr. Ryan was amended on April 19, 2010, May 31, 2011 and May 31, 2012 and was also amended on May 24, 2013 extending the due date to July 1, 2014. On December 3, 2008 and August 19, 2009, three trusts, of which James Ciocia, Chairman of the Board is a trustee, purchased an aggregate of $0.6 million of Notes of the $3.8 million of the Notes. The Notes with the three trusts were amended on April 19, 2010, May 31, 2011 and May 31, 2012 and was also amended on May 24, 2013 extending the due date to July 1, 2014. The Carole Enisman, Michael Ryan and James Ciocia as trustee purchases which amount to $848.0 thousand are included in related party debt.

(b) On May 2, 2012, we commenced the Gilman Ciocia $1.8 million Promissory Note Offering, a private offering of our debt securities pursuant to SEC Regulation D (the “2012 Offering”). The securities offered for sale in the 2012 Offering were $1.8 million of promissory notes with interest payable at 10.0% (the “2012 Notes”). The 2012 Notes were collateralized by a 33.33% security interest in our gross receipts from the preparation of 2013 income tax returns (the “2013 Gross Receipts”). The principal of the 2012 Notes was to be paid to the Note holders from the 2013 Gross Receipts on March 31, April 30, May 31, and June 30, 2013, with the balance of principal, if any, paid July 1, 2013. As of July 1, 2013, the entire $1.8 million 2012 Notes were paid in full.

(c) On May 24, 2013, we commenced the Gilman Ciocia $1.8 million Promissory Note Offering, a private offering of our debt securities pursuant to SEC Regulation D (the “2013 Offering”). The securities offered for sale in the 2013 Offering were $1.8 million of promissory notes with interest payable at 10.0% (the “2013 Notes”). The 2013 Notes are collateralized by a 33.33% security interest in our gross receipts from the preparation of 2014 income tax returns (the “2014 Gross Receipts”). The principal of the 2013 Notes will be paid to the Note holders from the 2014 Gross Receipts on March 31, April 30, May 31, and June 30, 2014, with the balance of principal, if any, paid July 1, 2014. As of June 30, 2013, $1.4 million of the 2013 Notes were outstanding secured by a 25.9% interest in the 2014 Gross Receipts.

(d) On July 31, 2012, we commenced the Gilman Ciocia Common Stock and Promissory Note Offering, a private offering of our securities pursuant to SEC Regulation D (the “$1.5 Million Offering”). The securities offered for sale in the $1.5 Million Offering were $1.5 million of notes with interest at 10.0% (the “$1.5 Million Notes”). As of June 30, 2013, $1.5 million of the $1.5 Million Notes were outstanding and are due on December 31, 2013.

(e) We have historically financed our insurance premiums over a short-term period of time.

(f) We are the lessee of certain equipment and leasehold improvements under capital leases expiring through 2014. The assets and liabilities under capital leases are carried at the lower of the present value of minimum lease payments or the fair market value of the asset. The assets are depreciated over the shorter of their estimated useful lives or their respective lease terms. Depreciation of assets under capital leases is included in depreciation expense.

Minimum future lease payments under capital leases as of June 30, 2013 are as follows:

(in thousands) For Fiscal Years Ended	Minimum Future Lease Payments
2014	$19
2015	3
Total	22
Less amount representing finance charge	(3)
Present value of net minimum lease payments	$19

Capital equipment leases have the lease rate factor (finance charge) built into the monthly installment.

Debt Maturities – Notes Payable and Related Party Notes

The stated maturities of all long-term debt, including capital lease obligations and related party notes due after June 30, 2013 are as follows:

(in thousands)
For Fiscal Years Ended	Matures
2014	$3,873
2015	2,111
$5,984

Note: This Debt Maturities schedule reflects the contractual payment terms of the debt maturities.

12. COMMITMENTS AND CONTINGENCIES

Leases

We are obligated under various non-cancelable lease agreements for the rental of office space through fiscal 2018. The lease agreements for office space contain escalation clauses based principally upon real estate taxes, building maintenance and utility costs.

The following is a schedule by fiscal year of future minimum rental payments required under operating leases as of June 30, 2013:

(in thousands) For Fiscal Years Ended	Minimum Rental Payments
2014	$2,017
2015	1,545
2016	917
2017	396
2018	274
Total	$5,149

Rent expense from operations for both fiscal years ended June 30, 2013 and 2012 was $2.4 million and $2.5 million, respectively.

Professional Liability or Malpractice Insurance

We maintain an "Errors and Omissions" insurance policy for our securities business. Although we believe we comply with all applicable laws and regulations in all material respects, no assurance can be given that we will not be subject to professional liability or malpractice suits.

Contingent Consideration

We entered into several asset purchase agreements, which include contingent consideration based upon gross revenue generated in future periods. For those asset purchase agreements made prior to July 1, 2009, no liability will be recorded until the contingency is determinable beyond a reasonable doubt. See Note 3 for a discussion of acquisitions.

Clearing Agreements

We are party to clearing agreements with unaffiliated correspondent brokers, which in relevant part state that we will assume customer obligations in the event of a default. At June 30, 2013, the clearinghouse brokers held approximately $0.2 million of cash as a deposit requirement, which is included in current assets on the balance sheet at June 30, 2013 as a reduction to amounts due to such brokers.

Net Capital Requirements

PCS is subject to the SEC's Uniform Net Capital Rule 15c 3-1, which requires that PCS maintain minimum regulatory net capital of $0.1 million and, in addition, that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed the greater of 15 to 1. As of June 30, 2013, we were in compliance with these regulations.

Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, PCS executes, as agent, transactions on behalf of customers. These activities may expose us to risk in the event customers, other brokers and dealers, banks depositories or clearing organizations are unable to fulfill their contractual obligations. We continuously monitor the creditworthiness of customers and third party providers. If the agency transactions do not settle because of failure to perform by either the customer or the counter parties, PCS may be obligated to discharge the obligation of the non-performing party and, as a result, may incur a loss if the market value of the security is different from the contract amount of the transactions.

Litigation

On April 6, 2012, the State of Florida Office of Financial Regulation (the “OFR”) commenced an Administrative Proceeding (the “OFR Administrative Proceeding”) against PCS, Asset & Financial Planning, Ltd. (“AFP”), a wholly owned subsidiary and a registered investment advisor, and three registered representatives of PCS (the “Registered Representatives”).  The OFR Administrative Proceeding sought the imposition of administrative fines from PCS, AFP and the Registered Representatives. The allegations in the OFR Administrative Proceeding concerned the impact of management fees on the bonus provisions of a rider on 53 customer variable annuities between 2007 and 2010. On July 10, 2012, the OFR commenced a lawsuit in Florida state court (the “OFR Court Case”) PCS, AFP and the Registered Representatives.  The OFR Court Case sought an injunction against PCS, AFP and the Registered Representatives from violating the Florida Securities and Investor Protection Act and an award of damages to the owners of the 53 customer variable annuities (the “Customers”). AFP has since instituted procedures to insure that no other variable annuities under management are similarly impacted.   PCS, AFP and the Registered Representatives believed that these transactions were an administrative error and that the Customers did not suffer any economic harm or damage. PCS, AFP and the Registered Representatives did not believe that the imposition of administrative fines was appropriate and they vigorously defended against the OFR Administrative Proceeding and against the OFR Court Case.

On January 30, 2013, the OFR executed and docketed a Final Order approving a Stipulation and Consent Agreement settling the OFR Administrative Proceeding and the OFR Court Case. The terms of the settlement with the OFR are as follows: PCS, AFP and the Registered Representatives agreed to pay an administrative fine in the amount of $70,000, which was paid on March 22, 2013; PCS, AFP and the Registered Representatives agreed to pay $26,175 in costs, which was paid on March 22, 2013; PCS, AFP and the Registered Representatives agreed to pay damages in the amount of $100,000 to the Customers, which was paid on March 26, 2013; and two of the Registered Representatives agreed to sign two (2) year agreements with OFR restricting their registrations as associated persons of PCS and AFP. The two Registered Representatives resigned from PCS on March 13, 2013 and they did not sign the two (2) year agreements.

By letter dated October 4, 2012, FINRA advised PCS that it was conducting an inquiry related to PCS’ participation in four (4) Private Placement Note Offerings (the “Offerings”) by Gilman Ciocia, Inc. (“GC”). PCS is a wholly owned subsidiary of GC. By letter dated January 30, 2013, FINRA advised PCS that it was continuing its inquiry related to PCS’ participation in the Offerings. By letter dated August 5, 2013, FINRA’s Enforcement Department advised PCS that it was investigating this matter to determine whether violations of the security laws or FINRA rules have occurred. PCS and GC do not believe that any violations of the security laws or FINRA rules have occurred concerning the Offerings. However, PCS and GC cannot at this time estimate the financial outcome of the investigation by FINRA’s Enforcement Department.

The Company and PCS have been named as defendants and respondents in lawsuits and FINRA arbitrations in the ordinary course of business. As such, we have established liabilities for potential losses from such complaints, legal actions, investigations and proceedings. In establishing these liabilities, our management uses its judgment to determine the probability that losses have been incurred and a reasonable estimate of the amount of the losses. In making these decisions, we base our judgments on our knowledge of the situations, consultations with legal counsel and our historical experience in resolving similar matters. In many lawsuits, arbitrations and regulatory proceedings, it is not possible to determine whether a liability has been incurred or to estimate the amount of that liability until the matter is close to resolution. However, accruals are reviewed regularly and are adjusted to reflect our estimate of the impact of developments, rulings, advice of counsel and any other information pertinent to a particular matter. Because of the inherent difficulty in predicting the ultimate outcome of legal and regulatory actions, we cannot predict with certainty the eventual loss or range of loss related to such matters. If our judgments prove to be incorrect, our liability for losses and contingencies may not accurately reflect actual losses that result from these actions, which could materially affect results in the period other expenses are ultimately determined. We accrued $115.0 thousand as a reserve for potential settlements, judgments and awards at June 30, 2013. PCS has errors and omissions coverage that will cover a portion of such matters. In addition, under the PCS registered representatives contract, each registered representative is responsible for covering awards, settlements and costs in connection with these claims. While we will vigorously defend our self in these matters and will assert insurance coverage and indemnification to the maximum extent possible, there can be no assurance that these lawsuits and arbitrations will not have a material adverse impact on our financial position.

13. EQUITY COMPENSATION PLANS

Stock Option Agreements and Stock Option Plans

Prior to June 30, 2007, we adopted and the shareholders had approved various stock option plans covering 1.6 million shares of stock issued pursuant to such plans. We granted stock options to employees, directors and consultants pursuant to individual agreements or to our incentive and non-qualified stock option plans. In addition, from time to time, we issued, and in the future may issue additional non-qualified options pursuant to individual option agreements, the terms of which vary from case to case. We maintain records of option grants by year, exercise price, vesting schedule and grantee. In certain cases we estimated, based on all available information, the number of such options that were issued pursuant to each plan. The material terms of such option grants vary according to the discretion of the board of directors.

On July 19, 2007 the shareholders approved the adoption of our 2007 Stock Incentive Plan (the “2007 Plan”). Subject to anti-dilution adjustments as provided in the 2007 Plan, (i) the 2007 Plan provides for a total of 16.1 million shares of our common stock to be available for distribution pursuant to the 2007 Plan, and (ii) the maximum number of shares of our common stock with respect to which stock options, restricted stock, deferred stock, or other stock-based awards may be granted to any participant under the 2007 Plan during any calendar year or part of a year may not exceed 0.6 million shares.

During fiscal 2013, there was a $35.8 thousand charge to earnings related to stock-option awards, and during fiscal 2012 there was a $33.9 thousand charge to earnings related to stock-option awards.

The table below summarizes plan and non-plan stock option activity for the fiscal years ended June 30, 2013 and 2012:

	Number of Shares	Weighted
Outstanding, June 30, 2011	3,097,950	$0.16
Granted	626,304	0.15
Exercised	-	-
Expired	-	-
Canceled	(476,609)	0.15
Outstanding, June 30, 2012	3,247,645	$0.16
Granted	510,205	0.15
Exercised	-	-
Expired	-	-
Canceled	(173,600)	0.18
Outstanding, June 30, 2013	3,584,250	$0.16

Exercisable June 30, 2013	1,822,367	$0.16

The weighted average fair value of options granted during the years ended June 30, 2013 and 2012 was $0.15 for each year.

As of June 30, 2013 and 2012 the intrinsic value of the options outstanding was $0 and $0.

Stock Option Price Schedule
As of June 30, 2013

Weighted
		Average	Weighted	Number	Weighted
	Number of	Remaining	Average	Exercisable	Average
Range of	Options	Contractual	Exercise	Options	Exercise
Exercise Price	Outstanding	Life (Years)	Price	Outstanding	Price
$0.10-$0.18	3,584,250	6	$ 0.16	1,822,367	$ 0.16

The fair value of options at date of grant was estimated using the Black-Scholes model with the following assumptions:

	2013	2012
Expected Life (Years)	8.5	8.5
Risk Free Interest Rate	1.80%	2.38%
Volatility	201.10%	204.45%
Dividend Yield	0.00%	0.00%

2007 Stock Incentive Plan

At the July 19, 2007 annual meeting of shareholders ("Annual Meeting"), the shareholders of Gilman Ciocia, Inc., approved the adoption of our 2007 Plan.

The 2007 Plan provides that it will be administered by our Board of Directors (the "Board") or a committee of two or more members of the Board appointed by the Board (the "Committee"). The Board or the Committee will generally have the authority to administer the 2007 Plan, determine participants who will be granted awards under the 2007 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards.

The 2007 Plan provides for the grant of any or all of the following types of awards: (a) common stock options, (b) restricted common stock, (c) deferred common stock and (d) other common stock-based awards. Awards may be granted singly, in combination, or in tandem. Subject to anti-dilution adjustments as provided in the 2007 Plan, (i) the 2007 Plan provides for a total of 16.1 million shares of our common stock to be available for distribution pursuant to the 2007 Plan, and (ii) the maximum number of shares of our common stock with respect to which stock options, restricted stock, deferred stock, or other stock-based awards may be granted to any participant under the 2007 Plan during any calendar year or part of a year may not exceed 0.6 million shares.

Awards under the 2007 Plan may be granted to employees, directors, consultants and advisors of the Company and its subsidiaries. However, only employees of the Company and its subsidiaries will be eligible to receive options that are designated as incentive stock options.

With respect to options granted under the 2007 Plan, the exercise price must be at least 100% (110% in the case of an incentive stock option granted to a ten percent shareholder within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) of the fair market value of the common stock subject to the award, determined as of the date of grant. Restricted stock awards are shares of common stock that are awarded subject to the satisfaction of the terms and conditions established by the administrator. In general, awards that do not require exercise may be made in exchange for such lawful consideration, including services, as determined by the administrator.

14. EMPLOYEE BENEFIT PLAN

We maintain a 401(k) plan for the benefit of our eligible employees. We have not made any discretionary annual matching contributions.

15. RELATED PARTY DEBT AND TRANSACTIONS

	As of June 30,
(in thousands)	2013	2012

Prime Partners Note (a)	$102	$263
Ciocia as Trustee Note (b)	600	600
Enisman/Ryan Note (c)	338	338
Total	1,040	1,201
Less: Current Portion	(192)	(251)
Total	$848	$950

(a) As of September 1, 2008, we entered into a $0.5 million promissory note with Prime Partners (the “Prime Partners Note”). The Prime Partners Note provided for 10% interest to be paid in arrears through the end of the previous month on the 15th day of each month commencing on October 15, 2008. The principal of the Prime Partners Note was to be paid on or before July 1, 2009. Michael Ryan is a director, an officer and a significant shareholder of Prime Partners. The Prime Partners Note was amended as of June 30, 2009 to extend the due date of principal to July 1, 2010. The Prime Partners Note was again amended as of May 5, 2010 to extend the due date of principal to July 1, 2011. The Prime Partners Note was again amended as of August 1, 2010 to provide for 42 monthly payments of $15.0 thousand comprised of principal and interest at 10% on the 15th day of each month commencing on August 15, 2010 and ending on January 15, 2014. Up to and including June 30, 2011, in the event that we determined that we could not make a payment on the monthly due date, we could defer the payment by sending written notice to Prime Partners. Any payment so deferred, was to be paid by adding each such deferred payment to the 42 month amortization schedule as an increased monthly payment commencing on August 15, 2011. No payments were deferred by us. In the event that we are in default on any of the promissory notes issued in our Regulation D Private Placement, within 30 days from written notice by us, Prime Partners shall repay to us all principal payments requested in the notice. This repayment obligation is secured by Prime Partner’s execution of a collateral assignment of a promissory note owed by Daniel R. Levy to Prime Partners dated January 23, 2004 in the original principal amount of $0.9 million and with a present outstanding principal balance of $0.2 million. There shall be no fees owed by us to Prime Partners for any late payments and no acceleration of the Prime Partners Note as a result of any late payments.

(b) On December 3, 2008, three trusts of which James Ciocia is a trustee, purchased an aggregate of $0.3 million of the Notes issued pursuant to the Offering in reliance upon the exemption from registration in Rule 506 of Regulation D. On August 19, 2009, these trusts purchased an additional $0.3 million of the Notes. The Notes with the three trusts were amended on April 19, 2010, May 31, 2011 and May 31, 2012 and was also amended on May 24, 2013 extending the due date to July 1, 2014. See Note 11.

(c) On January 27, 2009, Carole Enisman, our former Executive Vice President of Operations purchased a $0.2 million Note of the $3.8 million of Notes. On November 24, 2009, Ms. Enisman purchased an additional $40.0 thousand Note which was consolidated with the January 27, 2009 note into one note in the amount of $210.0 thousand. On November 24, 2009, Michael Ryan, President and Chief Executive Officer purchased a $38.0 thousand Note of the $3.8 million Notes. The Notes with Ms. Enisman were amended on March 2, 2010, May 31, 2011 and May 31, 2012 and was also amended on May 24, 2013 extending the due date to July 1, 2014. The Note with Mr. Ryan was amended on April 19, 2010, May 31, 2011 and May 31, 2012 and was also amended on May 31, 2013 extending the due date to July 1, 2014. See Note 11.

On September 23, 2011 we issued an unsecured promissory note in the amount of $50.0 thousand to Carole Enisman, our former Executive Vice President of Operations, payable on demand by Ms. Enisman at an interest rate of 10.0% per annum. On November 3, 2011 we issued an unsecured promissory note in the amount of $40.0 thousand to Michael Ryan, our President and Chief Executive Officer, payable on demand by Mr. Ryan at an interest rate of 10.0% per annum. The unsecured promissory notes with Ms. Enisman and Mr. Ryan were still outstanding as of June 30, 2013.

Other Related Party Transactions

James Ciocia, our Chairman of the Board of Directors and a financial planner for the Company, receives commissions based on a variable percentage of his own business production and under which he received an aggregate of $0.8 million and $0.6 million in fiscal 2013 and 2012, respectively.

16. TAXES ON INCOME

For fiscal years ended June 30, 2013 and June 30, 2012 there was no income taxes recorded in the Consolidated Financial Statements.

A valuation allowance has been established against the deferred tax assets as of June 30, 2013 and June 30, 2012.

Our net operating loss carry forwards (“NOL”) of $23.7 million at June 30, 2013 expire generally from 2022 to 2032. The ability to utilize net operating loss carryovers may be restricted based on Internal Revenue Code Section 382 “changes in ownership.”

A reconciliation of the federal statutory rate to the provision for income taxes is as follows:

	For Fiscal Years Ended June 30,
(in thousands)	2013		2012

Pre-tax income (loss) from Continuing operations	$650		$(687)
Federal income taxes/(benefit) computed at statutory rates	228	35.0%	(240)	35.0%
State and local taxes/(benefit) net of federal tax benefit	-	-	-	-
Accrual for non-deductible expense	10	1.5	10	(1.5)
Valuation reserve	(238)	(36.5)	230	(33.5)
Total income tax expense provision	$-	-%	$-	-%

Net deferred assets were comprised of the following:

	As of June 30,
(in thousands)	2013	2012
Net operating loss carry forward	$8,300	$8,500
Intangibles	700	800
Other, net	700	700
Total	9,700	10,000
Less Valuation reserve	(9,700)	(10,000)
Net	$-	$-

The fiscal years ended June 30, 2013, 2012, 2011 and 2010 remain eligible to be subject to an examination by the federal and state tax authorities.

17. EQUITY TRANSACTIONS

On October 31, 2012 we issued in the aggregate $25.0 thousand in common stock, or 500,000 shares to certain of our Board of Directors in consideration for services as director compensation pursuant to our 2007 Stock Incentive Plan.

On October 31, 2011 we issued in the aggregate $30.0 thousand in common stock, or 600,000 shares to certain of our Board of Directors in consideration for services as director compensation pursuant to our 2007 Stock Incentive Plan.

18. SUBSEQUENT EVENTS

On June 20, 2013, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with National Holdings Corporation, a Delaware corporation (“National”) and National Acquisition Corp., a Delaware corporation, and a wholly-owned subsidiary of National ("Merger Sub"). Upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will become a wholly-owned subsidiary of National through a merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "Merger").

On September 9, 2013, the Company held a special meeting of stockholders of the Company for the purpose of considering and voting on the Merger proposals described below. The Merger proposals are described in greater detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 9, 2013 (the “Proxy Statement”). Holders of 62,192,939 shares of common stock of the Company, representing approximately 64% of the shares of the common stock of the Company outstanding and entitled to vote as of August 7, 2013, the record date for the special meeting, were present in person or represented by proxy at the special meeting.  The following proposals submitted to a vote of the Company’s stockholders at the special meeting were approved:

On October 15, 2013, the Company completed the merger. National issued 0.235019 shares of its common stock for each outstanding share of the Company's common stock.

On October 25, 2013, the State of Florida Office of Financial Regulation (the “OFR”) commenced an Administrative Proceeding (the “OFR Administrative Proceeding”) against PCS, a wholly owned subsidiary and five certain current and former members of management of PCS “the Individuals” .  The OFR Administrative Proceeding seeks the imposition of administrative fines aggregating to $660,000, and possibly include revocation or suspension of registration with OFR for a period of time, from PCS and the Individuals. The allegations in the OFR Administrative Proceeding concerned supervision of certain transactions between January 2009 and June 2012. PCS and the Individuals did not believe that the imposition of administrative fines or suspension of registration with OFR are appropriate and they vigorously defended against the OFR Administrative Proceeding and against the OFR Court Case. The Company has a pending negotiable settlement for an amount substantially less than the pending imposed fines.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of possible revenue enhancements or expense efficiencies, among other factors, that could result as a consequence of the merger, and accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The accompanying unaudited pro forma condensed combined financial statements present financial information from the National and Gilman unaudited pro forma condensed combined statements of operations for the years ended September 30, 2013 and 2012 for National and June 30, 2013 and 2012 for Gilman, respectively. The unaudited pro forma condensed combined balance sheets as of September 30 and June 30, 2013, are based on the historical balance sheets of National and Gilman, respectively, as of that date. For National and Gilman, the fiscal year data was derived from financial reports included in their respective 10-K filings.  The unaudited pro forma condensed combined statements of operations are presented as if the merger had occurred on October 1, 2011. The unaudited pro forma condensed combined balance sheets give effect to the transaction as if it occurred on October 1, 2012.

The unaudited pro forma condensed combined financial information is based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or operating results that would have been achieved had the merger been consummated as of the dates indicated, nor is it necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of National and Gilman included in this proxy statement/prospectus.

We anticipate that the merger will provide the combined company with financial benefits that may include increased revenues due to departmental synergies, cost savings on business expenses including but not limited to product marketing, insurance expenses, salaries, benefits, professional fees as well as other general and administrative costs. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of increased revenues due to departmental synergies, cost savings on business expenses including but not limited to product marketing, insurance expenses, salaries, benefits, professional fees as well as other general and administrative costs and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of:

●	net cash used or generated in Gilman’s operations between the signing of the merger agreement and completion of the merger;

●	other changes in Gilman’s net assets that occur prior to the completion of the merger, which could cause material changes in the information presented below; and

●	changes in the financial results of the combined company.

The unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial statements should be read together with:

●	the accompanying notes to unaudited pro forma consolidated financial information;

●	the audited consolidated financial statements of National for the year ended September 30, 2013 and 2012 and the notes relating thereto;

●	the audited consolidated financial statements of Gilman for the year ended June 30, 2013 and 2012 and the notes relating thereto;

Unaudited Pro Forma Condensed Combined

Statements of Financial Condition at June 30, 2013

National Holdings Corporation and Gilman & Ciocia

	Historical		Pro Forma
	NHLD	GTAX	Combined	Financing Pro-Forma Adjustments		Business Combination Pro-Forma Adjustments		Pro-Forma Combined
Current Assets
Cash and cash equivalents	$14,696,000	$1,409,000	$16,105,000	$3,016,000	a	$(5,400,000)	b	$13,721,000
Restricted Cash	-	190,000	190,000					190,000
Deposit with clearing organizations	1,107,000	-	1,107,000					1,107,000
Receivables from broker-dealers and clearing organizations	3,617,000		3,617,000					3,617,000
Trade Accounts Receivable, Net	-	2,381,000	2,381,000					2,381,000
Receivables From Employees, Net	-	833,000	833,000					833,000
Other receivables, net of allowance for uncollectible accounts	842,000	-	842,000					842,000
Advances to registered representatives - Current portion	490,000	-	490,000					490,000
Securities owned: marketable at market value	618,000	13,000	631,000					631,000
Securities owned: non-marketable at fair value	297,000	-	297,000					297,000
Prepaid Expenses	-	282,000	282,000					282,000
Other assets	787,000		787,000					787,000
Other Current Assets	-	154,000	154,000					154,000
Total Current Assets	22,454,000	5,262,000	27,716,000	3,016,000		(5,400,000)		25,332,000

Non-Current Assets
Advances to registered representatives - Long term portion	366,000	-	366,000					366,000
Fixed assets, net	431,000	523,000	954,000					954,000
Intangible assets, net	-	3,641,000	3,641,000			6,146,000	c	9,787,000
Goodwill	-	4,016,000	4,016,000			178,000	c	4,194,000
Other assets	180,000	262,000	442,000					442,000
Total Assets	$23,431,000	$13,704,000	$37,135,000	$3,016,000		$924,000		$41,075,000

Current Liabilities
Accounts payable, accrued expenses and other liabilities	$11,483,000	$925,000	$12,408,000			$(48,000)	b	$12,360,000
Accrued Expenses	-	1,507,000	1,507,000					1,507,000
Commissions Payable	-	2,339,000	2,339,000					2,339,000
Deferred Income	-	107,000	107,000					107,000
Payable to broker-dealers and clearing organizations	13,000	-	13,000					13,000
Securities sold, but not yet purchased, at market	11,000	-	11,000					11,000
Current Portion of Notes Payable and Capital leases	-	3,771,000	3,771,000			(3,771,000)	b	-
Due to Related Parties	-	192,000	192,000			(149,000)	b	43,000
Total Current Liabilities	11,507,000	8,841,000	20,348,000	-		(3,968,000)		16,380,000

Non-Current Liabilities
Accrued expenses and other liabilities - Long term portion	179,000	-	179,000					179,000
Long Term Portion of Notes Payable and Capital Leases	-	1,173,000	1,173,000			(584,000)	b	589,000
Long Term portion of related party notes		848,000	848,000			(848,000)	b	-
Other Long Term Liabilities	-	326,000	326,000					326,000
Total Liabilities	11,686,000	11,188,000	22,874,000	-		(5,400,000)		17,474,000

Stockholders' Equity
Common stock	1,780,000	964,000	2,744,000	212,000	a	(511,000)	c	2,445,000
Additional paid-in capital	64,466,000	36,599,000	101,065,000	2,804,000	a	(28,212,000)	c	75,657,000
Accumulated deficit	(54,522,000)	(35,047,000)	(89,569,000)			35,047,000	c	(54,522,000)
Total Stockholders' Equity Before Non-controlling Interest	11,724,000	2,516,000	14,240,000	3,016,000		6,324,000		23,580,000
Non Controlling Interest	21,000	-	21,000					21,000
Total Stockholders' Equity	11,745,000	2,516,000	14,261,000	3,016,000		6,324,000		23,601,000
Total Liabilities and Stockholders' Equity	$23,431,000	$13,704,000	$37,135,000	$3,016,000		$924,000		$41,075,000

Notes

a. Issuance of 10,583,350 shares of common stock of NHLD pursuant to a private placement which generated proceeds of $3,016,000 on August 29, 2013
b. Satisfaction of accounts payable, notes payable and related party notes aggregating $5,400,000 at date of closing on October 15, 2013

c. Issuance of 22,666,667 shares with a fair value of $8,840,000 pursuant to the acquisition of GTAX and elimnation of GTAX common stock and additional paid-in capital and recognition of incremental intangible assets and goodwill

Unaudited Pro Forma Condensed Combined

Statements of Financial Condition

National Holdings Corporation and Gilman & Ciocia

	Historical		Pro Forma
	NHLD	GTAX	Combined	Business Combination Pro-Forma Adjustments		Pro-Forma Combined
	At September 30, 2013	At June 30, 2013
Current Assets
Cash and cash equivalents	$19,985,000	$1,409,000	$21,394,000	$(5,400,000	) b	$15,994,000
Restricted Cash	92,000	190,000	282,000	-		282,000
Deposit with clearing organizations	1,107,000	-	1,107,000	-		1,107,000
Receivables from broker-dealers and clearing organizations	4,296,000	-	4,296,000	-		4,296,000
Trade Accounts Receivable, Net	-	2,381,000	2,381,000	-		2,381,000
Receivables From Employees, Net	-	833,000	833,000	-		833,000
Other receivables, net of allowance for uncollectible accounts	1,049,000	-	1,049,000	-		1,049,000
Advances to registered representatives - Current portion	384,000	-	384,000	-		384,000
Securities owned: marketable at market value	428,000	13,000	441,000	-		441,000
Securities owned: non-marketable at fair value	39,000	-	39,000	-		39,000
Prepaid Expenses	764,000	282,000	1,046,000	-		1,046,000
Other Current Assets	-	154,000	154,000	-		154,000
Total Current Assets	28,144,000	5,262,000	33,406,000	(5,400,000)		28,006,000

Non-Current Assets
Advances to registered representatives - Long term portion	427,000	-	427,000	-		427,000
Fixed assets, net	447,000	523,000	970,000	-		970,000
Intangible assets, net	-	3,641,000	3,641,000	6,146,000	b	9,787,000
Goodwill	-	4,016,000	4,016,000	178,000	b	4,194,000
Other assets	493,000	262,000	755,000			755,000
Total Assets	$29,511,000	$13,704,000	$43,215,000	$924,000		$44,139,000

Current Liabilities
Accounts payable, accrued expenses and other liabilities	$13,494,000	$925,000	$14,419,000	$(48,000	) a	$14,371,000
Accrued Expenses	-	1,507,000	1,507,000	-		1,507,000
Commissions Payable	-	2,339,000	2,339,000	-		2,339,000
Deferred Income	-	107,000	107,000	-		107,000
Payable to broker-dealers and clearing organizations	13,000	-	13,000	-		13,000
Securities sold, but not yet purchased, at market	15,000	-	15,000	-		15,000
Current Portion of Notes Payable and Capital leases	-	3,771,000	3,771,000	(3,771,000	) a	-
Due to Related Parties	-	192,000	192,000	(149,000	) a	43,000
Total Current Liabilities	13,522,000	8,841,000	22,363,000	(3,968,000)		18,395,000

Non-Current Liabilities
Accrued expenses and other liabilities - Long term portion	192,000	-	192,000	-		192,000
Long Term Portion of Notes Payable and Capital Leases	-	1,173,000	1,173,000	(584,000	) a	589,000
Long Term portio of related party notes	-	848,000	848,000	(848,000	) a	-
Other Long Term Liabilities	-	326,000	326,000	-		326,000
Total Liabilities	13,714,000	11,188,000	24,902,000	(5,400,000)		19,502,000

Stockholders' Equity						-
Common stock	2,012,000	964,000	2,976,000	(511,000	) b	2,465,000
Additional paid-in capital	67,982,000	36,599,000	104,581,000	(28,212,000	) b	76,369,000
Accumulated deficit	(54,212,000)	(35,047,000)	(89,259,000)	35,047,000	b	(54,212,000)
Total Stockholders' Equity	15,782,000	2,516,000	18,298,000	6,324,000		24,622,000
Non Controlling Interest	15,000	-	15,000	-		15,000
Total Stockholders' Equity	15,797,000	2,516,000	18,313,000	6,324,000		24,637,000
Total Liabilities and Stockholders' Equity	$29,511,000	$13,704,000	$43,215,000	$924,000		$44,139,000

Pro Forma Adjustments

a.  Satisfaction of accounts payable, notes payable and related party notes aggregating $5,400,000 at date of closing on October 15, 2013

b.  Issuance of 22,666,667 shares with a fair value of $8,840,000 pursuant to the acquisition of GTAX and elimnation of GTAX common stock and additional paid-in capitaland recognition of incremental intangible assets and goodwill

See allocation for proof of entry c under allocation of purchase price tab

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

National Holdings Corporation and Gilman & Ciocia

	NHLD	GTAX		Business
	12 Months Ended	12 Months Ended		Combination
	September 30, 2013	June 30, 2013	Combined	Pro-Forma Adjustments		Pro-Forma Combined
Revenues
Commissions	$78,168,000	$-	$78,168,000	$-		$78,168,000
Net dealer inventory gains	13,426,000	-	13,426,000	-		13,426,000
Investment banking	14,002,000	-	14,002,000	-		14,002,000
Interest and dividends	3,935,000	-	3,935,000	-		3,935,000
Transfer fees and clearing services	7,740,000	-	7,740,000	-		7,740,000
Investment advisory fees and other income	9,508,000	-	9,508,000	-		9,508,000
Financial Planning Services	-	29,533,000	29,533,000	-		29,533,000
Tax Preparation and Accounting Fees	-	7,769,000	7,769,000	-		7,769,000
Other	804,000	-	804,000	-		804,000
Total Revenues	127,583,000	37,302,000	164,885,000	-		164,885,000

Operating Expenses
Commissions, compensation and fees	110,656,000	18,011,000	128,667,000	52,500	c	128,719,500
Salaries and Benefits	-	9,440,000	9,440,000	22,500	c	9,462,500
Clearing fees	2,134,000	-	2,134,000	-		2,134,000
Brokerage Fees & Licenses	-	1,079,000	1,079,000	-		1,079,000
Advertising	-	847,000	847,000	-		847,000
Communications	4,494,000	-	4,494,000	-		4,494,000
Occupancy, equipment and other administrative costs	3,300,000	-	3,300,000	-		3,300,000
Rent	-	2,362,000	2,362,000	-		2,362,000
Depreciation and Amortization	-	1,093,000	1,093,000	1,468,000	d	2,561,000
General & Administrative	-	4,333,000	4,333,000	(89,000	) f	4,244,000
Professional fees	3,382,000	-	3,382,000	(120,000	) f	3,262,000
Interest expense	248,000	-	248,000	-		248,000
Taxes, licenses, registration	1,582,000	-	1,582,000	-		1,582,000
Total Operating Expenses	125,796,000	37,165,000	162,961,000	1,334,000		164,295,000
Net Income (Loss) from Operations	1,787,000	137,000	1,924,000	(1,334,000)		590,000

Other Expenses
Loss on investment in unaffiliated entity	(162,000)	-	(162,000)	-		(162,000)
Interest and Investment Income	-	30,000	30,000	-		30,000
Interest expense	-	(592,000)	(592,000)	401,000	e	(191,000)
Other income / (expense), net		1,075,000	1,075,000	-		1,075,000
Income tax expense - Current	(60,000)	-	(60,000)	-		(60,000)
Total Other Expenses	(222,000)	513,000	291,000	401,000		692,000
Net income (loss) before non-controlling interest	1,565,000	650,000	2,215,000	(933,000)		1,282,000
Non-controlling interest	3,000	-	3,000	-		3,000
Net income (loss) attributable to common stockholders	$1,568,000	$650,000	$2,218,000	$(933,000)		$1,285,000

Earnings per share-basic	$0.02					$0.01
Earnings per share-diluted	$0.02					$0.01

Weighted average shares outstanding- basic	70,651,415			22,667,667	g	93,319,082
Weighted average shares outstanding- diluted	74,887,749			22,667,667	g	97,555,416

Pro Forma Adjustments

c. Amortization of non cash compensation due to the issuance of 1,750,000 options with a 4 year vesting and $0.50 exercise price and an aggregate fair value of $300,000.

d. Amortization of intangibles is subject to change pending valuation of intangbles

e. Interest expense adjustment of $401,000 for interest-bearing debt paid at date of merger

f.  Expenses associated with the merger

g. Consists of shares issued pursuant to the merger on October 15, 2013

Pro Forma Condensed Consolidated Statements of Operations

National Holdings Corporation and Gilman & Ciocia

	NHLD	GTAX
	Fiscal Year End	Fiscal Year End
	September 30, 2012 Audited	June 30, 2012 Audited	Combined	Pro-Forma Adjustments		Pro-Forma Combined
Revenues
Commissions	$70,301,000	$-	$70,301,000	$-		$70,301,000
Net dealer inventory gains	14,427,000	-	14,427,000	-		14,427,000
Investment banking	15,390,000	-	15,390,000	-		15,390,000
Interest and dividends	2,996,000	-	2,996,000	-		2,996,000
Transfer fees and clearing services	7,196,000	-	7,196,000	-		7,196,000
Investment advisory fees and other income	8,338,000	-	8,338,000	-		8,338,000
Financial Planning Services	-	32,419,000	32,419,000	-		32,419,000
Tax Preparation and Accounting Fees	-	7,953,000	7,953,000	-		7,953,000
Total Revenues	118,648,000	40,372,000	159,020,000	-		159,020,000

Operating Expenses
Commissions, compensation and fees	103,800,000	20,685,000	124,485,000	52,500	c	124,537,500
Salaries and Benefits	-	9,283,000	9,283,000	22,500	c	9,305,500
Clearing fees	1,662,000	-	1,662,000	-		1,662,000
Brokerage Fees & Licenses	-	1,209,000	1,209,000	-		1,209,000
Advertising	-	881,000	881,000	-		881,000
Communications	4,731,000	-	4,731,000	-		4,731,000
Occupancy, equipment and other administrative costs	4,189,000	-	4,189,000	-		4,189,000
Rent	-	2,533,000	2,533,000	-		2,533,000
Depreciation and Amortization	-	1,094,000	1,094,000	1,957,000	d	3,051,000
General & Administrative	-	4,938,000	4,938,000	(89,000	) f	4,849,000
Professional fees	2,714,000	-	2,714,000	(120,000	) f	2,594,000
Interest Expense	916,000	-	916,000	-		916,000
Taxes, licenses, registration	1,536,000	-	1,536,000	-		1,536,000
Total Operating Expenses	119,548,000	40,623,000	160,171,000	1,823,000		161,994,000
Net Income (Loss) from Operations	(900,000)	(251,000)	(1,151,000)	(1,823,000)		(2,974,000)

Other Expenses
Interest and Investment Income	-	8,000	8,000	-		8,000
Interest Expense	-	(562,000)	(562,000)	535,000	e	(27,000)
Other Income (Expense), Net	-	118,000	118,000	-		118,000
Loss on investment in unaffiliated entity	(1,051,000)	-	(1,051,000)	-		(1,051,000)
Total Other Expenses	(1,051,000)	(436,000)	(1,487,000)	535,000		(952,000)
Net income (loss) before non-controlling interest	(1,951,000)	(687,000)	(2,638,000)	(1,288,000)		(3,926,000)
Non-controlling interest	(14,000)	-	(14,000)	-		(14,000)
Preferred stock dividends	(93,000)	-	(93,000)	-		(93,000)
Net income (loss) attributable to common stockholders	$(2,030,000)	$(687,000)	$(2,717,000)	$(1,288,000	) g	$(4,005,000)

Earnings per share-basic and diluted	$(0.08)					$(0.08)

Weighted average shares outstanding- basic and diluted	25,014,166			22,667,667		47,681,833

Pro Forma Adjustments

c. Amortization of non cash compensation due to the issuance of 1,750,000 options with a 4 year vesting and $0.50 exercise price with an aggregate fair value of $300,000.

d. Amortization of intangibles is subject to change pending valuation of intangbles

e. Interest expense adjustment of $535,000 for interest-bearing debt paid at date of merger

f.  Expenses associated with the merger

g. Consists of shares issued pursuant to the merger on October 15, 2013

Managements Presentation of EBITDA, as Adjusted by Managements Cost Cutting Projections

of the Combination of

National Holdings Corporation and Gilman & Ciocia

	NHLD Fiscal Year End September 30, 2012 Audited	GTAX Fiscal Year End June 30, 2012 Audited	Combined	Management's Savings Estimates		Adjusted Combined
Net income as reported	$(1,937,000)	$(687,000)	$(2,624,000)			$(2,624,000)
Management's estimated cost savings:
Compensation	-	-	-	1,100,000	1	1,100,000
Clearing fees	-	-	-	150,000	2	150,000
Occupancy and administrative costs	-	-	-	400,000	3	400,000
Professional fees	-	-	-	629,000	4	629,000
General and administive costs	-	-	-	680,000	5	680,000
Total Management's estimated cost savings	-	-	-	2,959,000		$2,959,000

Net income (loss) adjusted for Managements projected cost savings	$(1,937,000)	$(687,000)	$(2,624,000)	$2,959,000		$335,000

Net income (loss) reconciled to EBITDA as adjusted:

Interest expense	916,000	562,000	1,478,000	-		1,478,000
Taxes	153,000	-	153,000	-		153,000
Depreciation	533,000	270,000	803,000	-		803,000
Amortization	538,000	824,000	1,362,000	-		1,362,000
Non-cash compensation*	10,000	30,000	40,000	-		40,000
Forgivable loan write down*	265,000	25,000	290,000	-		290,000
Loss on investment in unaffiliated entity	1,051,000	-	1,051,000	-		1,051,000
Interest income	-	(8,000)	(8,000)	-		(8,000)
Other income	-	(118,000)	(118,000)	-		(118,000)
Legal fees and settlement costs for OFR
Administrative Proceeding	-	375,000	375,000	-		375,000
EBITDA, as Adjusted to include managements projected cost savings and pro forma adjustments	$1,529,000	$1,273,000	$2,802,000	$2,959,000		$5,761,000

* non cash compensation and forgivable loan writedown added to Gilman EBITDA calculation to conform to National presentation

Managements Savings Estimates

1. Assumes a savings in overall compensation, related taxes and benefits

2. Reduction of clearing costs based on volume discounts and renegotiated pricing

3. Consolidation of certain corporate locations

4. Elimination of Audit, Legal, Board of Director, IT Consulting and Transfer Agent fees

5. Cost savings related to shared IT services, Professional Development, reduced Travel and Entertainment and Bad Debt expenses

Managements Presentation of EBITDA, as Adjusted by Managements Savings Estimates of the Combination of

National Holdings Corporation and Gilman & Ciocia

	NHLD	GTAX
	12 Months Ended	12 Months Ended
	September 30, 2013	June 30, 2013	Combined	Management's Savings Estimates		Adjusted Combined
Net income as reported	$1,568,000	$650,000	$823,000			$823,000
Managements estimated cost savings:
Compensation	-	-	-	1,100,000	1	1,100,000
Clearing fees	-	-	-	150,000	2	150,000
Occupancy and administrative costs	-	-	-	400,000	3	400,000
Professional fees	-	-	-	629,000	4	629,000
General and administive costs	-	-	-	680,000	5	680,000
Total Managements estimated cost savings	-	-	-	2,959,000		2,959,000

Net income (loss) adjusted for Managements projected cost savings	$1,568,000	$650,000	$823,000	$2,959,000		$3,782,000

Net income (loss) reconciled to EBITDA as adjusted:

Interest expense	248,000	592,000	840,000	-		840,000
Taxes	158,000	-	158,000	-		158,000
Depreciation	460,000	259,000	719,000	-		719,000
Amortization	466,000	834,000	1,300,000	-		1,300,000
Non-cash compensation *	379,000	36,000	415,000	-		415,000
Forgivable loan write down*	349,000	57,000	406,000	-		406,000
Loss on investment in unaffiliated entity	162,000	-	162,000	-		162,000
Non-cash settlement costs	313,000	-	313,000	-		313,000
Interest income	-	(15,000)	(15,000)	-		(15,000)
Other income-non cash	-	(239,000)	(239,000)	-		(239,000)
Legal fees and settlement costs for OFR
Administrative Proceeding	-	(100,000)	(100,000)	-		(100,000)
EBITDA, as Adjusted to include managements projected cost savings and pro forma adjustments	$4,103,000	$2,074,000	$4,782,000	$2,959,000		$7,741,000

* non cash compensation and forgivable loan writedown added to Gilman EBITDA calculation to conform to National presentation

Managements Savings Estimates

1. Assumes a savings in overall compensation, related taxes and benefits

2. Reduction of clearing costs based on volume discounts and renegotiated pricing

3. Consolidation of certain corporate locations

4. Elimination of Audit, Legal, Board of Director, IT Consulting and Transfer Agent fees

5. Cost savings related to shared IT services, Professional Development, reduced Travel and Entertainment and Bad Debt expenses

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Purchase Accounting Estimates

The purchase price allocation is preliminary and is based upon a preliminary estimated valuation of tangible and intangible assets acquired and liabilities assumed. The purchase price allocation included within these unaudited pro forma condensed combined financial statements is based upon the following purchase price:

Issuance of 22,667,667 shares of common stock to Gilman Stockholders	$8,840,000
Cash to satisfy certain liabilities of Gilman	5,400,000
$14,240,000

The price per share of common stock of National for purposes of determining the purchase price was based on the closing price, as quoted, on the transaction closing date, which was October 15, 2013.

The purchase price will be allocated to tangible and intangible assets and liabilities based on an estimate of the fair value of assets acquired and liabilities assumed as of October 15, 2013. For purposes of these proforma financial statements, the purchase price was allocated to the assets and liabilities as if the transaction occurred on September 30, 2013. The difference between the purchase price, as determined as of October 15, 2013, and the identifiable assets and liabilities assumed was allocated to goodwill. The significant intangible assets likely to be recognized in the valuation are customer relationships, broker relationship and trade names. The estimated useful lives that these assets, once determined, will be amortized utilizing the straight line method over their estimated economic life. If it were to be determined that the entire $12,200,000 are definite lived intangible assets with a 5 year economic life, the amortization of those intangible assets would be $2,440,000 per year. For the purposes of these pro forma financial statements, we are estimating that the fair value of the intangible assets and goodwill acquired is approximately $9,787,000 and $4,194,000, respectively. For purposes of these proforma financial statements, the estimated useful lives of the intangible assets are 5 years. The following allocation of the aggregate fair value is preliminary, assumes that the transaction occurred as of September 30, 2013, and subject to adjustment based on the final determination of the total purchase price and the fair value of the assets acquired and liabilities assumed.

Current assets	$5,262,000
Fixed assets	523,000
Other assets	$262,000
Current liabilities	(8,841,000)
Long-term liabilities	(2,347,000)
Net tangible liabilities assumed	(5,141,000)
Liabilities satisfied at closing	5,400,000
Intangible assets	9,786,000
Goodwill	4,195,000
Total consideration	$14,240,000

The final purchase price and purchase price allocation could change significantly upon the completion of a detailed fair value study at the closing date of the merger transaction.

Note 2. Summary of Adjustments

Adjustments included in the unaudited pro forma condensed combined balance sheets and unaudited pro forma condensed combined statements of operations are summarized as follows:

a.	Payoff of $5,400,000 of Gilman debt on closing and adjustment for excess debt on October 15, 2013;

b.

Issuance of 22,667,667 shares of common stock of National stock in exchange for Gilman shares, allocation of excess of purchase price over liabilities assumed as intangible assets and goodwill as if the transaction had occurred on September 30, 2013, and elimination of Gilman stockholders’ equity balance;

c.	Amortization of noncash compensation due to the issuance of up to1,750,000 options with a 4 year vesting and $0.50 exercise price following the closing date;

d.	Amortization of intangibles is subject to change pending valuation of intangibles, amortized using an estimated useful life of 5 years;

e.	Interest expense adjustment assuming that Gilman debt had been repaid at the time of the merger ;

f. g.

Reflect estimated costs of the merger transaction incurred by National and Gilman.

Consists of 22,667,667 shares of common stock of National issued to Gilman stockholders pursuant to the merger, as if the shares were issued and outstanding for the year ended September 30, 2013 and 2012, respectively.

The pro forma adjustments do not include any related income tax effects as National provided a full valuation allowance on its deferred tax assets.  Additionally, the pro forma adjustments do not include fair value adjustments related to the net tangible assets acquired as Gilman net assets approximate fair value.

The pro forma adjustments do not include any deferred tax liabilities due to the step-up of the intangibles to fair value from Gilman since National has sufficient deferred tax assets to offset against such liabilities.

If, as a result of this transaction, it is determined that National underwent an ownership change as defined in Section 382 of the Internal Revenue Code, the use of its net operating loss and credit carryforwards may be further limited.

Certain National Non-GAAP Financial Presentations

National and Gilman management considers earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted, an important indicator in evaluating our business on a consistent basis across various periods. In an effort to demonstrate what the EBITDA, as adjusted, performance of National would have been if the companies were consolidated for the fiscal year ended September 30, 2013 and 2012, the tables which follow are being provided.

National management estimates that through cost reductions and elimination of certain duplicative cost, they might achieve a reduction of operating costs of approximately $2.95 million on an annualized basis.

Due to the significance of non-recurring items, EBITDA, as adjusted, enables the National board of directors and management to monitor and evaluate our business on a consistent basis. We use EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. We believe that EBITDA, as adjusted, eliminates items that are not part of our core operations, such as interest expense and amortization expense associated with intangible assets, or items that do not involve a cash outlay, such as stock-related compensation. EBITDA, as adjusted should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

Accordingly, there can be no assurance that actual performance consistent with this presentation will be realized, and actual results may vary materially from those shown. The inclusion of this presentation within this proxy statement/prospectus should not be regarded as an indication that National, Gilman or any of their respective affiliates, advisors, officers, directors or representatives considered or consider this presentation to be predictive of actual future events, and this presentation should not be relied upon as such. None of National, Gilman and any of their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from this presentation, and none of them undertakes any obligation to update or otherwise revise or reconcile this presentation to reflect circumstances existing after the date this presentation was generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying this presentation is shown to be in error. Neither National nor Gilman intends to make publicly available any update or other revision to this presentation, except as otherwise required by law. None of National, Gilman nor any of their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder of Gilman or other person regarding the ultimate performance of National and Gilman compared to the information contained in this presentation or that this presentation will be achieved. National and Gilman have made no representation to each other or to each other’s affiliates, in the merger agreement or otherwise, concerning this presentation.

In light of the foregoing factors and the uncertainties inherent in the projections, stockholders are cautioned not to place undue, if any, reliance on these presentations.

Managements Presentation of EBITDA, as Adjusted For

National and Gilman

	National Fiscal year ended September 30, 2013	Gilman Fiscal year ended June 30, 2013	Combined
Net income, as reported	$1,568,000	650,000	$2,218,000
			-
Net income (loss) reconciled to EBITDA as adjusted			-
Interest expense	248,000	592,000	840,000
Taxes	158,000	-	158,000
Depreciation	460,000	259,000	719,000
Amortization	466,000	834,000	1,300,000
Non-cash settlement costs	313,000	-	313,000
Non-cash compensation*	379,000	36,000	415,000
Forgivable loan write-down*	349,000	57,000	406,000
Loss on investment in unaffiliated entity	162,000	-	162,000
Interest income	-	(15,000)	(15,000)
Legal fees and settlement costs- OFR Administrative proceeding	-	(100,000)	(100,000)
Other income-non cash	-	(239,000)	(239,000)
EBITDA, as adjusted	$4,103,000	2,074,000	$6,177,000

* non cash compensation and forgivable loan writedown added to Gilman EBITDA calculation to conform to National presentation

Managements Presentation of EBITDA, as Adjusted For

National and Gilman

	National Fiscal Year End September 30, 2012 Audited	Gilman Fiscal Year End June 30, 2012 Audited	Combined
Net income as reported	$(1,937,000)	$(687,000)	$(2,624,000)

Net income (loss) reconciled to EBITDA as adjusted:

Interest expense	916,000	562,000	1,478,000
Taxes	153,000	-	153,000
Depreciation	533,000	270,000	803,000
Amortization	538,000	824,000	1,362,000
Non-cash compensation*	10,000	30,000	40,000
Forgivable loan write down*	265,000	25,000	290,000
Loss on investment in unaffiliated entity	1,051,000	-	1,051,000
Interest income	-	(8,000)	(8,000)
Other income	-	(118,000)	(118,000)
Legal fees and settlement costs for OFR Administrative Proceeding	-	375,000	375,000
EBITDA, as Adjusted	$1,529,000	$1,273,000	$2,802,000

** non cash compensation and forgivable loan writedown added to Gilman EBITDA calculation to conform to National presentation

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.      Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates.

Amount
SEC Registration Fee	$1,668
Printing Expenses	5,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	50,000
Miscellaneous	8,332
Total	$75,000

All of the above fees are estimates. All of the above expenses will be borne by the Registrant.

Item 14.      Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides in relevant part that “[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of the person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

Our Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Our Amended and Restated By-laws provide that the Company is required to indemnify and hold harmless its directors, officers, employees and agents in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if the party being indemnified acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such party’s conduct was unlawful. In proceedings by or in the right of the Company, a party seeking to be indemnified may be indemnified if the above standards of conduct are met and to the extent as set forth above, however, if a court judges a party seeking to be indemnified liable to the corporation, no indemnification shall be provided except to the extent that the court deems proper. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise, including without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such party shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

We maintain insurance on behalf of our officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of this status.

The above discussion of the our Certificate of Incorporation, as amended, and Amended and Restated By-laws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation, as amended, Amended and Restated By-laws and statute.

Item 15.      Recent Sales of Unregistered Securities.

The Company sold the securities described below during past three years from the date hereof without being registered under the Securities Act of 1933, as amended (the “Securities Act”):

June and July 2010 Private Placement

On June 10, 2010, we issued to certain accredited investors, convertible subordinated promissory notes aggregating $1.7 million pursuant to a private placement. The notes bear interest at 5% per annum payable upon maturity, which is July 7, 2010, if not previously converted at the option of the holders. The notes are convertible into our Series C Preferred Stock convertible and warrants exercisable at $0.50 per share of our Common Stock.

On June 4, 2010, we issued to a former director and a lender, Mr. Dewey, warrants to purchase 225,000 shares of our Common Stock at an exercise price of $0.50 per share of our Common Stock in consideration of the Director’s agreement to forbear the exercise of his rights under a certain promissory note. The warrants expire in June 2015. Additionally, we issued to an accredited investor and one of our lenders, St-Cloud Partners Capital II, L.P., warrants to purchase an aggregate of 500,000 shares of our Common Stock at an exercise price of $0.50 per share in consideration for waiving certain rights under the investor’s loan agreement in connection with the private placement. The warrants expire in June 2015. Of the 500,000 warrants, 250,000 will vest only in the event that the Company indebtedness owed to the investor is prepaid prior to its stated maturity.

On July 12, 2010, we issued to certain accredited investors 34,167 shares of our Series C Convertible Preferred Stock and warrants to purchase an aggregate of 3,416,692 shares of our Common Stock, at an exercise price of $0.50 per share of our Common Stock, pursuant to a conversion of the aforementioned $1.7 million convertible subordinated promissory notes private placement plus accrued interest. One share of our Series C Preferred Stock is convertible into 100 shares of our common stock. Each share of the Series C Convertible Preferred Stock is convertible, at the option of the holder at any time after issuance. The warrants vest 33% on July 12, 2010 and 33% every year thereafter. Each tranche of warrants expires five years from the date of vesting. Until March 31, 2011, the conversion price of the Series C and exercise price of the warrants is subject to full-ratchet price protection in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock for consideration per share less than the exercise price of the warrants then in effect. The number of shares of Common Stock subject to each shares of Series C Preferred Stock and warrant is subject to adjustment in the event of stock splits, dividends, distributions and similar adjustments to our capital stock

The issuance and sale of the securities in these transactions are exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the investors as required by Regulation D, and the investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

September 2010 Private Placement

On September 29, 2010, we issued to several accredited investors 60,000 shares of our Series D Preferred Stock and warrants to purchase an aggregate of 6,000,000 shares of our Common Stock at an exercise price of $0.50 per share, for an aggregate purchase price of $3,000,000 pursuant to a private placement. In connection with the issuance of the securities, National Securities Corporation, a wholly-owned subsidiary of the Company and the placement agent of the private placement, received cash commissions equal to 6% of the gross amount sold equal to $180,000. Each shares of Series D Preferred Stock is convertible into 100 shares of our common stock, at the option of the holder at any time after issuance. The warrants vest 33% on September 29, 2010 and 33% every year thereafter. Each tranche of warrants expires five years from the date of vesting. Until March 31, 2011, the conversion price of the Series D preferred Stock and exercise price of the warrants is subject to full-ratchet price protection in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock for consideration per share less than the exercise price of the warrants then in effect. The number of shares of Common Stock subject to each share of Series D Preferred Stock and warrant is subject to adjustment in the event of stock splits, dividends, distributions and similar adjustments to our capital stock.

In connection with the private placement, the holders of the Company’s Series C Preferred Stock waived certain rights under the purchase agreement with the Company in consideration of being issued warrant to purchase an aggregate of 250,000 share of the Company’s common stock at an exercise price of $0.50 per share on a pro rata basis. The warrants vest 33% September 29, 2010 and 33% every year thereafter. Each tranche of warrants expires five years from the date of vesting.

The issuance and sale of the securities in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the investors as required by Regulation D, and the investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

December 2010 and February 2011 Private Placement

In December 2010 and February 2011, we issued to accredited investors 3,170,000 shares of our Common Stock and five-year warrants to purchase an aggregate of 3,170,000 shares of our Common Stock at an exercise price of $0.50 per share pursuant to a private placement. We received net proceeds of approximately $1,456,000 after payment of $95,100 of cash commissions to the placement agent, our wholly-owned subsidiary, National Securities Corporation. In addition, we issued to the placement agent five-year warrants to purchase an aggregate of 200,000 shares of our Common Stock at an exercise price of $0.50 per share. The exercise price of the warrants is subject to adjustment for stock splits, stock dividends, recapitalizations and the like.

The sale and issuance of the Units, Investor Warrants and Agent Warrants (and the issuance of shares of Common Stock upon exercise or conversion thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

March, April, and September 2012 Private Placement

Between March and September, 2012, we issued to an accredited investor, National Securities Growth Partners LLC, convertible subordinated promissory notes aggregating $5 million pursuant to a private placement. The notes bear interest at 6% per annum, payable upon maturity or upon conversion, and mature on the earlier of 10 business days after notice of maturity by the holder (which may not be issued prior to August 13, 2013) or March 31, 2015. ). If the Company consummates any equity or equity-link financing without the consent of the respective holders of the notes, such holder’s note will mature as of the date of closing of such financing. The notes are subordinated to existing senior indebtedness of the Company, and secured by any net proceeds received by the Company after paying off any senior indebtedness in the event any holder of senior indebtedness forecloses on the common stock of National Asset Management, Inc. The notes are convertible into an aggregate of 100,000 shares of our Series E Preferred Stock and 10,000,000 warrants, exercisable at $0.50 per share of our Common Stock. The warrants vest 33% on the date of grant and 33% every year thereafter. Each tranche of warrants expires five years from the date of vesting. Shares of our Series E Preferred Stock are convertible, at the option of the holder at any time after issuance for 100 shares of our Common Stock. From the date of the purchase agreement until December 30, 2012, the conversion price of the warrants and the Series E Preferred Stock was subject to full-ratchet price protection (subject to a minimum of $0.10 per share) in the event the Company issues or sells, or is deemed to have issued or sold, subject to certain standard exceptions, any shares of its Common Stock for consideration per share less than the conversion price of the Series E Preferred Stock then in effect.

In September 2012, we issued to an accredited investor, Mr. Riley, a subordinated promissory note of $1 million. The note bears interest at 10% and matures on the earlier of 10 business days after notice of maturity by the holder (which may not be issued prior to August 13, 2013) or March 31, 2015. ). If the Company consummates any equity or equity-link financing without the consent of holder of the note, such note will mature as of the date of closing of such financing.

The issuance and sale of the securities in this private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to the investors as required by Regulation D, and the investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

January 2013 Private Placement

On January 24, 2013, we issued to certain accredited investors, 29,450,000 shares of our Common Stock pursuant to a private placement consideration of $8.8 million.

The transactions contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and Regulation D of the Securities Act. We have furnished certain information to the investors as required by Regulation D, and the investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

August 2013 Private Placement

On August 30, 2013, we issued to certain accredited investors, 10,583,350 shares of our Common Stock pursuant to a private placement consideration of approximately $3.75 million.

The transactions contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and Regulation D of the Securities Act. We have furnished certain information to the investors as required by Regulation D, and the investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Other Transactions

On April 1, 2010, we issued 125,000 shares of our Common Stock to satisfy certain claims. The fair value of the shares amounted to $65,000, based on the quoted trading price of our shares at the settlement date.

On November 15, 2011, we issued 1,500,000 shares of our common stock to satisfy certain claims. The fair value of the shares amounted to $450,000, based on the quoted trading price of our shares at the settlement date.

On August 28, 2012, we issued 340,854 and 126,188 shares of our common stock to two current directors, Mr. Sokolow and Mr. Goldwasser, respectively in satisfaction of obligations under their then amended employment agreements. The fair value of the shares amounted to $65,000, based on the quoted trading price of our shares at the issuance date.

On February 14, 2013, we issued 600,000 shares of our common stock to satisfy certain claims, the fair value of the shares amounted to $125,000, based on the quoted trading price of our shares at the settlement date.

On March 4, 2013, we issued 400,000 shares of our common stock to satisfy certain claims. The fair value of the shares amounted to $182,000, based on the quoted trading prices of our shares at the settlement date.

The transactions contemplated are exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and Regulation D of the Securities Act. We have furnished certain information to the investors as required by Regulation D, and the investors have provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

Item 16.     Exhibits and Financial Statement Schedules.

(a)     Exhibits.

2.1

Agreement and Plan of Merger, dated as of June 20, 2013, among the Company, National Acquisition Corp. and Gilman Ciocia, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 21, 2013; File No. 001-12629).

2.1

Amendment, dated August 8, 2013, by and among the Company, National Acquisition Corp and Gilman Ciocia, Inc., (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 31, 2013; File No. 001-12629).

3.1	The Company's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10--Q filed on May 17, 2004; File No. 001-12629).

3.2

Certificate of Amendment to the Company's Certificate of Incorporation (incorporated by reference to Exhibit 3.6 to the Company’s Quarterly Report on Form 10--Q filed on May 10, 2006; File No. 001-12629).

3.3

Certificate of Amendment to the Company's Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on June 17, 2008; File No. 001-12629).

3.4

Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10--Q filed on May 17, 2004; File No. 001-12629).

3.5

Certificate of Amendment to the Company's Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.7 to the Company’s Quarterly Report on Form 10--Q filed on May 10, 2006; File No. 001-12629).

3.6

Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on January 18, 2006; File No. 001-12629).

3.7

Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on June 18, 2006; File No. 001-12629).

3.8	Certificate of Elimination of Series B Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on December 23, 2011.

3.9

Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K filed on July 14, 2010; File No. 001-12629).

3.10

Certificate of Correction to the Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K filed on July 14, 2010; File No. 001-12629).

3.11

Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.10 to the Company’s Current Report on Form 8-K filed on October 5, 2010; File No. 001-12629).

3.12

Certification of Designation, , Preferences and Rights of Series E Preferred Stock ((incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 4, 2012; File No. 001-12629).

3.13	The Company's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10--Q filed on February 13, 2002; File No. 001-12629).

4.1	Form of Warrant, dated July 12, 2010 (incorporated by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K filed on July 14, 2010; File No. 001-12629).

4.2	Form of Warrant, dated September 29, 2010 (incorporated by reference to Exhibit 4.10 to the Company’s Current Report on Form 8-K filed on October 5, 2010; File No. 001-12629).

5.1	Opinion of Troutman Sanders LLP as to the legality of the securities being registered (Previously filed).

10.1	Office lease, Seattle, Washington (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed on December 21, 1999; File No. 001-12629).

10.2*	2006 Stock Option Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed on January 26, 2006; File No. 001-12629).

10.3*	2008 Stock Option Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed on January 24, 2008; File No. 001-12629).

10.4*	2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on September 19, 2013; File No. 333-191253).

10.5*

Co-Executive Chairman and Chief Executive Officer Compensation Plan, dated June 7, 2013, between National Holdings Corporation and Mark D. Klein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 12, 2013; File No. 001-12629).

10.6*

Co-Executive Chairman Compensation Plan, dated June 20, 2013, between National Holdings Corporation and Robert B. Fagenson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 26, 2013; File No. 001-12629).

10.7*

Employment Agreement, dated as of July 1, 2008, by and between the Company and Mark Goldwasser, (incorporated by reference to Exhibit 10.36 to the Company’s Current Report on Form 8-K filed on July 2, 2008; File No. 001-12629).

10.8*

Amendment No. 1 to Employment Agreement, dated as of November 23, 2009, by and between the Company and Mark Goldwasser (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on December 29, 2009; File No. 001-12629).

10.9*

 Letter Agreement, dated as of November 23, 2009, by and between the Company and Mark Goldwasser (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on December 29, 2009; File No. 001-12629).

10.10*

Amendment to Employment Agreement, dated June 20 2013, between National Holdings Corporation and Mark Goldwasser (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 26, 2013; File No. 001-12629).

10.11*

Option Agreement, dated as of July 1, 2008, by and between the Company and Mark Goldwasser (incorporated by reference to Exhibit 10.39 to the Company’s Current Report on Form 8-K filed on July 2, 2008; File No. 001-12629).

10.12*

Employment Agreement, dated as of July 1, 2008, by and between the Company and Alan B. Levin (incorporated by reference to Exhibit 10.38 to the Company’s Current Report on Form 8-K filed on July 2, 2008; File No. 001-12629).

10.13*

Termination Agreement, dated as of July 1, 2008, by and between vFinance, Inc. and Leonard J. Sokolow (incorporated by reference to Exhibit 10.42 to the Company’s Current Report on Form 8-K filed on July 2, 2008; File No. 001-12629).

10.14

Securities Purchase Agreement, dated as of July 12, 2010 by and between National Holdings Corporation and the investors signatory thereto (incorporated by reference to Exhibit 10.35 to the Company’s Current Report on Form 8-K filed on July 14, 2013; File No. 001-12629).

10.15

Registration Rights Agreement, dated as of July 12, 2010 by and between National Holdings Corporation and the investors signatory thereto (incorporated by reference to Exhibit 10.36 to the Company’s Current Report on Form 8-K filed on July 14, 2013; File No. 001-12629).

10.16

OPN Joint Venture Limited Liability Company Operating Agreement, by and between National Holdings Corporation and Opus Point Partners, LLC, effective as of January 14, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 24; File No. 001-12629).

10.17

Interim Funding and Services Agreement, by and among National Securities Corporation, National Holdings Corporation and OPN Holdings, LLC, effective January 14, 2011 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 24; File No. 001-12629).

10.18

Placement Agency Agreement, dated as of December 6, 2011, by and between OPN Capital Markets and TG Therapeutics, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 6, 2012; File No. 001-12629).

10.19

Transfer of Ownership of OPN Holdings, LLC Joint Venture, dated as of April 4, 2013, by and between Michael S. Weiss and Opus Point Partners, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 4, 2013).

10.18

Securities Purchase Agreement, dated as of January 24, 2013, by and among National Holdings Corporation and the purchasers signatory thereto previously (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on January 31, 2013; File No. 001-12629).

10.19

Registration Rights Agreement, dated as of January 24, 2013, by and among national Holdings Corporation and the purchasers signatory thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed on January 31, 2013; File No. 001-12629).

10.20

Conversion and Exchange Agreement, dated as of January 24, 2013, by and among National Holdings Corporation and the holders of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K/A filed on January 31, 2013; File No. 001-12629).

10.21

Conversion and Exchange Agreement, dated as of January 24, 2013, by and between National Holdings Corporation and National Securities Growth Partners LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K/A filed on January 31, 2013; File No. 001-12629).

10.22

Warrant Exchange Agreement, dated as of January 24, 2013, by and between National Holdings Corporation and the holders of warrants signatory thereto (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K/A filed on January 31, 2013; File No. 001-12629).

10.23

Form of Voting and Support Agreement entered into as of June 20, 2013, among the Company, National Acquisition Corp. and certain stockholders of Gilman Ciocia, Inc., (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on June 21, 2013; File No. 001-12629).

10.24

Securities Purchase Agreement, dated as of August 28, 2013, by and among National Holdings Corporation and the purchasers signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on August 30, 2013; File No. 001-12629).

10.25

Registration Rights Agreement, dated as of August 28, 2013, by and among national Holdings Corporation and the purchasers signatory thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed on August 30, 2013; File No. 001-12629).

14.	The Code of Ethics filed as Exhibit 14 to Form 10-K in December 2003 and hereby incorporated by reference.

21.	Subsidiaries of Registrant, incorporated by reference to Exhibit 21 to the Company’s Annual report on Form 10-K filed on December 27, 2013; File No. 001-12629.)

23.1	Consent of RBSM, LLP (Filed herewith).

23.2	Consent of Liggett, Vogt & Webb P.A. (Filed herewith)

23.3	Consent of Troutman Sanders LLP (Inlcuded in Exhibit 5.1)

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase

101.DEF**	XBRL Taxonomy Extension Definition Linkbase

101.LAB**	XBRL Taxonomy Extension Label Linkbase

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase

*Compensatory agreements** Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

Item 17.     Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of January, 2014.

National Holdings Corporation

By:	/s/ Mark D. Klein
Mark D. Klein
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-3 has been signed below by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date

/s/ Mark D. Klein	Chief Executive Officer and Co-Executive Chairman (principal executive officer)	January 31, 2014
Mark D. Klein

Co-Executive Chairman
Robert Fagenson

/s/ Alan B. Levin	Chief Financial Officer (principal financial and accounting officer)	January 31, 2014
Alan B. Levin

President and Director
Mark Goldwasser

*	Director	January 31, 2014
Leonard J. Sokolow

Director
Frank S. Plimpton

*	Director	January 31, 2014
Salvatore Giardina

Director
Peter Zurkow

*	Director	January 31, 2014
William Lerner

*	Director	January 31, 2014
Frederic B. Powers III

*	Director	January 31, 2014
James Ciocia

*	Director	January 31, 2014
Frederick Wasserman

* By:	/s/ Mark D. Klein	January 31, 2014
Mark D. Klein
Attorney-in-fact

INDEX TO EXHIBITS

2.1

Agreement and Plan of Merger, dated as of June 20, 2013, among the Company, National Acquisition Corp. and Gilman Ciocia, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 21, 2013; File No. 001-12629).

2.1

Amendment, dated August 8, 2013, by and among the Company, National Acquisition Corp and Gilman Ciocia, Inc., (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 31, 2013; File No. 001-12629).

3.1	The Company's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10--Q filed on May 17, 2004; File No. 001-12629).

3.2

Certificate of Amendment to the Company's Certificate of Incorporation (incorporated by reference to Exhibit 3.6 to the Company’s Quarterly Report on Form 10--Q filed on May 10, 2006; File No. 001-12629).

3.3

Certificate of Amendment to the Company's Certificate of Incorporation (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on June 17, 2008; File No. 001-12629).

3.4

Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10--Q filed on May 17, 2004; File No. 001-12629).

3.5

Certificate of Amendment to the Company's Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.7 to the Company’s Quarterly Report on Form 10--Q filed on May 10, 2006; File No. 001-12629).

3.6

Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on January 18, 2006; File No. 001-12629).

3.7

Certificate of Designations, Preferences, and Relative Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on June 18, 2006; File No. 001-12629).

3.8	Certificate of Elimination of Series B Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on December 23, 2011.

3.9

Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K filed on July 14, 2010; File No. 001-12629).

INDEX-1

3.10

Certificate of Correction to the Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K filed on July 14, 2010; File No. 001-12629).

3.11

Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.10 to the Company’s Current Report on Form 8-K filed on October 5, 2010; File No. 001-12629).

3.12

Certification of Designation, , Preferences and Rights of Series E Preferred Stock ((incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 4, 2012; File No. 001-12629).

3.13	The Company's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10--Q filed on February 13, 2002; File No. 001-12629).

4.1	Form of Warrant, dated July 12, 2010 (incorporated by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K filed on July 14, 2010; File No. 001-12629).

4.2	Form of Warrant, dated September 29, 2010 (incorporated by reference to Exhibit 4.10 to the Company’s Current Report on Form 8-K filed on October 5, 2010; File No. 001-12629).

5.1	Opinion of Troutman Sanders LLP as to the legality of the securities being registered (Previously filed).

10.1	Office lease, Seattle, Washington (incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed on December 21, 1999; File No. 001-12629).

10.2*	2006 Stock Option Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed on January 26, 2006; File No. 001-12629).

10.3*	2008 Stock Option Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed on January 24, 2008; File No. 001-12629).

10.4*	2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on September 19, 2013; File No. 333-191253).

10.5*

Co-Executive Chairman and Chief Executive Officer Compensation Plan, dated June 7, 2013, between National Holdings Corporation and Mark D. Klein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 12, 2013; File No. 001-12629).

10.6*

Co-Executive Chairman Compensation Plan, dated June 20, 2013, between National Holdings Corporation and Robert B. Fagenson (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 26, 2013; File No. 001-12629).

10.7*

Employment Agreement, dated as of July 1, 2008, by and between the Company and Mark Goldwasser, (incorporated by reference to Exhibit 10.36 to the Company’s Current Report on Form 8-K filed on July 2, 2008; File No. 001-12629).

INDEX-2

10.8*

Amendment No. 1 to Employment Agreement, dated as of November 23, 2009, by and between the Company and Mark Goldwasser (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on December 29, 2009; File No. 001-12629).

10.9*

 Letter Agreement, dated as of November 23, 2009, by and between the Company and Mark Goldwasser (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on December 29, 2009; File No. 001-12629).

10.10*

Amendment to Employment Agreement, dated June 20 2013, between National Holdings Corporation and Mark Goldwasser (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 26, 2013; File No. 001-12629).

10.11*

Option Agreement, dated as of July 1, 2008, by and between the Company and Mark Goldwasser (incorporated by reference to Exhibit 10.39 to the Company’s Current Report on Form 8-K filed on July 2, 2008; File No. 001-12629).

10.12*

Employment Agreement, dated as of July 1, 2008, by and between the Company and Alan B. Levin (incorporated by reference to Exhibit 10.38 to the Company’s Current Report on Form 8-K filed on July 2, 2008; File No. 001-12629).

10.13*

Termination Agreement, dated as of July 1, 2008, by and between vFinance, Inc. and Leonard J. Sokolow (incorporated by reference to Exhibit 10.42 to the Company’s Current Report on Form 8-K filed on July 2, 2008; File No. 001-12629).

10.14

Securities Purchase Agreement, dated as of July 12, 2010 by and between National Holdings Corporation and the investors signatory thereto (incorporated by reference to Exhibit 10.35 to the Company’s Current Report on Form 8-K filed on July 14, 2013; File No. 001-12629).

10.15

Registration Rights Agreement, dated as of July 12, 2010 by and between National Holdings Corporation and the investors signatory thereto (incorporated by reference to Exhibit 10.36 to the Company’s Current Report on Form 8-K filed on July 14, 2013; File No. 001-12629).

10.16

OPN Joint Venture Limited Liability Company Operating Agreement, by and between National Holdings Corporation and Opus Point Partners, LLC, effective as of January 14, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 24; File No. 001-12629).

10.17

Interim Funding and Services Agreement, by and among National Securities Corporation, National Holdings Corporation and OPN Holdings, LLC, effective January 14, 2011 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 24; File No. 001-12629).

10.18

Placement Agency Agreement, dated as of December 6, 2011, by and between OPN Capital Markets and TG Therapeutics, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 6, 2012; File No. 001-12629).

INDEX-3

10.19

Transfer of Ownership of OPN Holdings, LLC Joint Venture, dated as of April 4, 2013, by and between Michael S. Weiss and Opus Point Partners, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 4, 2013).

10.18

Securities Purchase Agreement, dated as of January 24, 2013, by and among National Holdings Corporation and the purchasers signatory thereto previously (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on January 31, 2013; File No. 001-12629).

10.19

Registration Rights Agreement, dated as of January 24, 2013, by and among national Holdings Corporation and the purchasers signatory thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed on January 31, 2013; File No. 001-12629).

10.20

Conversion and Exchange Agreement, dated as of January 24, 2013, by and among National Holdings Corporation and the holders of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K/A filed on January 31, 2013; File No. 001-12629).

10.21

Conversion and Exchange Agreement, dated as of January 24, 2013, by and between National Holdings Corporation and National Securities Growth Partners LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K/A filed on January 31, 2013; File No. 001-12629).

10.22

Warrant Exchange Agreement, dated as of January 24, 2013, by and between National Holdings Corporation and the holders of warrants signatory thereto (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K/A filed on January 31, 2013; File No. 001-12629).

10.23

Form of Voting and Support Agreement entered into as of June 20, 2013, among the Company, National Acquisition Corp. and certain stockholders of Gilman Ciocia, Inc., (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on June 21, 2013; File No. 001-12629).

10.24

Securities Purchase Agreement, dated as of August 28, 2013, by and among National Holdings Corporation and the purchasers signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on August 30, 2013; File No. 001-12629).

10.25

Registration Rights Agreement, dated as of August 28, 2013, by and among national Holdings Corporation and the purchasers signatory thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed on August 30, 2013; File No. 001-12629).

14.	The Code of Ethics filed as Exhibit 14 to Form 10-K in December 2003 and hereby incorporated by reference.

21.	Subsidiaries of Registrant, incorporated by reference to Exhibit 21 to the Company’s Annual report on Form 10-K filed on December 27, 2013; File No. 001-12629.)

INDEX-4

23.1	Consent of RBSM, LLP (Filed herwwith).

23.2	Consent of Liggett, Vogt & Webb P.A.

23.3	Consent of Troutman Sanders LLP (Inlcuded in Exhibit 5.1)

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase

101.DEF**	XBRL Taxonomy Extension Definition Linkbase

101.LAB**	XBRL Taxonomy Extension Label Linkbase

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase

*Compensatory agreements** Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.

INDEX-5